As filed with the Securities and Exchange Commission on April 7, 2000
                                                  Registration No. 333-_________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         VOLKSWAGEN DEALER FINANCE, LLC

                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                        ------------------------------

             Delaware                           [___________]
   (Registrant's State or other         (Registrant's I.R.S. Employer
 jurisdiction of incorporation or            Identification No.)
       organization)

         3800 Hamlin Road                       Allen Strang
      Auburn Hills, MI  48326             Assistant General Counsel
          (248) 340-5000                       VW Credit, Inc.
                                              3800 Hamlin Road
                                        Auburn Hills, Michigan 48326
                                               (248) 340-5000

   (Address, including zip code,     (Name, address, including zip code,
       and telephone number,                and telephone number
  zip code, and telephone number,           including area code,
   principal executive offices)             of agent for service)

                              -------------------
                                   Copies to:

          Marc L. Klyman                      Stuart M. Litwin

          Mayer, Brown & Platt                Mayer, Brown & Platt
          190 South La Salle Street           190 South La Salle Street
          Chicago, Illinois 60603             Chicago, Illinois 60603
          (312) 701-8053                      (312) 701-7373

                              -------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities
 Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum              Proposed
 Title of Each Class of securities        Amount to be       aggregate offering        maximum aggregate          Amount of
         to be Registered                  registered        price per unit (1)        offering price(1)       registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Dealer Loan Backed Notes                    $1,000,000            100%                    $1,000,000                $264
-----------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for purposes of calculating the registration fee.

                              -------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             PRELIMINARY PROSPECTUS
             SUBJECT TO COMPLETION, DATED [___________] [__], 2000

                               $[_______________]

                   Volkswagen Credit Auto Master Owner Trust

$[_____________] Floating Rate Dealer Loan Backed Notes, Class A, Series 2000-1 $[_____________] Floating Rate Dealer Loan Backed Notes, Class B, Series 2000-1

                         Volkswagen Dealer Finance, LLC
                                   Transferor

                                VW Credit, Inc.
                                    Servicer

The trust will issue the following classes of Series 2000-1 Notes:

                                                      CLASS A NOTES                  CLASS B NOTES
Principal amount............................                $                              $
Interest rate...............................     [One-Month LIBOR] plus         [One-Month LIBOR] plus
                                                     [__]% per year                 [__]% per year
Interest payment dates......................       Monthly on the 20th,           Monthly on the 20th,
                                                    beginning __, 2000             beginning __, 2000
Expected principal payment date.............              200                            200
Legal maturity date.........................              200                            200
Price to public.............................           $(or   %)                      $(or   %)
Underwriting discount.......................           $(or   %)                      $(or   %)
Proceeds to issuer..........................           $(or   %)                      $(or   %)

 The trust has applied to list the Series 2000-1 Notes on the Luxembourg Stock
                  Exchange in accordance with the rules of the
                           Luxembourg Stock Exchange.

Trust Assets:

 . The primary assets of the trust consist of a revolving pool of receivables arising under selected automobile dealer revolving floor plan financing agreements by retail automobile dealers to finance their inventory of new and used automobiles and light duty trucks, payments due on those receivables and other property described in this prospectus.

 . The notes will represent indebtedness secured by the assets of the trust only and will be paid only from the assets of the trust. The notes do not represent obligations of or interests in, and are not guaranteed by, Volkswagen AG, Volkswagen of America, Inc., VW Credit, Inc. or Volkswagen Dealer Finance, LLC.

Credit Enhancement:

 .  The certificates issued by the trust are subordinate to the Series 2000-1
   Notes to the extent of the available subordinated amount, which is initially $[ ], assuming the incremental subordinated amount is zero.

 .  A reserve account, with an initial balance of $[           ].

 . The Class B notes are subordinated to the Class A notes. Subordination of the Class B notes provides additional credit enhancement to the Class A Notes.


   Investing in the notes involves risks. Before you purchase any of the notes, you should carefully consider the "Risk Factors" beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Morgan Stanley Dean Witter

[_______] [__], 2000

                 WHERE TO FIND INFORMATION IN THIS PROSPECTUS

     You can find a list of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" which appears at the end of this prospectus.

     We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

     You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus is accurate on any date other than the date stated on its cover.

                    LIMITATIONS ON OFFERS OR SOLICITATIONS

     We are not offering the Series 2000-1 Notes in any state where the offer is not permitted.

     We do not intend this document to be an offer or solicitation:

          (a) if used in a jurisdiction in which such offer or solicitation is not authorized;

          (b) if the person making the offer or solicitation is not qualified to do so; or

          (c) if the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

     [The Series 2000-1 Notes may not be publicly offered or sold in the Grand-Duchy of Luxembourg, except for the Series 2000-1 Notes for which the requirements of Luxembourg law concerning public offering of securities have been met. The Series 2000-1 Notes are offered to a limited number of sophisticated investors, in all cases under circumstances designed to preclude a distribution that would be other then a private placement. This prospectus may not be reproduced or used for any purpose, nor be furnished to any other person other than those to whom copies have been sent.]

       TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE SERIES 2000-1 NOTES

     The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series 2000-1 Notes. Such transactions may include stabilizing and the purchase of the Series 2000-1 Notes to cover syndicate short positions. For a description of these activities see "UNDERWRITING". The Series 2000-1 Notes will be offered by the Underwriters, subject to prior sale, if and when they are issued to and accepted by them. The Underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice.

                               TABLE OF CONTENTS
                               -----------------
                               [To Be Conformed]

                                                                                              Page
                                                                                              ----
TRANSACTION SUMMARY..............................................................................1

SUMMARY......................................................................................... 2
     The Parties................................................................................ 2
     Closing Date............................................................................... 2
     Initial Cut-Off Date....................................................................... 2
     The Notes.................................................................................. 2
     Payment Dates.............................................................................. 2
     Interest................................................................................... 3
     Yield Supplement Account................................................................... 3
     Principal.................................................................................. 3
     Revolving Period........................................................................... 4
     Accumulation Period........................................................................ 4
     Early Amortization Period.................................................................. 4
     Credit Enhancement......................................................................... 4
     Other Securities........................................................................... 5
     Assets of the Trust........................................................................ 5
     Collections................................................................................ 6
     Allocation of Cash Flows................................................................... 6
     Servicing Fees............................................................................. 6
     Optional Repurchase........................................................................ 6
     Book-Entry Registration.................................................................... 6
     Tax Status................................................................................. 7
     ERISA Considerations....................................................................... 7
     Ratings.................................................................................... 7
     Listing.................................................................................... 7

RISK FACTORS.................................................................................... 8
     Class B Notes are Subject to Greater Credit Risk than the Class A Notes Because the
          Class B Notes are Subordinated to the Class A Notes................................... 8
     Dependence on Other Series' Allocated Principal Collections May Result in Late
          Payment of Series 2000-1 Note Principal............................................... 8
     Early Amortization of Series 2000-1 Notes May Result in Early, Late and/or
          Reduced Payment of Series 2000-1 Notes................................................ 8
     The Class A Note Rate and Class B Note Rate are limited by the Assets Receivables
           Rate................................................................................. 9
     The Trust may not be able to make up a Deficiency in Interest Payments due to Basis
          Risk.................................................................................. 9
     The Trust Assets Are Limited to the Receivables and Any Forms of Credit
          Enhancement...........................................................................10
     Certain Actions May Require A Specified Percentage of Notes................................10
     Dealer Concentration May Result in Larger Losses From a Single Dealer Default..............10

                                                                                           Page
                                                                                           ----
     Receivables May Be Uncollectible Due to Superior Interests..............................11
     Receivables May Be Unsecured Due to Sales Out of Trust..................................11
     A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the
          Series 2000-1 Notes................................................................11
     Failure of VCI to Create Sufficient New Receivables May Result in the Trust
          Holding Assets with a Lower Yield..................................................12
     Failure of [___________] Distributors to Repurchase Vehicles from Terminated
          Dealers May Result in Increased Losses on the Receivables..........................14
     The Failure of Dealers to Make Payments on the Receivables Could Delay or
          Reduce Payments on the Notes.......................................................14
     Failure of VCI or the Transferor to Fulfill its Repurchase Obligations May
          Adversely Affect the Trust.........................................................14
     Geographic Concentration May Increase Risk of Loss......................................15
     The Trust Has Limited Restrictions on Issuing Additional Series of Notes................15
     Ability to Change Terms of the Accounts.................................................15
     [Potential Delays in Payments Due to Year 2000 Noncompliance............................15
     Limited Ability to Resell the Series 2000-1 Notes.......................................16
     The Ratings on the Series 2000-1 Notes Are Limited in Scope.............................16
     You Will Not Receive Physical Certificates Representing the Series 2000-1 Notes.........16

VOLKSWAGEN AG, VOLKSWAGEN OF AMERICA, INC. AND VW
     CREDIT, INC.............................................................................18
     Volkswagen AG...........................................................................18
     Volkswagen of America, Inc..............................................................18
     VW Credit, Inc..........................................................................18

THE TRANSFEROR...............................................................................19

THE TRUST....................................................................................19
     General.................................................................................19
     Capitalization of the Trust.............................................................21
     The Owner Trustee.......................................................................22

USE OF PROCEEDS..............................................................................22

THE DEALER FLOOR PLAN FINANCING BUSINESS.....................................................22
     General.................................................................................22
     Creation of Receivables.................................................................23
     Credit Underwriting Process.............................................................23
     Payment Terms...........................................................................24
     Billing and Collection Procedures.......................................................25
     Revenue Experience......................................................................25
     Relationship with VWOA..................................................................25
     Dealer Monitoring.......................................................................26

                                                                                           Page
                                                                                           ----
     "Dealer Default" Status and VCI's Write-Off Policy......................................27
     The Loan Portfolio......................................................................27

THE ACCOUNTS.................................................................................28
     General.................................................................................28
     Loss Experience.........................................................................29
     Aging Experience........................................................................30
     Geographic Distribution.................................................................31

MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS................................................31

THE SERIES 2000-1 NOTES......................................................................32
     General.................................................................................32
     Interest................................................................................33
     Principal...............................................................................34
     Collection Account......................................................................37
     Allocation of Collections; Deposits in Collection Account...............................41
     Excess Funding Account..................................................................42
     Allocation Percentages..................................................................43
     Allocation of Collections; Limited Subordination of Certificates........................45
     Trust Distributions.....................................................................46
     Distributions from the Collection Account for Series 2000-1 Notes; Reserve
          Account; Yield Supplement Account..................................................47
     Available Subordinated Amount...........................................................51
     Principal Collections...................................................................52
     Excess Principal Collections............................................................53
     Series 2000-1 Principal Funding Account.................................................53
     Distributions to Series 2000-1 Noteholders..............................................53
     Series 2000-1 Noteholder Charge-Offs....................................................55
     Early Amortization Events...............................................................55
     Stated Maturity Date....................................................................58
     Payment Event of Default................................................................59
     Optional Repurchase.....................................................................59
     Reports.................................................................................60
     The Indenture and the Series 2000-1 Supplement..........................................61
     New Issuances...........................................................................68
     The Indenture Trustee...................................................................68
     Book-entry Registration.................................................................69
     Definitive Notes........................................................................72
     Luxembourg Paying Agent Agreement.......................................................73
     Definitions.............................................................................74

THE TRANSFER AND SERVICING AGREEMENTS........................................................80
     Receivables Purchase Agreement..........................................................81

                                                                            Page
                                                                            ----
     Conveyance of Receivables and Collateral Security......................  83
     Representations and Warranties by the Transferor.......................  84
     Eligible Accounts and Eligible Receivables.............................  86
     Ineligible Receivables.................................................  88
     Addition of Accounts...................................................  88
     Removal of Accounts....................................................  90
     The Certificates.......................................................  94
     Defaulted Receivables and Recoveries...................................  94
     Termination; Fully Funded Date.........................................  95
     Indemnification........................................................  96
     Collection and Other Servicing Procedures..............................  98
     Servicer Covenants.....................................................  99
     Servicing Compensation and Payment of Expenses.........................  99
     Certain Matters Regarding the Servicer................................. 100
     Servicing Default...................................................... 101
     Rights upon Servicing Default.......................................... 102
     Waiver of Past Defaults................................................ 103
     Evidence as to Compliance.............................................. 103
     Amendments............................................................. 103
     Intercreditor Arrangements............................................. 104
     Administration Agreement............................................... 105

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.................................... 105
     Transfer of Receivables................................................ 105

CERTAIN MATTERS RELATING TO BANKRUPTCY...................................... 107

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................... 108
     General................................................................ 108
     Tax Characterization of the Trust and the Series 2000-1 Notes.......... 109
     Consequences to Holders of the Series 2000-1 Notes..................... 110

STATE AND LOCAL TAX CONSEQUENCES............................................ 112

ERISA CONSIDERATIONS........................................................ 113

UNDERWRITING................................................................ 114

LEGAL OPINIONS.............................................................. 116

LISTING AND GENERAL INFORMATION............................................. 116
     Authorization.......................................................... 116
     Luxembourg Listing..................................................... 116
     Clearing Systems....................................................... 116

                                                                            Page
                                                                            ----
     No Litigation.......................................................... 117
     No Significant or Material Change...................................... 117
     Documents Available.................................................... 117
     Governing Law.......................................................... 117
     Notices................................................................ 117
     Publication of Interest Rates for the Class A Note Rates
      and the Class B Note Rates............................................ 118

WHERE YOU CAN FIND MORE INFORMATION......................................... 118

INCORPORATION BY REFERENCE.................................................. 119

INDEX OF TERMS..............................................................   1

                              TRANSACTION SUMMARY

Trust:                    Volkswagen Credit Auto Master Owner Trust
Transferor:               Volkswagen Dealer Finance, LLC
Originator:               VW Credit, Inc.
Servicer:                 VW Credit, Inc.
Indenture Trustee:        [_____________]
Owner Trustee:            [_____________]
Luxembourg Paying Agent:  [_____________]
Closing Date:             ___________, 2000
Clearance and Settlement: DTC/Clearstream/Euroclear
Primary Trust Assets:     Receivables arising from automobile dealer floor plan
                          financing agreements

NOTE STRUCTURE                AMOUNT  % OF TOTAL SERIES
Class A                         $             %
Class B                         $             %
Annual Servicing Fee Rate:                    %


                                                CLASS A                         CLASS B
Anticipated Ratings:*                          [Aaa/AAA]                         [A2/A]
 ([Moody's/Standard & Poor's]
Credit Enhancement:                         subordination of                subordination of
                                        Class B/reserve account             reserve account
Interest Rate:                         [One-Month LIBOR] plus          [One-Month LIBOR] plus
                                              [ ]% per year                   [ ]% per year
Interest Accrual Method:                      [actual/360]                    [actual/360]
Interest Payment Dates:                      monthly (20th)                  monthly (20th)
Interest Rate Index Reset Date:        [2 London business days          [2 London business days
                                     before each interest payment    before each interest payment
                                                 date]                           date]
First Interest Payment Date:                   , 2000                          , 2000
Expected Principal Payment
 Date:                                         , 200_                          , 200_
Commencement of
 Accumulation Period (subject to
 adjustment):                                  , 200_                          , 200_
Legal Final Maturity Date:                     , 200_                          , 200_

*  It is a condition to issuance that one of these ratings be obtained.

-------------------------------------------------------------------------------

                                    SUMMARY

This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the Series 2000-1 Notes. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Series 2000-1 Notes, carefully read this entire prospectus.


The Parties

Issuer/Trust

Volkswagen Credit Auto Master Owner Trust, a Delaware business trust formed by the Transferor and the Owner Trustee.

Transferor

Volkswagen Dealer Finance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Volkswagen of America, Inc.

Servicer

VW Credit, Inc., a Delaware corporation and a wholly-owned subsidiary of Volkswagen of America, Inc. and an indirect subsidiary of Volkswagen AG.

Owner Trustee

[_______________________________].

Indenture Trustee

[_______________________________].

Luxembourg Paying Agent

[_______________________________].


 Closing Date

The closing date of the transaction will be [___________________].

Initial Cut-Off Date

[______________].

The trust will issue the following classes of Series 2000-1 Notes:

                       Aggregate
                       Principal
    Class               Amount
---------------      ---------------
Class A Notes        $
                      -------------
Class B Notes        $
                      -------------

Only the Series 2000-1 Notes are being offered by this prospectus. The trust also has issued certificates which are not being offered for sale by this prospectus and are currently held by the Transferor. The trust may issue additional series of notes after the issuance of the Series 2000-1 Notes. Interest and principal will be paid on the Series 2000-1 Notes as follows:

Payment Dates

Payments on the Series 2000-1 Notes will generally be made on the 20th day of each month or, if such day is not a business day, on the next succeeding business day.

-------------------------------------------------------------------------------

Interest

The Class A Notes will bear interest at [one-month LIBOR as determined each month] plus ___% per annum or, if lower, the Assets Receivables Rate.

The Class B Notes will bear interest at [one-month LIBOR as determined each month] plus ___% per annum or, if lower, the Assets Receivables Rate.

The Assets Receivables Rate is based on the interest rates on the receivables and investment earnings on amounts on deposit in certain amounts of the trust. If the interest rate on the Class A Notes and the Class B Notes, which is based on LIBOR, exceeds the Assets Receivables Rate, then the interest rate on the Class A Notes and the Class B Notes, as applicable, will be adjusted to equal the Assets Receivables Rate.

For each class of the Series 2000-1 Notes, interest will be calculated as follows:

Principal                Number of days
balance at end         in interest period
of prior monthly     X -------------------  X interest rate
interest period               360

Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period will begin on and include the closing date.

Payment of interest on the Class B Notes is subordinate to the payment of interest on the Class A Notes. No interest will be paid on the Class B Notes on any payment date unless all interest payable on the Class A Notes has been paid.

Yield Supplement Account

A Yield Supplement Account will be established and maintained in the name of the indenture trustee for the benefit of the holders of the Series 2000-1 Notes. On the closing date $_______ will be deposited into the Yield Supplement Account. The Yield Supplement Account Required Amount for any payment date will equal ___% of the outstanding principal balance of Series 2000-1 Notes for the payment date after giving effect to the change in principal balance on such payment date.

If on any payment date the interest rate on the Class A Notes or Class B Notes has been adjusted to the Assets Receivables Rate, then amounts on deposit in the Yield Supplement Account will be available to pay any interest that would have been payable to the holders of the Class A Notes or Class B Notes had the interest rate for such payment date on the Class A Notes or Class B Notes been calculated based on LIBOR.

Principal

Principal of the Class A Notes and the Class B Notes is expected to be paid in full on the _________ 200_ payment date. However:

 . special circumstances could cause principal to be paid earlier or later or in reduced amounts. See "MATURITY AND PRINCIPAL PREPAYMENT CONSIDERATIONS";

 . no principal will be paid on the Class B Notes until the Class A Notes are paid in full.

If not previously paid, the outstanding principal amount of the Class A Notes and

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the Class B Notes will be payable in full on their stated final maturity dates as follows:

Class A Notes
[_____________________]
Class B Notes
[_____________________]

Revolving Period

The notes will have a revolving period during which no principal will be paid on the notes. The revolving period will begin at the close of business on the closing date and end when the accumulation period for the notes begins. The revolving period will end if an early amortization period that is not terminated begins.

Accumulation Period

The notes will have an accumulation period, unless an early amortization period that is not terminated begins before the start of the accumulation period. The accumulation period will be a period of [one to three] months long. No principal payments will be made on the notes during the accumulation period. The entire principal balance of the notes is expected to be paid on the ________ 200_ payment date, the first payment date following the end of the accumulation period.

Early Amortization Period

The notes may have an early amortization period if an early amortization event occurs and is not cured. See "THE SERIES 2000-1 NOTES--EARLY AMORTIZATION EVENTS" in this prospectus for a description of the events that might cause an early amortization period to start and, in some cases, terminate. During an early amortization period, principal payments willbe made on the notes to the extent of funds available for that purpose.

Credit Enhancement

Subordination of the Certificates

The certificates are subordinated to the rights of the holders of Series 2000-1 Notes to the extent described in this prospectus. Collections on the receivables otherwise allocable to the certificates may be used to pay interest and principal on the Series 2000-1 Notes, but only to the extent of the Series 2000-1 Available Subordinated Amount.

The Series 2000-1 Available Subordinated Amount will initially be $___________ but is subject to reduction from time to time. See "THE SERIES 2000-1 NOTES-- ALLOCATION OF COLLECTIONS; LIMITED SUBORDINATION OF CERTIFICATES" for more information about the Series 2000-1 Available Subordinated Amount.

The portion of the assets of the trust securing the Series 2000-1 Notes and the portion of collections from those assets allocated to the Series 2000-1 Notes will be based on the sum of the Series 2000-1 Available Subordinated Amount and the Series 2000-1 Invested Amount. The Series 2000-1 Invested Amount will initially be $______ but is subject to reduction from time to time as described in this prospectus under the caption "THE SERIES 2000-1 NOTES--ALLOCATION PERCENTAGES."

Reserve Account

A Reserve Account will be established and maintained in the name of the indenture trustee for the benefit of the holders of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Series 2000-1 Notes. On the closing date, $_________ will be deposited into the Reserve Account. The Reserve Account Required Amount for any payment date will equal [___]% of the outstanding principal balance of the Series 2000-1 Notes for such payment date, after giving effect to any change in the principal balance on such payment date.

Amounts on deposit in the Reserve Account will be available to pay monthly interest, the monthly servicing fee and amounts covering receivables that become defaulted and that have been allocated to the Series 2000-1 Noteholders. In addition, on the stated maturity date for a class of the Series 2000-1 Notes or on the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero, amounts on deposit in the Reserve Account will be available to pay the total amount of interest on that class of the Series 2000-1 Notes that
(i) was not paid on any payment dates because the interest rate for that class on such payment dates had been adjusted to equal to Assets Receivables Rate, and
(ii) was not made-up on any subsequent payment date.

Excess Principal Collections

Principal Collections allocable to other series of notes, to the extent not needed to make payments on such other series of notes, will be applied to make principal payments on the Series 2000-1 Notes and on other series of notes entitled to principal payments.

Subordination of Class B Notes

The Class B Notes will be subordinated to the Class A Notes to the extent described in this prospectus.

Other Securities

The trust will also issue certificates, and may issue additional series of notes from time to time. The certificates are beneficial interests in the trust and represent the entire equity of the trust. The certificates will not be offered or sold under this prospectus.

Assets of the Trust

The primary assets of the trust will be a revolving pool of receivables arising under selected revolving floor plan financing agreements entered into with VW Credit, Inc. by retail automotive dealers to finance their inventory of new and used automobiles and light duty trucks.

The receivables will be sold by VW Credit, Inc. to the Transferor, and then transferred by the Transferor to the trust. The trust will grant a security interest in the receivables and the other property of the trust to the indenture trustee under the Indenture for the Series 2000-1 Notes for the benefit of the Series 2000-1 Noteholders. The trust property will also include:

 . security interests in the collateral securing the dealers' obligations to pay the receivables, which will include unsold vehicles and which may include parts inventory, equipment, fixtures and service accounts, real estate and/or personal guarantees securing the receivables;

 . amounts held on deposit in trust accounts maintained for the trust or for the Series 2000-1 Notes;

 . recourse VW Credit, Inc. may have against the dealers under the financing agreements; and

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

--------------------------------------------------------------------------------

 .  a portion of the Transferor's rights under its purchase agreement with VW
   Credit, Inc. and

 .  all rights of the trust under the Sale and Servicing Agreement.

As new receivables arise under the selected financing agreements, they generally will be transferred to the trust on a daily basis. Prior to the date on which funds are required to be set aside for payment on a series of notes, the trust generally will transfer the principal collections on the receivables to the Transferor, provided there are sufficient assets in the trust. If there are insufficient assets in the trust, the trust will retain the principal collections and invest them in eligible investments.

However, if an early amortization event or investment event described in this prospectus or relating to another outstanding series of notes occurs, the trust will retain all or a portion of the principal collections and invest them in eligible investments in a principal funding account dedicated to the noteholders of that series for future payment on the notes of that series.

Collections

Collections consist of all collections of principal under the receivables, as well as all collections of interest.

Allocation of Cash Flows

The Servicer will allocate daily collections among the holder of the certificates of the trust and each series of notes outstanding, including the Series 2000-1 Notes. On each payment date for the Series 2000-1 Notes, the servicer will instruct the indenture trustee to apply collections allocated to the Series 2000-1 Notes to make the required payments of interest and principal on the Series 2000-1 Notes.

Collections of interest and other nonprincipal charges will generally be used monthly on each payment date to make payments of interest on the Series 2000-1 Notes and to make deposits as required into the reserve account and yield supplement account.

During the revolving period, no principal payments are to be made on the Series 2000-1 Notes. During the revolving period collections of principal will be paid to the holder of the certificates, deposited to the Excess Funding Account, or allocated to the Noteholders of other Series of Notes. If an early amortization event with respect to the Series 2000-1 Notes occurs, however, principal allocated to the Series 2000-1 Notes will be paid to the holders on the Series 2000-1 Notes on each payment date until the Series 2000-1 Notes are paid in full.

Servicing Fees

The trust will pay the Servicer a monthly fee as compensation for servicing the receivables at a rate of 1.0% per annum.

Optional Repurchase

The Series 2000-1 Notes are subject to optional repurchase by the Servicer on any payment date after the outstanding principal amount of the Series 2000-1 Notes is reduced to $[___________] or less (10% of the initial outstanding principal amount of the Series 2000-1 Notes).

Book-Entry Registration

Persons acquiring beneficial ownership interests in the Series 2000-1 Notes will

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

hold their Series 2000-1 Notes through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme. Transfers within The Depository Trust Company, Clearstream Banking, societe anonyme, or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream Banking, societe anonyme, or Euroclear, on the other hand, will take place in The Depository Trust Company, through the relevant depositories of Clearstream Banking, societe anonyme, or Euroclear.

Tax Status

Subject to important considerations described under "FEDERAL INCOME TAX CONSEQUENCES", Mayer, Brown & Platt, as special tax counsel to the trust, is of the opinion that, under existing law your Series 2000-1 Notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

By accepting a Series 2000-1 Note, you agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "STATE AND LOCAL TAX CONSEQUENCES" in this prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

Subject to the considerations discussed under "ERISA CONSIDERATIONS", an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the Series 2000-1 Notes, including any subordinated notes such as the Class B Notes. See "ERISA CONSIDERATIONS" for a description of the limitations on the purchase of Series 2000-1 Notes by employee benefit plans. Employee benefit plans should consult with their counsel before purchasing any Series 2000-1 Notes.

Ratings

The Class A Notes will be rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency. The Class B Notes will be rated in at least the "A" category or its equivalent for long-term debt obligations by at least one nationally recognized rating agency.

Listing

The trust has applied to list the Series 2000-1 Notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.

                                  RISK FACTORS

     You should consider carefully the following risk factors in deciding whether to purchase the Series 2000-1 Notes.

Class B Notes are Subject to Greater Credit Risk than the Class A Notes Because the Class B Notes are Subordinated to the Class A Notes

The Class B Notes bear greater credit risk than the Class A Notes because payments of interest on the Class B Notes are subordinated in priority to the payment of interest due on the Class A Notes and payments of principal on the Class B Notes will not be made until the Class A Notes have been paid in full.

This subordination could result in delays or reductions in the payment of principal and interest on the Class B Notes.


Dependence on Other Series' Allocated Principal Collections May Result in Late Payment of Series 2000-1 Note Principal

The shorter the Accumulation Period for the Series 2000-1 Notes, the greater the chance that payment in full of the Series 2000-1 Notes on the expected principal payment date will depend on principal collections initially allocated to another series of notes being available to make principal payments on the Series 2000-1 Notes. A series of notes from which principal collections were expected to be available to make payments on the Series 2000-1 Notes may enter an early amortization period or investment period after the beginning of the accumulation period for the Series 2000-1 Notes. If that were to occur, excess principal collections from that series that otherwise would have been available to the Series 2000-1 Notes would not be available. As a result, the final payment of principal of the Series 2000-1 Notes may be later than the expected principal payment date. On written request, the Transferor will give Series 2000-1 Noteholders disclosure documents relating to any other outstanding series of notes. Those documents describe the events which could result in the start of an early amortization period or investment period for those series.


Early Amortization of Series 2000-1 Notes May Result in Early, Late and/or Reduced Payment of Series 2000-1 Notes

A significant decline in the amount of receivables generated could cause an early amortization event. If the Pool Balance is not maintained at a specified level, VCI must designate additional accounts, the receivables of which will be sold to the Transferor. The Transferor will be required to transfer those receivables to the Trust. If additional accounts are not designated by VCI when required, an early amortization period will begin and could result in payment of the Series 2000-1 Notes prior to the expected principal payment date and/or reduced payment of the Series 2000-1 Notes. In certain cases, however, the resulting early amortization period may end and the revolving period will start again. In addition, if certain events occur, an early amortization period will begin and could also result in payment of the Series 2000-1 Notes before or after the expected principal payment date and/or reduced payment of the Series 2000-1 Notes.


The Class A Note Rate and Class B Note Rate are limited by the Assets Receivables Rate


The "Assets Receivables Rate" is based on the interest rates on the receivables and investment earnings on amounts on deposit in certain accounts of the trust. If the interest rate on the Class A Notes and the Class B Notes, which is based on LIBOR, exceeds the Assets Receivables Rate, then the interest rate on the Class A Notes and the Class B Notes, as applicable, will be adjusted to equal the Assets Receivables Rate.


The Trust may not be able to make up a Deficiency in Interest Payments due to Basis Risk


The interest rates on the Class A Notes and the Class B Notes are based on LIBOR and may exceed the Assets Receivables Rate as a result of LIBOR exceeding the interest rate on the receivables (which may be reduced by the Servicer) and/or LIBOR exceeding the investment earnings on amounts, if any, on accounts of the Trust in which principal collections are held. Any deficiency in interest payments resulting from the Assets Receivables Rate being lower than the interest rate based on LIBOR and interest on such deficiency will be paid to the extent of:

 .  any funds on deposit in the Yield Supplement Account;

 . any funds remaining after all required distributions and deposits for the Series 2000-1 Notes have been made; and

 . on the last payment date for Series 2000-1, certain amounts in the reserve account and Additional Noteholder Collections.

The Transferor cannot assure that those amounts, if any, will be sufficient to pay such deficiency. If any such deficiency is outstanding for [six] Payment Dates in a row, an early amortization event will occur.

The Trust Assets Are Limited to the Receivables and Any Forms of Credit Enhancement

The Series 2000-1 Notes represent obligations of the Trust only. The Series 2000-1 Notes are not obligations of and are not insured or guaranteed by Volkswagen AG, Volkswagen of America, Inc., VCI or the Transferor or any other entity or person (including any affiliate of VCI or the Transferor). The sole source of payments on the Series 2000-1 Notes are the assets of the trust. The trust will not have any significant assets or sources of funds other than the receivables, its limited rights in specified Accounts, and other rights or credit enhancement as specified in this prospectus. Credit enhancement will be provided by the subordination of the Certificates as described in this prospectus and by amounts in the reserve account. The amount of such credit enhancement is limited and will be reduced from time to time.

You must rely primarily on payments on the trust's receivables, funds in the specified accounts and other credit enhancements described in this prospectus for repayment of your Series 2000-1 Notes. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your Series 2000-1 Notes.


Certain Actions May Require A Specified Percentage of Notes

The consent or approval of the holders of a specified percentage of the aggregate unpaid principal balance of all outstanding notes of all outstanding series will be required to direct certain actions, including the institution of certain actions against the trust and the issuance of instructions to the indenture trustee not to sell, dispose of or liquidate the receivables.


Dealer Concentration May Result in Larger Losses From a Single Dealer Default

As of [March 31, 2000], VCI provided new and used car floorplan financing for approximately [___] dealers or dealer groups. Although no dealer or dealer group accounted for more than [____]% of the aggregate principal amount of the outstanding receivables as of [March 31, 2000], approximately [____]% of the aggregate principal amount of the receivables outstanding as of that date were generated by the [__] largest dealers or dealer groups. A default by one or more of these dealers or dealer groups could result in delays or reductions in payments on your notes.

Receivables May Be Uncollectible Due to Superior Interests

VCI and the Transferor will file financing statements covering the receivables sold by VCI to the Transferor and then transferred to the trust. The financing statements will perfect the security interests of the Transferor and the trust in the receivables. However, VCI will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the Transferor and then transferred to the trust.

If the receivables are "chattel paper" under the Uniform Commercial Code and another party purchases or takes a security interest in the receivables for value, in the ordinary course of business and without actual knowledge of the Transferor's or the trust's interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust's interest. The trust will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your Series 2000-1 Notes.


Receivables May Be Unsecured Due to Sales Out of Trust

Dealers give VCI a security interest in the vehicles they purchase to secure their obligations under the receivables. When the financed vehicle is sold, VCI's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay VCI the amount owed on the receivable, the receivable will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," i.e., sold without the dealer applying the proceeds of the sale to repay the receivable, the trust will not be able to foreclose on the financed vehicle. This may result in delays or reductions in payments on your Series 2000-1 Notes.


A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Series 2000-1 Notes

VCI will sell receivables to the Transferor, and the Transferor will transfer the receivables to the trust. Although VCI and the Transferor have taken steps, such as the creation of the Transferor as a special purpose entity, to ensure that the transactions described in this prospectus are respected, and to reduce the likelihood that the Transferor would voluntarily file for bankruptcy, if VCI or the Transferor were to become a debtor in bankruptcy, a court could conclude that the receivables transferred to the trust are not owned by the trust, but rather are part of the estate of the debtor in bankruptcy. The court may conclude that the transfer of the receivables from the party in bankruptcy was not really a sale, but rather a secured financing, or the court may conclude that the party in bankruptcy and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your Series 2000-1 Notes as a result of:

 . the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;

 . some tax or government liens on VCI's or the Transferor's property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections on the receivables before those collections are used to make payments on your Series 2000-1 Notes; and

 . the fact that the trust or the indenture trustee may not have a perfected security interest in the financed vehicles or cash collections on the receivables held by VCI at the time a bankruptcy proceeding begins.

If VCI or the Transferor were to become a debtor in bankruptcy, it may be able to recover payments made by it to the trust to repurchase receivables prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on your Series 2000-1 Notes.

In addition, if VCI, any of its affiliates, or any of the manufacturers of the related vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the receivables, even without legal or contractual justification. This could result in delays or reductions in payments on your Series 2000-1 Notes.


Failure of VCI to Create Sufficient New Receivables May Result in the Trust Holding Assets with a Lower Yield

The trust depends upon VCI to generate new receivables to replace the receivables that are repaid.

The ability of VCI to generate receivables is to a large extent dependent on the sale of automobiles manufactured by Volkswagen A.G. and its affiliates and by other automobile manufacturers. VCI does not guarantee that it will continue to generate receivables at historical rates.

The following events could result in a reduction in the ability of VCI to generate receivables.

 . A decline in the manufacture and sale of automobiles and light duty trucks due to an economic downturn or other factors.

 . The reduction of automobile production by Volkswagen A.G. and other automobile manufacturers due to labor or supply disruptions, price increases, competitive pressures or other factors.

 .  Changes in vehicle distribution practices.

 .  Changes in the terms of the franchise and dealer agreements.

 . The failure of Volkswagen of America, Inc. to perform under its franchise agreements, or of VCI to perform under its dealer agreements, or the inability of dealers to perform under franchise and dealer agreements.

 .  A change in dealer inventory management practices.

 .  A change in the interest rates charged by VCI to dealers.

 . A change in the amounts of the credit lines or other terms offered by VCI to dealers.

 .  Defaults on accounts by dealers.

 .  Termination of dealer franchises.

 .  Dealers becoming insolvent or filing for bankruptcy.

 .  Seasonal fluctuations in the sale and leasing of vehicles.

In the event that VCI is unable to generate sufficient new receivables, or is unable to transfer the receivables it generates because of restrictions in its financing arrangements or otherwise, the trust will be required to hold cash or investment securities rather than receivables, which may have a lower yield. Because the trust's assets are the sole source of payments on the Series 2000-1 Notes, this could result in delays or reductions in payments on your Series 2000-1 Notes.


Failure of [___________] Distributors to Repurchase Vehicles from Terminated Dealers May Result in Increased Losses on the Receivables

[________________], the largest distributor of vehicles to the dealers generating the receivables, is obligated to repurchase some the dealer's vehicles if its dealership agreement is terminated or expires. If [____________] is unwilling or unable to repurchase those vehicles, losses on the receivables of those dealers may increase. This could result in delays or reductions in payments on your notes.


The Failure of Dealers to Make Payments on the Receivables Could Delay or Reduce Payments on the Notes

The trust's ability to make payments on the Series 2000-1 Notes generally depends on collections from dealers on the receivables. The prospectus describes past patterns of dealer payments on similar receivables.

The timing of the sale and lease of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of VCI, the Transferor and the trust. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of sales incentive programs (e.g., manufacturers' rebate programs) and financing incentive programs may affect retail sales. We do not guarantee that dealers will pay on the receivables at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the receivables declines for whatever reason, you might experience delays or reductions in payments on your Series 2000-1 Notes.


Failure of VCI or the Transferor to Fulfill its Repurchase Obligations May Adversely Affect the Trust

VCI, the Transferor and their respective affiliates are not obligated to make payments to you on your Series 2000-1 Notes and do not insure or guarantee the payment of the receivables or your Series 2000-1 Notes. However, VCI will make representations and warranties to the Transferor regarding the characteristics of the receivables. The Transferor will assign these representations and warranties to the trust, and the Transferor will make its own representations and warranties to the trust in connection with the transfer of the receivables to the trust. If VCI or the Transferor breaches its representations and warranties, and the breach materially and adversely affects the receivable or the interests of the Series 2000-1 Noteholders in that receivable, it will be obligated to repurchase the receivable from the trust. If VCI or the Transferor fails to repurchase the affected receivable, you may experience delay or reductions in payments on your Series 2000-1 Notes.


Geographic Concentration May Increase Risk of Loss

As of [________] [__], [____], [___]% of the outstanding receivables were due from dealers in [California], and [___]% of the outstanding receivables were due from dealers in [New Jersey, New York, Massachusetts, Illinois and Connecticut]. Any significant economic downturn in [California] or the [Northeastern United States] could result in delays and reductions in payments on receivables from dealers located there and a resultant delays and reductions in payments on your Series 2000-1 Notes.


The Trust Has Limited Restrictions on Issuing Additional Series of Notes

The Trust, as a master trust, may issue additional Series of Notes. The terms of any additional Series of Notes will be established at the time of their issuance and may vary substantially from the terms of your Series 2000-1 Notes. The terms of the agreements creating a new Series of Notes may not change the terms of any existing Series of Notes, and it is a condition to the issuance of any additional Series of Notes that it not result in a decrease in the rating of any existing Series of Notes. However, the issuance of additional Series of Notes could ultimately result in delays or reductions in payments on your Series 2000-1 Notes.


Ability to Change Terms of the Accounts

VCI may change at any time the terms of the accounts including the interest rate of the related receivables. There is no assurance that the interest rate generated by receivables will always be sufficient to cover the stated interest rate on any series of notes. Failing to maintain an appropriate spread between the interest rate and the receivables and the interest rate on the notes may cause delays or reduction in the amount on interest paid to the noteholders and may cause an investment event or an early amortization event to occur.


[Potential Delays in Payments Due to Year 2000 Noncompliance

Year 2000 compliance refers to the ability of technology information systems to recognize the difference between the years 1900 and 2000. If an information technology system was written using two digits rather than four digits to define the applicable year, it may not be able to differentiate between the years 1900 and 2000 and may generate erroneous data.

VCI has identified all significant internal applications that will require modification to ensure Year 2000 compliance and has made all modifications and completed all testing of such modifications that it believes were necessary to achieve year 2000 compliance. VCI has not experienced any year 2000 issues with its computer systems that have had or would have had any material adverse effect on the Trust, the receivables or the servicing of the receivables and does not anticipate any such year 2000 issues.

If VCI's systems are not Year 2000 compliant, the servicing of the receivables could be adversely affected, which could result in delays or reductions in payments on the Series 2000-1 Notes.]


Limited Ability to Resell the Series 2000-1 Notes

The Underwriters may assist in the resale of the Series 2000-1 Notes, but they are not required to do so. A trading market for the Series 2000-1 Notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Series 2000-1 Notes.


The Ratings on the Series 2000-1 Notes Are Limited in Scope

The Series 2000-1 Notes will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the Series 2000-1 Notes. The ratings may be revised or withdrawn at any time. Ratings on the Series 2000-1 Notes do not address the timing of distributions or principal on the Series 2000-1 Notes at the expected principal payment date prior to the stated final maturity date.


You Will Not Receive Physical Certificates Representing the Series 2000-1 Notes

Your ownership of the Series 2000-1 Notes will be registered electronically through DTC, Clearstream Luxembourg and Euroclear. The lack of physical certificates could:

 .  cause you to experience delays in receiving payments on the Series 2000-1
   Notes because the indenture trustee will be sending payments on the Series 2000-1 Notes owned by you through DTC instead of directly to you;

 .  limit or prevent you from using your Series 2000-1 Notes as collateral; and

 . hinder your ability to resell your Series 2000-1 Notes or reduce the price that you receive for them.

         VOLKSWAGEN AG, VOLKSWAGEN OF AMERICA, INC. AND VW CREDIT, INC.

Volkswagen AG

     Volkswagen AG, a German resident company ("VWAG"), and its subsidiaries (the "VWAG Group") manufacture and distribute passenger cars, commercial vehicles, automotive components, parts and accessories, machine tools and other engineering products. The VWAG Group features eight automotive marques; VOLKSWAGEN, AUDI, SEAT, SKODA BENTLEY, ROLLS-ROYCE, LAMBORGHINI AND BUGATTI. The VWAG Group also operates an extensive vehicle rental, leasing and financing business. The principal and registered office of VWAG is in Wolfsburg, Federal Republic of Germany, with its head office being located at Berliner Ring 2, D-38436 Wolfsburg.

Volkswagen of America, Inc.

     Volkswagen of America, Inc. ("VWOA") is a New Jersey corporation which is an indirect wholly-owned subsidiary of VWAG. VWOA imports and distributes Volkswagen and Audi products. As of [__________] [__], [____], VWOA distributed Volkswagen vehicles and parts and Audi vehicles and parts through approximately [___] and [___] dealerships respectively. Sales of Volkswagen vehicles in the U.S. were 315,563 units for the year ended December 31, 2000. Sales of Audi vehicles in the U.S. were 65,959 units for the year ended December 31, 2000. VWOA's operations began on October 27, 1955. VWOA's principal offices are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326, telephone (248) 340-5000.

VW Credit, Inc.

     VW Credit, Inc. ("VCI") was incorporated in Delaware on April 2, 1981 and is a wholly-owned subsidiary of VWOA. The principal activity of VCI is acting as a finance subsidiary of VWOA, including the purchasing of retail installment sales contracts from Volkswagen and Audi dealers and financing and leasing of new automobiles. VCI offers a wide range of automotive related financial products, including wholesale floorplan financing, retail financing and customer lease financing. As of [__________] [__], [____], VCI had approximately [___] employees and was servicing $[___] billion in finance receivables. During [____], VCI provided retail or leased financing for approximately [____] vehicles at retail, including approximately [_____] new Volkswagen and Audi passenger cars, representing [__]% of Volkswagen and Audi U.S. retail and fleet sales during that period. VCI also financed at wholesale approximately [_____] new Volkswagen and Audi passenger cars, representing [__]% of VWOA's sales to dealers for the year ended [_______] [___], [____]. Wholesale vehicle financing accounted for [__]% of the total automotive financing volume of VCI in [___] and represented [___]% of gross automotive finance receivables outstanding at [_______] [___], [____]. The principal offices of VCI are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326, telephone (248) 340-5401.

                                 THE TRANSFEROR

     Volkswagen Dealer Finance, LLC (the "Transferor" or "VDF") was formed in the State of Delaware on March 30, 2000. The sole member of VDF is VCI. VDF's limited purpose is to purchase wholesale and other receivables from VCI, transfer such receivables to third parties or issue indebtedness secured by receivables to third parties and engage in any activities incidental or necessary thereto. [In connection with the purchase by VDF of Receivables from VCI for sale and transfer to the Trust, VCI will make subordinated loans to VDF to fund a portion of the purchase price of such Receivables.]

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to insure that the voluntary or involuntary application for relief by VCI under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Transferor with those of VCI. The Transferor's limited liability company agreement provides that the Transferor is organized as a separate, limited-purpose subsidiary and contains certain limitations (including restrictions on the nature of the Transferor's business, as described above, and restrictions on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). See "RISK Factors--A Bankruptcy of VCI or the Transferor
May Delay or Reduce Payments on the Series 2000-1 Notes" and "CERTAIN MATTERS RELATING TO BANKRUPTCY".


                                   THE TRUST

General

     Volkswagen Credit Auto Master Owner Trust (the "Trust") is a Delaware business trust formed pursuant to a Trust Agreement (the "Trust Agreement"), between the Transferor and VCI, as Owner Trustee (the "Owner Trustee"), dated on or before the date on which the Series 2000-1 Notes are issued by the Trust (the "Closing Date").

     On the Closing Date the Transferor shall have conveyed to the Trust, without guaranty that the Trust will be able to collect, the wholesale receivables (the "Receivables") arising under selected revolving financing agreements (the "Accounts") entered into with VCI by retail automotive dealers (the "Dealers") franchised by VCI to finance their inventory of new and used automobiles. The property of the Trust consists of:

     . the Receivables existing in the Accounts on [________] [__], 2000 (the "Initial Cut-off Date");

     .  all Receivables generated in the Accounts after the Initial Cut-Off
        Date;

     . Receivables existing in or generated in any Accounts added to the Trust on or after the related addition date (but excluding Receivables in any Accounts that are removed from the Trust after the Initial Cut-Off
        Date);

     . an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement, dated as of the Closing Date, between VCI and the Transferor (the "Receivables Purchase Agreement"), pursuant to which the Transferor will purchase Receivables from VCI;

     . all collections of principal under the Receivables ("Principal Collections") and all collection of interest (including amounts recovered on Defaulted Receivables, insurance proceeds and Rebate Payments) under the Receivables ("Non-Principal Collections" and, together with Principal Collections, "Collections");

     .  all funds on deposit in specified accounts of the Trust;

     . any letter of credit, surety bond, cash collateral account, reserve account, yield supplement account, guaranteed rate agreement, swap or other interest rate protection agreement, maturity liquidity facility, tax protection agreement or other arrangement (each, an "Enhancement") issued for a Series or class of Notes;

     . a security interest in motor vehicles securing the Receivables (the "Vehicles"); and

     . a security interest in specified parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or personal guarantees securing the Receivables (the "Collateral Security").

See "THE TRANSFER AND SERVICING Agreements--Receivables Purchase Agreement" for an overview of the Receivables Purchase Agreement. The Series 2000-1 Noteholders will not have any interest in any Enhancements provided for the benefit of the Noteholders of another Series or class. See "THE TRANSFER AND SERVICING Agreements--Removal of Accounts" for information regarding the removal of Receivables and Accounts from the Trust.

     The Transferor, the Trust and VCI as Servicer will enter into a trust sale and servicing agreement, dated as of the Closing Date (the "Trust Sale and Servicing Agreement"). Pursuant to the Trust Sale and Servicing Agreement the Trust will acquire the Receivables from the Transferor and the Servicer will agree to service the Receivables, the Transferor is conditionally allowed, and in some circumstances is obligated:

     . to designate new Accounts to be included as Accounts and to convey to the Trust the Receivables of those new Accounts,

     .  to designate ineligible Accounts to be removed, and

     . to require the Trustee to return receivables in the removed Accounts to the Transferor.

     See "THE TRANSFER AND SERVICING Agreements--Addition of Accounts" for information regarding the addition of Accounts.

     Prior to its formation, the Trust had no assets or obligations. The Trust has not and will not engage in any business activity other than:

     . acquiring and holding the Receivables, the other assets of the Trust and proceeds therefrom;

     .  issuing Notes and Certificates; and

     .  making payments on the above and related activities.

     As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

Capitalization of the Trust

     The Trust may issue one or more series (each, a "Series") of asset backed notes (collectively, for notes issued by all Series, the "Notes"). A portion of the Trust's assets and cash flows will be allocated to the holders of each Series of Notes. The Trust will also issue certificates (the "Certificates") on the Closing Date. The Certificates represent the entire beneficial interests in the Trust. Initially, the Transferor will hold all of the Certificates, and the Certificates are not offered by this prospectus. The portion of the Trust's assets and cash flows remaining after allocation of the Noteholders (the "Noteholders") of each Series of Notes outstanding will be allocated to the holders of the Certificates (the "Certificateholder's Interest"). The principal amount of the Certificateholder's Interest will fluctuate as the aggregate principal balance of the Receivables fluctuates, as new Series of Notes are issued, and as outstanding Series of Notes are repaid or refunded. A portion of the Certificateholder's Interest will be subordinated to the interest of the Noteholders of each Series of Notes.

     Each Series of Notes will be issued pursuant to the terms of an Indenture (the "Indenture") and a Series Supplement to the Indenture for that Series (each, as "Series Supplement"), each between the Trust and [_______________], as initial Indenture Trustee. Forms of the Indenture and the Series Supplement have been filed as exhibits to the registration statement of which this prospectus forms a part. The Notes of each Series will evidence obligations of the Trust secured by the assets of the Trust allocated to the Noteholders of that Series and will represent the right to receive from those assets funds up to the amounts required to make payments of interest on and principal of the Notes of that Series.

     On the Closing Date, the Trust will issue the following notes (collectively, the "Series 2000-1 Notes"):

     . $[___________] Volkswagen Credit Auto Master Owner Trust Floating Rate Dealer Loan Backed Notes, Series 2000-1, Class A (the "Class A Notes").

     . $[___________] Volkswagen Credit Auto Master Owner Trust Floating Rate Dealer Loan Backed Notes, Series 2000-1, Class B (the "Class B Notes").

     In addition, the Trust will issue the Certificates to the Transferor on the Closing Date, which shall be known as the $[___________] Volkswagen Credit Auto Master Owner Trust Certificates.

The Owner Trustee

     [__________], a [___________], will serve as Owner Trustee under the Trust Agreement. The principal executive offices of the Owner Trustee are located at [___________], and its telephone number is [__________].


                                USE OF PROCEEDS

     The net proceeds from the sale of a the Series 2000-1 Notes will be paid to the Transferor. The Transferor will use those proceeds to purchase Receivables from VCI and to make deposits into the Excess Funding Account, if necessary, and other general corporate purposes.


                   THE DEALER FLOOR PLAN FINANCING BUSINESS

General

     The Receivables to be sold to the Trust by the Transferor pursuant to the Trust Sale and Servicing Agreement will be selected from extensions of credit and advances (known generally as "wholesale" or "floorplan" financing) made by VCI to U.S. motor vehicle dealers. Funds so advanced are used by dealers to purchase new vehicles distributed by VWOA and other manufacturers and distributors and used vehicles, in both cases pending sale or lease to consumers. As described herein, Receivables sold to the Trust are secured by the Vehicles and, in many cases, certain parts inventory, equipment, fixtures and service accounts of the vehicle dealers ("Non-Vehicle Collateral Security"). In some cases, the Receivables are also guaranteed by the owner of the dealership. Occasionally, the Receivables are also secured by realty or an affiliate of the Dealer provides a guarantee of the Receivables.

     VCI is the single largest wholesale financing source for VWOA-franchised dealers in the United States. Volkswagen-manufactured vehicles for which VCI provides wholesale financing include vehicles manufactured under the VOLKSWAGEN and AUDI trademarks. VCI also provides wholesale financing for vehicles manufactured by other U.S. and foreign automobile manufacturers, including Porsche, Mazda and BMW. VCI has extended credit lines to VWOA-franchised dealers that also may operate non-VWOA franchises and to non-VWOA dealers. VCI services the receivables in the accounts of U.S. dealers financed by VCI (the "U.S. Wholesale Portfolio") through its home office located in Auburn Hills, Michigan, its processing center located in Libertyville, Illinois and through four regional offices located in the metropolitan areas of Los Angeles, California; Denver, Colorado; Atlanta, Georgia; and New York, New York.

     Vehicles financed by any dealer under the floorplan program are categorized by VCI, under its policies and procedures, as New Vehicles or Used Vehicles. Currently, (a) "New Vehicles" consist of current and prior model year vehicles, typically purchased by a dealer directly from the manufacturer/distributor, and
(b) "Used Vehicles" consist of previously owned vehicles (by a person other than the dealer or the manufacturer/distributor). Used Vehicles also include vehicles purchased by a dealer at auctions conducted by VCI and other vehicle manufacturers ("Auction Vehicles"). The categorization of New Vehicles and Used Vehicles may change in the future based on VCI's practices and policies.

Creation of Receivables

     VCI finances 100% of the wholesale invoice price of New Vehicles, including destination and other miscellaneous charges, concurrently with the receipt of a draft or equivalent document from the vehicle manufacturer. The amount advanced for each Used Vehicle (other than Auction Vehicles) may equal up to 80% of the wholesale clean book value of such vehicles in the Black Book Official Used Car Market Guide (or the Kelly Blue Book in certain states). The amount advanced for Auction Vehicles is the auction purchase price (including auction fees) of such Vehicles.

     Once a dealer has commenced the financing of its floorplan of a specific manufacturer's or distributor's vehicles through VCI, VCI will finance all purchases of New Vehicles by such dealer from such manufacturer or distributor. VCI may in its discretion modify or cancel a dealer's floorplan financing arrangement if the dealer's inventory is considered by VCI to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests individual vehicle approvals. In such circumstances (known as "prior approval"), the regional office of VCI will approve financing and advance funds on a unit-by-unit basis.

Credit Underwriting Process

     VCI extends credit to dealers from time to time based upon established credit lines. Lines of credit may be established by dealers to finance purchases of New, Used and/or Auction Vehicles. Dealers financed by VCI that have a New Vehicle line of credit in place may also obtain a Used Vehicle and/or an Auction Vehicle credit line.

     A dealer may request the establishment of a wholesale New Vehicle credit line by applying to the applicable regional office. After receipt of a dealership's wholesale floor plan application, the regional office reviews the dealer's credit references (including, in the case of existing dealers, those of the dealer's current financing source) and other bank references. The regional office also investigates the dealer's current state of operations and management (including evaluating a vehicle manufacturer reference) and its marketing capabilities. The regional office prepares a written recommendation regarding an existing or newly franchised dealer's request and transmits it to VCI's Risk Management Department in Auburn Hills, Michigan, along with the requisite documentation. The Risk Management Department performs an additional analysis and then makes a recommendation to VCI's Wholesale Credit Committee, which has the ultimate authority to approve or disapprove the request.

     Upon approval, the dealer executes a master security agreement with VCI. This agreement provides VCI, at a minimum, a first priority security interest in the vehicles being financed under the line of credit. The security agreement also creates a security interest in non-vehicle personal property of the dealer. In addition, the dealer also executes a demand master promissory note in favor of VCI. Pursuant to such agreements, all dealers are required by VCI to maintain insurance coverage for each vehicle for which they receive floorplan financing, with VCI designated as loss payee.

     The size of a credit line initially offered to a dealer is based upon a number of factors, including the dealer's sales record (or, in the case of a prospective dealer, expected monthly sales). The amount of a dealer's credit line for New Vehicles is adjusted periodically by VCI based upon such dealer's average New Vehicle sales during the prior 180 days and is, generally, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for Used Vehicles is also adjusted periodically based on such dealer's average Used Vehicle sales for the prior 180 days and is, generally, in an amount sufficient to finance 50% of a 30-day to 45-day supply of vehicles. The size of a dealer's Auction Vehicle credit line is determined on a case-by-case basis and is adjusted periodically based on VCI's policies and procedures. These credit lines establish guidelines, not limits, which dealers may exceed from time to time.

     As stated above, the agreements constituting the credit lines, including the Accounts, provide for a first priority security interest in the financed Vehicles in favor of VCI. The security interest in the Vehicles in favor of VCI will be assigned by VCI to the Transferor pursuant to the Receivables Purchase Agreement and then by the Transferor to the Trust pursuant to the Trust Sale and Servicing Agreement. In its other lending activities, VCI may make or may have made capital loans, real estate loans and other advances to the dealers that are also secured by a security interest in the Vehicles or the Non-Vehicle Collateral Security. VCI has agreed in the Receivables Purchase Agreement not to realize upon a security interest in any Vehicle or Non-Vehicle Collateral Security that it may have until the Trust has fully realized on its security interest in such Vehicle or Non-Vehicle Collateral Security.

Payment Terms

     VCI generally receives payment of principal in full for a floorplan financing advance promptly after the sale of the related vehicle. Interest on floorplan loans is generally payable monthly. In most cases, unsold vehicles must be curtailed (i.e., a certain percentage of the principal amount must be repaid each month) within a fixed period after the vehicle's initial acquisition by the dealer. Although dealer agreements may vary as to the precise measurement of such fixed period, generally the dealer must begin paying the curtailment at the rate of 10% per month of the total amount originally advanced for a New Vehicle in the thirteenth month after funds have been advanced to the dealer in respect of the vehicle. Demonstrator vehicles are generally curtailed at the rate of 2% per month for six months and 10% per month thereafter. Auction Vehicles are generally curtailed after 60 days at a rate of 10% per month. Used Vehicles are generally curtailed after 60 days at a rate of 10% per month for three months and 70% in the fourth month.

Billing and Collection Procedures

     A statement setting forth billing and related account information is prepared by VCI and distributed on a monthly basis to each dealer. Statements are generated and mailed around the sixth or seventh calendar day of the month. Interest and insurance, as well as curtailments, are required to be paid by the end of the month in which they are billed. Interest and insurance fees are billed by VCI in arrears. Dealers may either remit payments by check directly to VCI's lockbox in Deerfield, Illinois, or have the funds drawn down by VCI by electronic funds transfer directly from the dealer's designated bank account.

     From time to time, a dealer may maintain funds with VCI in a cash management account up to an amount equal to [70% of the new] outstanding principal balance owed by such dealer to VCI under its credit lines. Funds maintained by a dealer in a cash management account accrue interest at a rate equal to such dealer's current New Vehicle wholesale rate and any interest earned by a dealer in a cash management account is used to directly offset interest owed by such dealer under its credit lines. Funds deposited by dealers in their cash management accounts will be treated by VCI as Principal Collections of Receivables and withdrawals by dealers from such accounts generally will be treated by VCI as creating new Receivables.

Revenue Experience

     VCI generally charges dealers interest at a floating rate based on the "prime rate" announced from time to time by a designated financial institution selected by VCI (the "Prime Rate"), plus a designated spread ranging from 0% to 0.75% on New Vehicles and generally a spread of 1.50% on Used Vehicles, although such rates may be adjusted up or down in the future. The Prime Rate is the weighted average Prime Rate for the month and is applied to all balances outstanding during the month. The actual spread above the Price Rate for New Vehicles for each dealer may be adjusted for factors such as the amount and status of the dealer's credit lines and various incentive programs. Currently, one program known as the Compensating Retail Plan permits a reduction of the designated spread for New Vehicles to 0% based on the ratio of the number of New Vehicle retail and lease finance contracts purchased by VCI from the dealer in the previous calendar quarter to the number of New Vehicle wholesale payoffs, subject to certain adjustments.

Relationship with VWOA

     Under a dealer agreement between VWOA and each VWOA-franchised dealer, VWOA, among other things, commits to repurchase unsold New Vehicles distributed by VWOA in inventory upon termination of the dealer agreement, at the price such vehicles were sold by VWOA, less prior refunds or allowances made by VWOA, if any. VWOA only repurchases current year models that are new, undamaged and unused. VWOA also is committed to repurchase from VWOA-franchised dealers, at the time of termination of the dealer agreement, new parts inventory at current invoice prices for such parts less a handling charge and any prior refunds or allowances made by VWOA. If VCI takes possession of a dealer's parts inventory, VWOA may agree to repurchase the parts inventory from such dealer. In addition, VWOA from time to time provides financial assistance in the form of real estate financing to certain VWOA-franchised dealers. All of such assistance, however, is provided by VWOA in its discretion for the benefit of its dealers and does not relieve such dealers of any of their obligations to VCI.

     Much of such assistance is provided at the option of VWOA, which may terminate any of such programs in whole or in part at any time. If VWOA is unable to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured by VWAG and distributed by VWOA, if VWAG were temporarily or permanently no longer in such business, the rate of sales of VWOA-distributed vehicles would decrease, adversely affecting payment rates and the loss experience of the U.S. Wholesale Portfolio. See "RISK FACTOR--The Trust Assets Are Limited to the Receivables and Any Forms of Credit Enhancement".

     Other manufacturers may have agreements similar to those described above with their franchise dealers to repurchase new, current model year and unmiled vehicles and original equipment parts and accessories from the dealer at its request if and when the dealer's franchise is terminated. Such assistance is provided at the option of the manufacturer, which may terminate such programs in whole or in part at any time.

Dealer Monitoring

     The level of each dealer's wholesale credit line is monitored on a periodic basis by VCI's regional offices through an exception reporting process. In addition, financial statements are reviewed by VCI's Risk Management Department on a periodic basis. Dealers are permitted to exceed such lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles that it is otherwise permitted to finance under its existing credit lines. Additionally, because of slow inventory turnover, a dealer may exceed its credit lines until a sufficient portion of its vehicle inventory is liquidated. If at any time VCI learns that a dealer's balance exceeds its approved credit lines, VCI will evaluate such dealer's financial position and may temporarily increase such dealer's credit lines or place such dealer in a category known as "prior approval". See "--Creation of Receivables". Inventory levels greater than 30% over the dealer's credit line would trigger issuance of an exception report.

     Dealer vehicle inventories and sales records are audited periodically by VCI's regional offices to verify the presence and condition of the collateral and the promptness of dealer payments on sold vehicles. Field audits of most dealer vehicle inventories are conducted every 30 to 180 days by regional office personnel. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review selected dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, VCI reconciles each dealer's physical inventory with its records of financed vehicles and verifies vehicles in transit and in repair areas. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances.

     In addition to the inventory audits, regional offices may review the dealership's financial records and monitor payment processing. A field credit review including a bank cutoff is initiated at the request of the regional offices, and dealers generally receive two weeks' notice to allow time to get a cutoff bank statement and make the necessary records and personnel available for such review. Payment processing monitoring is used as an additional measure against delayed payments that may take place between audits.

"Dealer Default" Status and VCI's Write-Off Policy

     Under certain circumstances, VCI may classify a dealer under "Dealer Default" status. Such circumstances include failure to remit any principal or interest payment when due, misrepresentation regarding the dealer's financial condition, concealment or removal of assets to hinder, delay or defraud any creditor, loss of franchise or privilege to sell any line of inventory and certain events of bankruptcy or dissolution. Once a dealer is assigned to Dealer Default status, any further extension of credit is determined by VCI on a case-by-case basis.

     VCI attempts to work with dealers to resolve instances of Dealer Default status. If, however, a dealer remains on such status, it may result in one of the following: (a) an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers; (b) a voluntary surrender of the dealer's inventory and a liquidation of such inventory; or (c) an involuntary surrender of the dealer's inventory to VCI and a liquidation of such inventory. The proceeds of such sales and liquidations are used to repay amounts due to VCI. Once liquidation has commenced, VCI performs analysis of its position, writes off any amounts identified at such time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, VCI may recognize additional losses or recoveries.

The Loan Portfolio

     The Receivables to be sold to the Trust by the Transferor pursuant to the Trust Sale and Servicing Agreement will be selected from extensions of credit and made by VCI to approximately [___] U.S. motor vehicle dealers. VCI financed approximately [___]% of the total number of all VWOA-franchised dealers as of [_________ __], [____]. VCI has extended credit lines to [___] VWOA-franchised dealers that may also operate non-VWOA franchises (representing approximately [___]% of the aggregate balance of $[___] million of credit lines of dealers in the U.S. Wholesale Portfolio as of [________ __], [____]) and to [___] dealers that do not operate VWOA franchises (representing approximately [___]% of such aggregate balance of credit lines). As of [________ __], [_____], the principal balance of receivables in the U.S. Wholesale Portfolio was approximately [____] million.

     New Vehicles represented approximately [____]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [________ __], [____]. Used Vehicles and Auction Vehicles represented approximately [___]% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of [________ __], [____], which includes Auction Vehicles representing approximately [____]%. As of [________ __], [____], New Vehicles represented approximately [____]% of the aggregate principal amount of Receivables in the Trust and Used Vehicles represented approximately [____]% of the aggregate principal amount of Receivables in the Trust, which includes Auction Vehicles representing approximately [____]%.

     As of [________ __], [____],[____]% of the total number of dealers in the U.S. Wholesale Portfolio were subject to prior approval versus [____]% as of [________ __], [____]. As of [________ __], [____],[____] dealers ([____]% of the total number of dealers in the U.S. Wholesale Portfolio) were assigned to Dealer Default status, versus [____] dealers ([____]% of the total number of dealers in the U.S. Wholesale Portfolio) as of [________ __], [____].

     As of [________ __], [____], the average credit lines per dealer in the U.S. Wholesale Portfolio for New Vehicles, Used Vehicles and Auction Vehicles were $[____] million, $[____] million and $[____] million, respectively, and the average principal balance of receivables per dealer was $[____] million. As of [________ __], [____], the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately [____]%. As of [________ __], [____],[____]% of the aggregate total receivables balances in the U.S. Wholesale Portfolio were in dealer accounts in respect of which the related credit lines were initially established in [____],[____]% in [____],[____]% in [____] and [____]% prior to [____]. As of [________ __], [____], the weighted average spread over the Prime Rate charged to dealers in the U.S. Wholesale Portfolio was approximately [____]%.


                                 THE ACCOUNTS

General

     The Receivables arise in the Accounts. The Accounts will be selected from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). In order to be included in the Eligible Portfolio, each Account must be an account established by VCI in the ordinary course of business and meet certain other criteria provided in the Trust Sale and Servicing Agreement. See "THE TRANSFER AND SERVICING AGREEMENTS--Eligible Accounts and Eligible Receivables". VCI and the Transferor will represent that each believes that the Accounts to be included in the Eligible Portfolio on the Initial Cut-Off Date (the "Initial Accounts") will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

     Pursuant to the Trust Sale and Servicing Agreement, the Transferor, and, pursuant to the Receivables Purchase Agreement, VCI, will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the Trust certain of the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. VCI will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "THE TRANSFER AND SERVICING AGREEMENTS--Addition of Accounts". In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, VCI will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Trust Sale and

Servicing Agreement. See "THE TRANSFER AND SERVICING AGREEMENTS--Conveyance of Receivables and Collateral Security". Under certain circumstances specified in the Trust Sale and Servicing Agreement, the Transferor will have the right to remove Accounts, and the Receivables arising therefrom, from the Trust. See "THE TRANSFER AND SERVICING Agreements--Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Transferor on the Initial Cut-Off Date, plus any Additional Accounts, minus any Accounts removed from the Trust (the "Removed Accounts").

     As of [________ __], [____], with respect to the Accounts in the Trust: (a) there were [____] Accounts and the aggregate principal balance of Receivables was approximately $[____] million; (b) the average credit lines per dealer for New Vehicles, Used Vehicles and Auction Vehicles were approximately $[____] million, $[____] million and $[____] million, respectively, and the average principal balance of Receivables per dealer was approximately $[____] million;
(c) the aggregate total Receivables balance as a percentage of the aggregate total credit line was approximately [____]%; (d) [____]% of the Receivables were in Accounts for which the related credit lines were initially established in [____],[____]% in [____],[____]% in [____],[____]% in [____],[____]% in [____]
and [____]% prior to [____]; and (e) the weighted average spread over the Prime Rate charged to dealers was approximately [____]%. The statistics included in this paragraph and the table below entitled "Geographic Distribution of Accounts in the Trust" with respect to the Accounts and the Receivables in the Trust include approximately an additional $[____] million of principal receivables as to which certain conditions precedent to the transfer thereof to the Trust have not been satisfied and which, accordingly, will not be included in the Trust initially.

Loss Experience

     The following tables set forth VCI's average principal balance of Receivables and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by VWOA to VWOA-franchised dealers as described in this prospectus under "THE DEALER FLOORPLAN FINANCING BUSINESS--Relationship with VWOA". If VWOA is not able to or elects not to provide such assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "RISK FACTORS--The Trust Assets Are Limited to the Receivables and Any Forms of Credit Enhancement" in this prospectus.

               Loss Experience for the U.S. Wholesale Portfolio



                                          Three Months     Year Ended December 31,
                                              Ended        -----------------------
                                         March 31, 2000    1999      1998     1997
                                         --------------    ----      ----     ----
                                                            (Dollars in millions)
Average Principal Receivables
 Balance(1)..............................                    $        $       $
Net Losses(2)............................                    $        $       $
Net Losses/Liquidations..................
Net Losses/Average Principal.............
 Receivables Balance(1)..................

_____________
(1) Average Principal Receivables Balance is the average of the average month-end principal balances for the 12 months ending on the last day of the period.

(2) Net losses in any period are gross losses less recoveries for such period and are recognized as occurring approximately six months from the date an account went into default status. Receivables include recoveries from non-vehicle collateral security in addition to the vehicles.

Aging Experience

     The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

               Age Distribution for the U.S. Wholesale Portfolio

                                   (1) As of Year Ended
                                        December 31,
              Three Months Ended   --------------------
Days            March 31, 2000     1999    1998    1997
----          ------------------   ----    ----    ----
1-120........                         %       %       %
121-180......                         %       %       %
181-270......                         %       %       %
Over 270.....                         %       %       %

_____________
(1) May not add to 100% due to rounding.

Geographic Distribution

     The following table provides the geographic distribution of the Vehicle inventory for all Dealers in the Trust on the basis of receivables outstanding and the number of Dealers generating such portfolio.

               Geographic Distribution of Accounts in the Trust
                             As of March 31, 2000

                                   Percentage
                                       of                         Percentage
                    Total Number   Number of     Receivables    of Receivables
                     of Dealers    Dealers(1)    Outstanding    Outstanding(1)
                    ------------   ----------    -----------    ---------------
California.........
Florida............
Connecticut........
New Jersey.........
Illinois...........
Massachusetts......
New York...........
Pennsylvania.......
Texas..............
Other(2)...........

_____________
(1) May not add to 100% due to rounding.
(2) No other state includes more than 4% of the outstanding Receivables.


                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     Full payment of the Series 2000-1 Notes by the ______ Payment Date (the "Expected Principal Payment Date") depends in large part on repayment by Dealers of the Receivables. Timely payment on the Notes may not occur if Dealer payments are insufficient. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of Receivable payments is uncertain. In addition, there is no assurance that VCI will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. In addition, the shorter the Accumulation Period Length, the greater the likelihood that payment of the Class A Notes or the Class B Notes in full by the Expected Principal Payment Date may be dependent on the reallocation of Principal Collections from other outstanding Series of Notes. If one or more other Series from which Principal Collections are expected to be reallocated to pay the Series 2000-1 Notes enters into an Early Amortization Period or Investment Period after the start of the Accumulation Period for the Series 2000-1 Notes, Principal Collections allocated to such Series generally will not be reallocated to pay principal of the Series 2000-1 Notes. In such a case, the final payment of principal of the Series 2000-1 Notes may be later than the Expected Principal Payment Date.

     Principal for the Series 2000-1 Notes will be payable if an Early Amortization Period that is not terminated has commenced. Because an Early Amortization Event for the Series 2000-1 Notes may occur and initiate an Early Amortization Period, the final distribution of principal on the Class A Notes and the Class B Notes may be made prior to the scheduled termination of the Series 2000-1 Revolving Period or prior to the Expected Principal Payment Date.

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance (calculated as the average of the principal balance at the beginning of the month and the end of the month) for such period. Monthly payment rates reflected in the table include principal credit adjustments. The monthly payment rates presented for all periods reflect actual monthly data. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical actual monthly payment rates with respect to the Eligible Accounts may be different than those shown below.

            Monthly Payment Rates for the U.S. Wholesale Portfolio


                                                             Year Ended December 31,
                                        Three Months Ended   -----------------------
                                          March 31, 2000     1999      1998     1997
                                        ------------------   ----      ----     ----
Highest Month..........................
Lowest Month...........................
Average of the Months in the Period....

                            THE SERIES 2000-1 NOTES

General

     The following is a summary of the material provisions of the Series 2000-1 Notes. This summary is not a complete description of the terms of the Series 2000-1 Notes. You should refer to the remainder of this prospectus as well as to the Trust Agreement, the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Indenture and the Series 2000-1 Supplement for a complete description. The form of the Trust Agreement, the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Indenture and the Series 2000-1 Supplement have been filed with the SEC as exhibits to the registration statement relating to the Series 2000-1 Notes. The Transferor will provide a copy of the Indenture and the Series 2000-1 Supplement (each without exhibits) upon request of a holder of a Series 2000-1 Note (a "Series 2000-1 Noteholder").

     The Class A Notes and the Class B Notes comprise the Series 2000-1 Notes. Trust will issue the Series 2000-1 Notes on the Closing Date pursuant to the terms of the Indenture (the "Indenture"), as supplemented by a Series Supplement (the "Series 2000-1 Supplement"), between the Trust and the Indenture Trustee. Where particular provisions or terms used in the

Indenture or a Series Supplement are referred to, the actual provisions, including definition of terms, are incorporated by reference as part of this summary.

     The Series 2000-1 Notes will initially be represented by one or more Series 2000-1 Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") in the United States, or Clearstream Luxembourg or Euroclear in Europe, except as set forth below. Series 2000-1 Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Series 2000-1 Notes.

     Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus, no Series 2000-1 Noteholder will be entitled to receive a physical certificate representing a Series 2000-1 Note. All references herein to actions by Series 2000-1 Noteholders refer to actions taken by DTC upon instructions from its participants. All references herein to distributions, notices, reports and statements to Series 2000-1 Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Series 2000-1 Notes, as the case may be, for distribution to Series 2000-1 Noteholders in accordance with DTC's procedures. See "--Book-entry Registration" and "--Definitive Notes".

Interest

     The timing and amounts of principal distributions in general for all Series of the Trust are described in "--Trust Distributions--Distributions of Interest" below. Interest on the principal balance of the Class A Notes and the Class B Notes will accrue at the Class A Note Rate and the Class B Note Rate, respectively, and will be payable to the holders of the Class A Notes (the "Class A Noteholders") and to the holders of the Class B Notes (the "Class B Noteholders"), and, together with the Class A Noteholders, the "Series 2000-1 Noteholders") on each Payment Date, commencing _______, 200_. Interest payable on any Payment Date will accrue from and including the preceding Payment Date to but excluding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date to but excluding the first Payment Date) (each, an "Interest Period"). Interest will be calculated on a basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Note Rate calculated on the basis of LIBOR, to the extent permitted by applicable law. Interest payments on the Series 2000-1 Notes will generally be derived from Noteholder Non-Principal Collections for a Collection Period, any withdrawals from the Reserve Account, Investment Proceeds and, under certain circumstances, Additional Noteholder Non-Principal Collections to the extent of the Series 2000-1 Available Subordinated Amount.

     The Class A Note Rate and the Class B Note Rate for each Interest Period will be determined on the LIBOR Determination Date preceding such Interest Period. The "Class A Note Rate" will be equal to the lesser of (a) LIBOR plus ____% and (b) the Assets Receivables Rate for the related Payment Date. The "Class B Note Rate" will be equal to the lesser of (a) LIBOR plus ____% and (b) the Assets Receivables Rate for the related Payment Date. The Class A Note Rate and the Class B Note Rate are each referred to as a "Note Rate".

     If the Class A Note Rate or the Class B Note Rate for a Payment Date calculated on the basis of LIBOR as described above is greater than the Assets Receivable Rate, then the Note Rate for such Payment Date and such class will be the Assets Receivables Rate.

     If the Class A Note Rate or the Class B Note Rate for any Payment Date is based on the Assets Receivables Rate, the excess of (a) the amount of interest on the Class A Notes or the Class B Notes, as the case may be, that would have accrued in respect of the related Interest Period had interest on that Class been calculated based on LIBOR over (b) the amount of interest on the Class A Notes or the Class B Notes, as the case may be, actually accrued in respect of such Interest Period based on the Assets Receivables Rate (such excess, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon calculated on the basis of LIBOR), is referred to as the "Class A Carry-over Amount" or the "Class B Carry-over Amount", as applicable, and together as the "Carry-over Amount"), will be paid on such Payment Date from amounts on deposit in the Yield Supplement Account and, if such amounts are depleted, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series 2000-1 Notes, including payments with respect to principal (including deposits to the Excess Funding Account), Monthly Interest, the Monthly Servicing Fee, the Reserve Account Deposit Amount and the Noteholder Default Amount as described below under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account". In addition, any Class A Carry-over Amount outstanding on the Class A Stated Maturity Date and any Class B Carry-over Amount outstanding on the Class B Stated Maturity Date, after making the distributions described in the preceding sentence, will be paid on such Class A Stated Maturity Date or Class B Stated Maturity Date, as applicable, from certain amounts on deposit in the Reserve Account (to the extent such amounts would otherwise be available to the Certificateholders) and Additional Noteholder Collections on deposit in the Collection Account (to the extent such amounts would otherwise be available to the Certificateholder) as described under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account; Yield Supplement Account". The ratings of the Series 2000-1 Notes do not address the likelihood of payment of any Carry-over Amount.

Principal

     The timing and amounts of principal distributions in general for all Series of the Trust are described in "--Trust Distributions--Distributions of Principal" below. In general, with respect to the Series 2000-1 Notes, no principal payments will be made to the Series 2000-1 Noteholders until the earlier of the Series 2000-1 Expected Principal Payment Date and the first Special Payment Date after the commencement of an Early Amortization Period. On each Payment Date with respect to the Series 2000-1 Revolving Period, collections of Principal Receivables will either be (a) allocated to one or more other Series of Notes which are in Amortization, Early Amortization or Accumulation Periods to cover principal payments due to the Noteholders of any such Series or which provides for excess funding accounts or similar arrangements; (b) deposited into the Excess Funding Account or (c) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Certificateholders. See "--Allocations of Collections; Deposits in the Collection Account", " --Allocation Percentages", "--Trust Distributions", "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Fund" and "--Series 2000-1 Principal Funding Account".

     The "Series 2000-1 Revolving Period" shall mean the period beginning at the close of business on the Closing Date and terminating on the earlier of (a) the close of business on the day immediately preceding the Series 2000-1 Accumulation Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences; provided, however, that the Series 2000-1 Revolving Period may recommence in certain circumstances upon the termination of an Early Amortization Period. See "--Early Amortization Events".

     Unless an Early Amortization Period that is not terminated as described herein shall have commenced, the Series 2000-1 Notes will have an Accumulation Period (the "Series 2000-1 Accumulation Period") of [one to three months long] as described in the following paragraph.

     On the __________ Payment Date and each Payment Date thereafter that occurs prior to the Series 2000-1 Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each such date as the lesser of (1) the number of full Collection Periods between such Payment Date and the Series 2000-1 Expected Principal Payment Date and (2) the product, rounded upwards to the nearest integer not greater than three, of (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last 12 months and (b) a fraction, the numerator of which is the sum of (1) the Series 2000-1 Invested Amount as of such Payment Date (after giving effect to all changes therein on such date) and
(2) the Invested Amounts of all other Series (excluding certain Series) currently in their Amortization or Accumulation Periods or expected to be in their Amortization or Accumulation Periods by the Series 2000-1 Expected Principal Payment Date and the denominator of which is the sum of the Series 2000-1 Invested Amount and the Invested Amounts of all other Series as of such Payment Date (after giving effect to all changes therein on such date) of all other outstanding Series (excluding certain Series) which are scheduled to be outstanding on the Series 2000-1 Expected Principal Payment Date.

     The "Series 2000-1 Accumulation Period Commencement Date" (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the Series 2000-1 Expected Principal Payment Date first equals the Accumulation Period Length as calculated above and shall not thereafter be changed. In addition, if at any time after the ______________ Payment Date, any other outstanding Series (excluding certain Series) shall have entered into an Investment Period or an Early Amortization Period, the Series 2000-1 Accumulation Period Commencement Date shall be the earlier of (1) the date that such outstanding Series shall have entered into its Investment Period or Early Amortization Period and (2) the Series 2000-1 Accumulation Period Commencement Date as previously determined.

     The calculation described above will result in a (1) shorter Series 2000-1 Accumulation Period in the event of increases in the principal payment rate and
(2) longer Series 2000-1 Accumulation Period in the event other Series shall have entered into an Investment Period or Early Amortization Period.

     Unless and until an Early Amortization Period that is not terminated as described herein shall have occurred and until the outstanding principal balance of the Class A Notes is paid in full, on each Deposit Date with respect to the Series 2000-1 Accumulation Period, collections of Principal Receivables allocable to Series 2000-1 Noteholders will no longer be paid for the benefit of another Series or the Certificateholders as described above but instead an amount thereof up to the Class A Controlled Deposit Amount for the Payment Date related to the Collection Period in which such Deposit Date falls will be deposited in the Series 2000-1 Principal Funding Account. The funds deposited in the Series 2000-1 Principal Funding Account and the Series 2000-1 Notes share of amounts in the Excess Funding Account will be used to pay the outstanding principal balance of the Class A Notes on the Series 2000-1 Expected Principal Payment Date. If on such date the sum of the Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account is less than the outstanding principal balance of the Class A Notes, the Early Amortization Period will commence and on each Special Payment Date the Class A Noteholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the outstanding principal balance of the Class A Notes has been paid in full or the Class A Stated Maturity Date has occurred. Even if the sum of the Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account on the Series 2000-1 Expected Principal Payment Date is insufficient to pay the outstanding principal balance of the Class A Notes in full, such amounts will be distributed to the Class A Noteholders at such time.

     Unless and until an Early Amortization Period that is not terminated as described herein shall have occurred and until the outstanding principal balance of the Class B Notes is paid in full, on each Deposit Date with respect to the Series 2000-1 Accumulation Period, collections of Principal Receivables allocable to Series 2000-1 Noteholders will no longer be paid for the benefit of another Series or to the Certificateholders as described above but instead an amount thereof up to the Class B Controlled Deposit Amount for the Payment Date related to the Collection Period in which such Deposit Date falls will be deposited in the Series 2000-1 Principal Funding Account. The funds deposited in the Series 2000-1 Principal Funding Account and the Series 2000-1 share of amounts in the Excess Funding Account remaining after payment of the Class A Notes will be used to pay the outstanding principal balance of the Class B Notes on the Series 2000-1 Expected Principal Payment Date. If on such date the sum of the Series 2000-1 Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account remaining after payment of the Class A Notes is less than the outstanding principal balance of the Class B Notes, the Early Amortization Period will commence and on each Special Payment Date the Class B Noteholders will receive distributions of Class B Monthly Principal and Class B Monthly Interest until the outstanding principal balance of the Class B Notes has been paid in full or the Class B Stated Maturity Date has occurred. Even if the sum of the Series 2000-1 Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account remaining after payment of the Class A Notes on the Series 2000-1 Expected Principal Payment Date is insufficient to pay the outstanding principal balance of the Class B Notes in full, such balances will be distributed to the Class B Noteholders at such time.

     It is expected that the final principal payment with respect to the Class A Notes and the Class B Notes will be made on the Series 2000-1 Expected Principal Payment Date. However, principal of the Class A Notes and the Class B Notes may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "RISK FACTORS--A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Notes" and "--The Failure of Dealers to Make Payments on the Receivables Could Delay or Reduce Payments on the Series 2000-1 Notes".

Collection Account

     The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders (including the Series 2000-1 Noteholders) in the name of the Indenture Trustee (the "Collection Account") into which the Servicer will deposit collections as described in "--Allocation of Collections; Deposits in Collection Account".

     "Eligible Deposit Account" means either

          (a)  a segregated account with an Eligible Institution or

          (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means

          (a)  the corporate trust department of the Indenture Trustee or

          (b) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times:

               (1)  has either:

                    (x) a long-term unsecured debt rating of Aa2 or better by Moody's Investors Service, Inc. ("Moody's") and of AA or better by Standard & Poor's Ratings Services ("Standard & Poor's") or such other rating as is acceptable to each Rating Agency or

                    (y) a certificate of deposit rating of P-1 by Moody's or A-1 by Standard & Poor's or such other rating as is acceptable to each Rating Agency

               and

               (2)  is a member of the Federal Deposit Insurance Corporation.

Funds in the Collection Account generally will be invested in Eligible Investments.

     "Eligible Investments" means any of the following, in each case with a remaining term of no more than one year:

          (a) direct obligations of, and obligations guaranteed as to full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association);

          (b) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any state then rated with the highest available credit rating of the Rating Agencies for such obligations; the obligations must also be, at the time of investment, otherwise acceptable to each Rating Agency;

          (c) demand deposits, time deposits, certificates of deposit, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company, including the Indenture Trustee, incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities, and whose deposits are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of the Trust's investment or contractual commitment to invest therein such depository institution or trust company has the Required Rating or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities;

          (d) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee for any security described in clause
     (a) above or (f) below, or any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company, including the Indenture Trustee, acting as principal, whose obligations, if they had the same maturity as a repurchase agreement, would be Eligible Investments under clause (b) or (c) above;

          (e) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment either the long-term, unsecured debt of such corporation has the highest available rating from the Rating Agencies or the Indenture Trustee shall have received a letter from each Rating Agency stating that the investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities, or commercial paper or other short-term debt having the Required Rating; however, any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment;

          (f) interests in any open-end or close-end management type investment company or investment trust registered under the Investment Company Act, whose portfolio is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, for principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and acceptable to each Rating Agency, as approved in writing by each Rating Agency, as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the closing date;

          (g) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities by each Rating Agency;

          (h) investments in Eligible Investments maintained in "sweep accounts", short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the Federal Deposit Insurance Corporation, the short-term debt of which has the highest available credit rating of the Rating Agencies;

          (i) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

          (j) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes), except, that the fund or the investment in the fund shall be rated with the highest available credit rating of Moody's and Standard & Poor's and redemptions shall be permitted on a daily or next business day basis; and

          (k) other investments acceptable to each Rating Agency, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by such Rating Agency.

     Notwithstanding anything to the contrary contained in the foregoing definition:

          (a)  no Eligible Investment may be purchased at a premium;

          (b) any of the foregoing which constitutes a certificated security shall not be considered a Eligible Investment unless

               (1) in the case of a certificated security that is in bearer form, the Indenture Trustee acquires physical possession of such certificated security, or a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

               (2) in the case of a certificated security that is in registered form,

                         (A) the Indenture Trustee acquires physical possession of the certificated security, a person, other than a securities intermediary, acquires possession of the certificated security for the Indenture Trustee, or a securities intermediary acting for the Indenture Trustee acquires possession of the certificated security and the certificated security has been specially indorsed to the Indenture Trustee, and

                         (B) the certificated security is indorsed to the Indenture Trustee or in blank by an effective Endorsement, or the certificated security is registered in the name of the Indenture Trustee;

          (c) any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless

               (1) the Indenture Trustee is registered by the issuer as the owner of the Eligible Investment,

               (2) a person, other than a securities intermediary, becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or

               (3) the issuer of the uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of the uncertificated security;

          (d) any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless the Indenture Trustee becomes the entitlement holder thereof, or the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder; and

          (e) any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee has given value, and does not have notice of a materially adverse claim.

     For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each

Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Securities by such Rating Agency.

     Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating investments.

Allocation of Collections; Deposits in Collection Account

     The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding portions allocable to the Transferor) in each calendar month (each, a "Collection Period") into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as:

          (1) VCI remains the Servicer under the Trust Sale and Servicing Agreement,

          (2)  no Servicing Default has occurred and is continuing, and

          (3) VCI either (a) maintains a net worth of at least $250,000,000 as certified in writing at least annually in a certificate delivered to the Rating Agencies, (b) arranges for and maintains a letter of credit or other form of Enhancement for the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (c) otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below,

VCI need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the Payment Date (whether or not such funds will be distributed to Noteholders, retained in the Collection Account or deposited in another account on such Payment Date), at which time VCI will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above, the Servicer shall have delivered to the Indenture Trustee and the Owner Trustee written confirmation from the applicable Rating Agencies that the failure by VCI to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes. In addition, during any Collection Period, the Servicer will generally be required to deposit collections into the Collection Account only up to the aggregate amount of collections required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Noteholders of any Series or, without duplication, distributed on the related Payment Date to Noteholders, to any agent or to any Enhancement Provider pursuant to the terms of any Series Supplement or agreement providing Enhancement ("Enhancement Agreement") with respect to the related Collection Period and if, at any time prior to that Payment Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw the excess from the Collection Account.

     On any date on which collections are deposited in the Collection Account, the Servicer will distribute to the Certificateholders in accordance with the Trust Sale and Servicing Agreement the portion allocated to the Certificateholders of the Non-Principal Collections allocable to each Series as specified in the related Series Supplement. In addition, during the Revolving Period for any Series of Notes, the Servicer will distribute to the Certificateholders on each date of deposit the amount of Excess Principal Collections if the Pool Balance is greater than or equal to the Required Pool Balance unless such funds are required to be allocated to another Series as described in "Allocation Percentages--Excess Principal Collections for all Series".

Excess Funding Account

     The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders of all Series in the name of the Indenture Trustee (the "Excess Funding Account") into which the Servicer will deposit the net proceeds from the issuance of any new Series of Notes or any increase in the principal amount of any Series of Notes in an amount equal to the excess of the Required Pool Balance over the Pool Balance. The remainder of such funds may be distributed to the Certificateholders or, at their direction, deposited in the Excess Funding Account. In addition, the Certificateholders may direct the Servicer, Owner Trustee and Indenture Trustee to deposit any amounts otherwise distributable to the Certificateholders into the Excess Funding Account.

     Funds on deposit in the Excess Funding Account will be invested by the Indenture Trustee at the direction of the Servicer generally in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Excess Funding Account will be credited to the Collection Account and shall be Non-Principal Collections when so deposited.

     Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Certificateholders or allocated to one or more other Series of Notes which are in Controlled Amortization, Early Amortization, Investment or Accumulation Periods. At least once each month on the Determination Date, available amounts will be deposited in the Excess Funding Account to the extent that the Required Pool Balance exceeds the Pool Balance on such date, including a portion of Principal Collections allocated to a Series during the Revolving Period for such Series, unless the Servicer shall be required to make daily deposits into the Collection Account, in which case such deposits will be made daily.

     The Series 2000-1 Notes' share of funds on deposit in the Excess Funding Account on the Expected Principal Payment Date will be deposited in the Series 2000-1 Principal Funding Account on such date. The Series 2000-1 Noteholders will not be entitled to any funds in the Excess Funding Account after such deposit has been made.

Allocation Percentages

     Allocations among Series. Pursuant to the Indenture, during each Collection Period the Servicer will allocate to each outstanding Series its share of Non-Principal Collections, Principal Collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Non-Principal Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

          "Initial Invested Amount" means, for any Series and for any date, the amount specified in the related Series Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

          "Miscellaneous Payments" for any Collection Period means the sum of Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Payment Date available to be treated as Miscellaneous Payments.

          "Reset Date" means the last day of a Collection Period and the business day immediately preceding an Advance Date or a Pay Down Date, each as specified in the related Series Supplement.

          "Series Adjusted Invested Amount" means, for a Series for any date, an amount equal to the sum of (a) the Initial Invested Amount of that Series on the most recent Reset Date and (b) the Target Available Subordinated Amount for that Series on the most recent Reset Date.

          "Series Allocable Non-Principal Collections", "Series Allocable Principal Collections", "Series Allocable Defaulted Amount" and "Series Allocable Miscellaneous Payments" mean, for any Series for any day, the product of the Series Allocation Percentage for that Series and the amount of Non-Principal Collections, Principal Collections, the Defaulted Amount and Miscellaneous Payments, respectively, for such day.

          "Series Allocation Percentage" means, for a Series for any day, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of such day and the denominator of which is the Trust Adjusted Invested Amount as of such day.

          "Target Available Subordinated Amount" means, for a Series for any day, the Available Subordinated Amount that would result if the Available Subordinated Amount for each Series was calculated as if the amount on deposit in the Excess Funding Account was zero and the Incremental Subordinated Amount (as defined in the related Series Supplement) was zero.

          "Trust Adjusted Invested Amount" means, for any day, the sum of the Series Adjusted Invested Amounts for all outstanding Series.

     Excess Principal Collections for all Series. Principal Collections allocated to the Notes of a Series with respect to a Collection Period during an Accumulation Period, Amortization Period, Investment Period or Early Amortization Period for that Series or a class of that Series, will first be allocated to make required payments of principal to the Principal Funding Account for such Series or to the Noteholders of that Series or a class of that Series. The Servicer will determine for each Collection Period the amount of available Noteholder principal collections for each Series remaining after the required payments, if any ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to Noteholders of any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and other specified amounts allocated to that Series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover unreimbursed receivable charge-offs ("Investor Charge-Offs") for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections generally will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be first, deposited into the Excess Funding Account to the extent the Required Pool Balance exceeds the Pool Balance and second, distributed to the Certificateholders in accordance with the Trust Agreement.

     Allocation of Collections for Series 2000-1. The Servicer will allocate amounts initially allocated to each Series between the Notes and the Certificates for each Collection Period as described in applicable the Series Supplement. The Servicer will allocate amounts initially allocated to Series 2000-1 as described above between the Series 2000-1 Noteholders and the Certificateholders for each Collection Period as follows:

          (1) Series Allocable Non-Principal Collections and the Series Allocable Defaulted Amount will be allocated to Series 2000-1 Noteholders based on the Floating Allocation Percentage;

          (2) during the Series 2000-1 Revolving Period, Series Allocable Principal Collections will be treated as Excess Principal Collections based on the Floating Allocation Percentage;

          (3) during the Series 2000-1 Accumulation Period and any Early Amortization Period, Series Allocable Principal Collections will be allocated to Series 2000-1 Noteholders based on the Principal Allocation Percentage; and

          (4) Series Allocable Miscellaneous Payments will be treated as Series Allocable Principal Collections; except that Series Allocable Miscellaneous Payments consisting of the amount of Adjustment Payments that (1) were paid after their due date and (2) have been included in the Monthly Dilution Amount for any prior Collection Period will be treated as Series Allocable Non-Principal Collections.

     Amounts not allocated to the Series 2000-1 Noteholders as described above will be allocated to the Certificateholders but certain portions thereof may be available to pay the Noteholders of other Series.

Allocation of Collections; Limited Subordination of Certificates

     On each Deposit Date, the Servicer will allocate and distribute to the Certificateholders an amount equal to (a) the Excess Certificateholder Percentage for the related Collection Period of Series Allocable Principal Collections for such date; except that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit
Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance and (b) the Excess Certificateholder Percentage for the related Collection Period of Series Allocable Non-Principal Collections for such date. In addition, on each Deposit Date, an amount equal to the Additional Noteholder Non-Principal Collections for such Deposit Date shall be retained in the Collection Account to the extent that the Reserve Account Required Amount exceeds the amount in the Reserve Account. During an Early Amortization Period, Additional Noteholder Principal Collections shall be retained in the Collection Account and treated as Available Noteholder Principal Collections.

     Any remaining Additional Noteholder Collections for a Deposit Date not required to be retained in the Collection Account pursuant to the preceding paragraph or distributed in the amount of the Required Draw Amount will be distributed to the Certificateholders if the Pool Balance (determined after giving effect to the Principal Receivables transferred to the Trust on such date) exceeds the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Deposit Date).

Trust Distributions

     Non-Principal Collections, Collections and other amounts allocable to a Series of Notes generally will be used to make interest payments to Noteholders of that Series on each date established for that Series. The Notes of each Series also will have a revolving period during which no principal payments are made on the Notes (the "Revolving Period"). If the principal of the Notes of a Series is scheduled to be paid in full on an expected date, (the "Expected Principal Payment Date"), the Notes will have an accumulation period (the "Accumulation Period"). During an Accumulation Period, Principal Collections and other specified amounts allocable to a Series will be deposited into a trust account established for the benefit of the Noteholders of that Series (a "Principal Funding Account") and used to make principal distributions to the Noteholders of that Series when due. The amount to be deposited in the Principal Funding Account for any Series of Notes on any Payment Date may, but will not necessarily, be limited to a specified amount (the "Controlled Deposit Amount").

     If the principal of the Notes of a Series is scheduled to be paid in installments commencing on a specified date (the "Principal Commencement Date"), the Notes will have an amortization period (the "Amortization Period"). During an Amortization Period, Principal Collections and other specified amounts allocable to a Series will be used on each Payment Date to make principal distributions. The payment of principal of the Notes of a Series may commence earlier than the applicable Expected Principal Payment Date or Principal Commencement Date, and the final principal payment for the Notes of a Series may be made earlier or later than the applicable Expected Principal Payment Date or other expected date if an Early Amortization Event occurs for that Series.

     The Notes of a Series also may have an investment period (the "Investment Period"). The Investment Period for a Series of Notes will begin on the day (the "Investment Period Commencement Date") on which an investment event specified in the related Series Supplement for that Series has occurred (an "Investment Event"). During the Investment Period, Principal Collections and other specified amounts allocable to the Notes or a Series will be deposited on each Payment Date in a Principal Funding Account and used to make principal distributions to the Noteholders of that Series when due. There are no Investment Events for the Series 2000-1 Notes.

     After the date on which the amount on deposit in the Principal Funding Account for a Series of Notes equals the outstanding principal amount of the Notes of that Series (the "Fully Funded Date"), Noteholders of that Series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture, and all remedies for breaches of those representations and warranties, will no longer accrue to the benefit of the Noteholders of that Series, in each case unless the Revolving Period for that Series recommences. In addition, upon the occurrence of the Fully Funded Date for a Series, no Non-Principal Collections, Principal Collections, defaulted Receivables or Miscellaneous Payments will be allocated to that Series unless the Revolving Period for that Series recommences. See "THE TRANSFER AND SERVICING AGREEMENTS--Termination; Fully Funded Date".

     During the period (the "Early Amortization Period") beginning on the day on which an Early Amortization Event has occurred for a Series of Notes and ending on the earliest of (1) the payment in full of the outstanding principal balance of the Notes of that Series, (2) the recommencement of the Revolving Period for that Series and (3) the Termination Date for that Series, the Revolving Period, the Investment Period, the Amortization Period or the Accumulation Period, as the case may be, for that Series will terminate. See "--Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period for a Series of Notes. During the Early Amortization Period for a Series of Notes, Principal Collections and other specified amounts allocable to the Notes of a Series will be distributed as principal payments to the applicable Noteholders monthly on each Payment Date. During the Early Amortization Period for a Series of Notes, distributions of principal to Noteholders of that Series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount.

Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account

     Non-Principal Collections. On each Payment Date, commencing with the initial Payment Date, the Servicer shall instruct the Indenture Trustee to apply Noteholder Non-Principal Collections and Investment Proceeds, if any, in respect of the related Collection Period to make the following distributions in the following priority:

          (1) first, an amount equal to the Noteholder Monthly Servicing Fee for such Payment Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described under "--Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

          (2) second, an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior Payment Date (plus, but only to the extent permitted under applicable law, interest at the Class A Note Rate on Class A Monthly Interest previously due but not distributed), shall be distributed to the Class A Noteholders;

          (3) third, an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior Payment Date (plus, but only to the extent permitted under applicable law, interest at the Class B Note Rate on Class B Monthly Interest previously due but not distributed), shall be distributed to the Class B Noteholders;

          (4) fourth, an amount equal to the Reserve Account Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Account;

          (5) fifth, an amount equal to the Noteholder Default Amount and the Monthly Dilution Amount, if any, for such Payment Date shall be treated as a portion of Available Noteholder Principal Collections for such Payment Date;

          (6) sixth, an amount equal to any outstanding Class A Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account in respect of the Class B Notes) shall be distributed to the Class A Noteholders;

          (7) seventh, an amount equal to any outstanding Class B Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account in respect of the Class A Notes) shall be distributed to the Class B Noteholders;

          (8) eighth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Payment Date will be deposited to the Yield Supplement Account;

          (9) ninth, an amount equal to the aggregate amount of Series 2000-1 Noteholder Charge-Offs which have not been previously reversed shall be treated as a portion of Available Noteholder Principal Collections with respect to such Payment Date and shall increase the Series 2000-1 Invested Amount (the "Noteholder Charge-Off Reversal Amount");

          (10) tenth, an amount equal to the amount of reductions of the Series 2000-1 Available Subordinated Amount on account of Noteholder Default Amounts and Monthly Dilution Amounts that have not previously been reinstated shall be distributed to the Certificateholders and shall increase the Series 2000-1 Available Subordinated Amount;

          (11) eleventh, an amount equal to the aggregate outstanding amounts of Monthly Servicing Fee which have been previously waived shall be distributed to the Servicer; and

          (12) twelfth, the balance shall be distributed to the Certificateholders.

     If such Noteholder Non-Principal Collections and Investment Proceeds are not sufficient to make the entire distributions required by clauses (1), (2),
(3) and (5) and, in the case of the Class A Stated Maturity Date or the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero only, clause (6) and, in the case of the Class B Stated Maturity Date or the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero only, clause (7), the Indenture Trustee shall withdraw funds from the Reserve Account (in the case of clauses (6) and (7) only to the extent such amounts would otherwise be distributed to the Certificateholders) and apply such funds to complete the distributions pursuant to such clauses; provided, however, that during any Early Amortization Period funds shall not be withdrawn from the Reserve Account to make distributions required by clause (5) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Account shall be less than $________.

     If such Noteholder Non-Principal Collections, Investment Proceeds and funds withdrawn from the Reserve Account not sufficient to make the entire distributions required by clauses (1), (2), (3) and (5) (such shortfall being the "Deficiency Amount"), the Indenture Trustee shall apply the amount of Additional Noteholder Collections for the related Collection Period on deposit in the Collection Account on such Payment Date, but only up to the Series 2000-1 Available Subordinated Amount, to make the distributions required by clauses
(1), (2), (3) and (5) above that have not been made (the amount of Additional Noteholder Collections so applied being referred to as the "Required Draw Amount"), and, if such Payment Date is either the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero or the Class A Stated Maturity Date or the Class B Stated Maturity Date, the distributions required by clause (6) on the Class A Notes or clause (7) on the Class B Notes, as applicable, that have not been made. The Series 2000-1 Available Subordinated Amount will be reduced by the amount of Additional Noteholder Collections so applied. If the amount necessary to complete the distributions referred to in this paragraph exceeds such Additional Noteholder Collections, the Series 2000-1 Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Noteholder Default Amount and the portion of Adjustment Payments not paid by the Transferor, in order to maintain the Series 2000-1 Invested Amount.

     Reserve Account. The "Reserve Account" will be an Eligible Deposit Account established and maintained in the name of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Trust will deposit $___________ (____% of the principal balance of the Series 2000-1 Notes) into the Reserve Account. The "Reserve Account Required Amount" for any Payment Date with respect to an Early Amortization Period is an amount equal to the Excess Reserve Account Required Amount, and for any other Payment Date is an amount equal to [___]% of the outstanding principal balance of the Series 2000-1 Notes for the next following Payment Date (after giving effect to any change therein on such Payment Date). The "Reserve Account Deposit Amount" is the amount, if any, by which the Reserve

Account Required Amount exceeds the amount on deposit in the Reserve Account. Funds in the Reserve Account will be invested in Eligible Investments that will mature on or prior to the next Payment Date. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Account as set forth under "-- Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account". After the earlier of the payment in full of the outstanding principal balance of the Series 2000-1 Notes and the Class B Stated Maturity Date, any funds remaining on deposit in the Reserve Account will be paid to the Certificateholders.

     If, after giving effect to the allocations, distributions and deposits in the Reserve Account described above under "--Non-Principal Collections", the amount in the Reserve Account is less than the Reserve Account Required Amount for such Payment Date, the Indenture Trustee shall deposit any remaining Additional Noteholder Non-Principal Collections for the related Collection Period into the Reserve Account until the amount in the Reserve Account is equal to such Reserve Account Required Amount.

     The "Excess Reserve Account Required Amount" for any such Payment Date means an amount equal to the greater of

     (a) [__]% of the initial principal balance of the Series 2000-1 Notes at the end of the Series 2000-1 Revolving Period

     and

     (b)  the excess of

          (1) the Series 2000-1 Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date)

          over

          (2) the excess of (x) the Series Allocation Percentage of the Pool Balance on the most recent Reset Date over (y) the Series 2000-1 Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date);

provided that the Excess Reserve Account Required Amount shall not exceed such Series 2000-1 Available Subordinated Amount.

     Yield Supplement Account. The Yield Supplement Account will be an Eligible Deposit Account established and maintained in the name of the Trustee for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Transferor will deposit $__________ (___% of the principal balance of the Series 2000-1 Notes) into the Yield Supplement Account. The "Yield Supplement Account Required Amount" for any Payment Date will equal ___% of the outstanding principal balance of the Series 200-1 Notes for such Payment Date (after giving effect to any change therein on such Payment Date). On any Payment Date on which there is a Class A Carry-over Amount or Class B Carry-over Amount, the amount on deposit in the Yield Supplement Account on such Payment Date will be applied by the Trustee first, up to the amount of any Class A Carry-over Amount to satisfy such Class A Carry-over Amount and second, up to the amount of any such Class B Carry-over Amount to satisfy such Class B Carry-over Amount. The "Yield Supplement Account Deposit Amount" is the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit on the Yield Supplement Account. Funds in the Yield Supplement Account will be invested in Eligible Investments that mature on or prior to the next Payment Date. After the earlier of the payment in full of the outstanding principal balance of the Series 2000-1 Notes and [_______________], the date no later than which principal and interest are due and payable on the Series 2000-1 Notes, any funds remaining on deposit in the Yield Supplement Account will be paid to the Transferor.

Available Subordinated Amount

     Available Subordinated Amounts for all Series. The Certificates will be subordinated to the rights of the Noteholders of each Series to the extent described in the related Series Supplement. The amount of the subordination for any Series of Notes is referred to herein as the "Available Subordinated Amount" for that Series.

     Series 2000-1 Available Subordinated Amount. The "Series 2000-1 Available Subordinated Amount" means, on the Closing Date, the Required Subordinated Amount and, on any subsequent day of determination, an amount equal to the lesser of (x) the Required Subordinated Amount for that day and (y) the Series 2000-1 Available Subordinated Amount for the most recent Reset Date, minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date, plus (B) the amount of Noteholder Non-Principal Collections and Investment Proceeds for any such Payment Date distributed to the Certificateholders in respect of Noteholder Default Amounts and Monthly Dilution Amounts that had previously reduced the Series 2000-1 Available Subordinated Amount, minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination plus (E) the Subordinated Percentage of the decrease in the Series Allocable Excess Funding Amount since the most recent Reset Date, minus (F) the Subordinated Percentage of the increase in the Series Allocable Excess Funding Amount since the most recent Reset Date.

     The Certificateholders may, in their sole discretion, at any time increase the Series 2000-1 Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (1) $________ or (2) ____% of the Series 2000-1 Invested Amount. The Certificateholders are not under any obligation to increase the Series 2000-1 Available Subordinated Amount at any time, except as described herein. If the Series 2000-1 Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Certificateholders could elect to increase the Series 2000-1 Available Subordinated Amount at the time such Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

     Limitations of Subordination. The presence of the Series 2000-1 Available Subordinated Amount is intended to enhance the likelihood of receipt by Series 2000-1 Noteholders of the full amount of principal of and interest on the Series 2000-1 Notes and to decrease the likelihood that the Series 2000-1 Noteholders will experience losses. However, the presence of the Series 2000-1 Available Subordinated Amount will not provide protection against all risks of loss or will guarantee repayment of the entire principal balance of and interest on the Series 2000-1 Notes. If losses occur which exceed the amount covered by the Series 2000-1 Available Subordinated Amount or which are not covered by the Series 2000-1 Available Subordinated Amount, the Series 2000-1 Noteholders will bear their allocable share of deficiencies.

Principal Collections

     On each Deposit Date with respect to the Series 2000-1 Revolving Period, all Series Allocable Principal Collections allocated to the Series 2000-1 Noteholders shall be treated as Excess Principal Collections and made available to other Series, deposited into the Excess Funding Account or paid to the Certificateholders.

     On each Deposit Date, with respect to the Series 2000-1 Accumulation Period or any Early Amortization Period, all Available Noteholder Principal Collections will be allocated as follows:

               (1) first, to the Series 2000-1 Principal Funding Account until all such amounts deposited during the Collection Period equals the Class A Monthly Principal for such Payment Date;

               (2) second, to the Series 2000-1 Principal Funding Account until all such amounts deposited during the Collection Period equals the Class B Monthly Principal for such Payment Date; and

               (3) third, the balance, if any, will be allocated to Excess Principal Collections and made available to other Series.

     In the event that the Class B principal balance is greater than zero on the Class B Stated Maturity Date, any funds remaining in the Reserve Account (after the application of funds in the Reserve Account as described above under "Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account--Non-Principal Collections") will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Class B Stated Maturity Date.

Excess Principal Collections

     The Servicer will allocate Excess Principal Collections to cover any principal distributions to Noteholders for any Series entitled thereto which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). See "Maturity and Principal Payment Considerations". Excess Principal Collections will generally not be used to cover reductions in the Invested Amount of any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls.

Series 2000-1 Principal Funding Account

     The Servicer will establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series 2000-1 Noteholders (the "Series 2000-1 Principal Funding Account"). On each Payment Date with respect to the Series 2000-1 Accumulation Period, Class A Monthly Principal and Class B Monthly Principal will be deposited in the Series 2000-1 Principal Funding Account, in each case as provided above under "--Principal Collections". If, however, an Early Amortization Period that is not terminated as described herein commences during the Series 2000-1 Accumulation Period, the Principal Funding Account Balance shall be paid to the Series 2000-1 Noteholders on the first Special Payment Date.

     All amounts on deposit in the Series 2000-1 Principal Funding Account on any Payment Date prior to the Expected Principal Payment Date (after giving effect to distributions to be made on such Payment Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit by the Indenture Trustee at the direction of the Servicer in Eligible Investments that will mature on or prior to the Expected Principal Payment Date. On and after the Expected Principal Payment Date, amounts on deposit in the Series 2000-1 Principal Funding Account will be invested in Eligible Investments that will mature on or prior to the following Payment Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating such investments. On each Payment Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account".

Distributions to Series 2000-1 Noteholders

     Payments to Series 2000-1 Noteholders will be made from the Collection Account, the Reserve Account, and the Series 2000-1 Principal Funding Account.

          (a) The Servicer shall instruct the Indenture Trustee to apply funds on deposit in the Collection Account and the Reserve Account and shall instruct the Indenture Trustee to distribute on each Payment Date the amounts on deposit in the Collection Account and the Reserve Account as are payable to the Series 2000-1 Noteholders with respect to accrued interest to the Series 2000-1 Noteholders, except that (1) no Class B Monthly Interest shall be paid to the Class B Noteholders until all Class A Monthly Interest has been paid the Class A Noteholders and (2) no Class B Carry-over Amount shall be paid to the Class B Noteholders until all Class A Carry-over Amounts have been paid to the Class A Noteholders, respectively.

          (b) The Servicer shall instruct the Indenture Trustee to apply the funds on deposit in the Series 2000-1 Principal Funding Account and the Collection Account and shall

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

instruct the Indenture Trustee to make, without duplication, the following distributions at the following times:

               (1) on the Expected Principal Payment Date and each Special Payment Date, the amounts on deposit in the Series 2000-1 Principal Funding Account and the Collection Account as are payable to Class A Noteholders with respect to principal shall be distributed to the Class A Noteholders up to a maximum amount on any such date equal to the outstanding principal amount of the Class A Notes.

               (2) if all of the amounts due and owing to the Class A Noteholders pursuant to clause (1) above have been paid in full, on the Expected Principal Payment Date and each Special Payment Date, the amounts on deposit in the Series 2000-1 Principal Funding Account and the Collection Account as are payable to Class B Noteholders with respect to principal shall be distributed to the Class B Noteholders up to a maximum amount on any such date equal to the outstanding principal amount of the Class B Notes.

          (c) On each Payment Date on which there is an unpaid Class A Carry-over Amount, the Servicer shall instruct the Indenture Trustee to distribute to the Class A Noteholders such Class A Carry-over Amount to the extent funds are available therefor first, from amounts on deposit in the Yield Supplement Account and second, after making all required distributions and deposits with respect to the Series 2000-1 Notes as provided above under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account--Non-Principal Collections".

          (d) On each Payment Date on which there is an unpaid Class B Carry-over Amount, the Servicer shall instruct the Indenture Trustee to distribute to the Class B Noteholders such Class B Carry-over Amount first from amounts remaining on deposit in the Yield Supplement Account after giving effect to the withdrawal of any amount or deposit therein to pay any Class A Carry-over Amount on such Payment Date and second, to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 2000-1 Notes as provided above under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account--Non-Principal Collections".

          (e) If on the Class A Stated Maturity Date there is any Class A Carry-over Amount or on the Class B Stated Maturity Date there is any Class B Carry-over Amount (in each case after giving effect to any distributions on such date pursuant to (a) through (d) above), the Indenture Trustee shall distribute to the Class A Noteholders or the Class B Noteholders, as applicable, (1) certain amounts on deposit in the Reserve Account (to the extent such amounts would otherwise be distributed to the Certificateholders) and (2) Additional Noteholder Collections on deposit in the Collection Account (to the extent such amounts would otherwise be distributed to the Certificateholders) which are available to satisfy such Class A Carry-over Amount or Class B Carry-over Amount on the Class A Stated Maturity Date or Class B Stated Maturity Date, as applicable, as described above under "--Distributions from the

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

     Collection Account; Reserve Account for the Series 2000-1 Notes; Reserve Account--Non-Principal Collections". If, however, there is any Carry-over Amount, such funds will also be available on the date on which the principal balance of the Series 2000-1 Notes has been reduced to zero.

     All distributions shall be made to the Series 2000-1 Noteholders of record at the close of business on the day immediately preceding the related Payment Date (each such day a "Record Date"), except that the final distribution with respect to any Series 2000-1 Note will be made only upon surrender of such Series 2000-1 Note.

Series 2000-1 Noteholder Charge-Offs

     If the Series 2000-1 Available Subordinated Amount is reduced to zero and on any Payment Date the Deficiency Amount is greater than zero, the Series 2000-1 Invested Amount will be reduced by the Deficiency Amount, but not by more than the sum of the Noteholder Default Amount and the Monthly Dilution Amount for such Payment Date (a "Series 2000-1 Noteholder Charge-Off"). Any such reduction shall be applied first to reduce the Class B Invested Amount (a "Class B Noteholder Charge-Off"), and then to reduce the Class A Invested Amount (a "Class A Noteholder Charge-Off") but not below zero. Any reduction in the Series 2000-1 Invested Amount of any class will have the effect of slowing or reducing the return of principal to the holders of Series 2000-1 Notes of that class. If the Invested Amount of any class of the Series 2000-1 Notes has been reduced by any Series 2000-1 Noteholder Charge-Offs, it will thereafter be increased on any Payment Date (but not by an amount in excess of the aggregate unreversed Series 2000-1 Noteholder Charge-Offs) by the Noteholder Charge-Off Reversal Amount as described above under "--Distributions from the Collection Account; Reserve Account--Non-Principal Collections". Any such increase shall be applied first to the Class A Invested Amount until all previously unreversed Class A Noteholder Charge-Offs have been reversed, then to the Class B Invested Amount until all previously unreversed Class B Noteholder Charge-Offs have been reversed, and then to the Class B Invested Amount until all previously unreversed Class B Noteholder Charge-Offs have been reversed.

Early Amortization Events

     Commencing on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred for any Series of Notes, Principal Collections allocable to such Series will no longer be paid to the Transferor, allocated to any other Series or retained in the Principal Funding Account for such Series but instead will be distributed to Noteholders of such Series monthly on each Payment Date and the Controlled Deposit Amount or Amortization Amount, if any, will no longer apply to distributions of principal on the Notes of such Series, in each case except as described below or provided in the related Series Supplement.

          An Early Amortization Event refers to, for any Series of Notes, any of the events so defined in the Series Supplement relating to the Series and described in the related Series Supplement, as well as either of the following events:

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

          (1) the occurrence of specified events of bankruptcy, insolvency or receivership relating to the Trust or the Transferor;

          (2) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940;

          (3) a failure of the Transferor to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Trust Sale and Servicing Agreements; and

          (4) on any Determination Date, as of the last day of each of the two preceding Collection Periods, the aggregate balance of Receivables relating to Used Vehicles exceeds [20]% of the Pool Balance on such last day.

     The Early Amortization Events with respect to the Series 2000-1 Notes will also include each of the following events:

          (5) failure on the part of the Transferor, the Servicer or VCI, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice of such failure;

          (6) any representation or warranty made by VCI in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement;

          (7) on any Determination Date, the Series 2000-1 Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Payment Date;

          (8) any Servicing Default with respect to the Series 2000-1 Notes occurs;

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

          (9) on any Determination Date, the average of the Monthly Payment Rates for the six preceding Collection Periods, is less than [__]%;

          (10) the occurrence of an Event of Default with respect to the Series 2000-1 Notes and the declaration that the Series 2000-1 Notes are due and payable; and

          (11) any Carry-over Amount is outstanding on six consecutive Payment Dates.

The events described in clauses 1 through 11 above are known in this prospectus as "Early Amortization Events".

     In the case of any event described in clause 3, 5, 6, 8 or 10 above, an Early Amortization Event with respect to Series 2000-1 will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Indenture Trustee or Series 2000-1 Noteholders holding Series 2000-1 Notes evidencing more than 50% of the aggregate unpaid principal amount of the Class A Notes by written notice to the Trust, the Transferor and the Servicer (and the Indenture Trustee, if given by Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any Early Amortization Event described in clause 1, 2, 4, 6, 9, and 11 above, an Early Amortization Event with respect to Series 2000-1 will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2000-1 Noteholders immediately upon the occurrence of such event.

     The Early Amortization Period for such Series will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Series 2000-1 Noteholders will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has commenced, except as described below.

     Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Series 2000-1 Revolving Period may terminate and the Series 2000-1 Revolving Period recommence. If an Early Amortization Event occurs, the Series 2000-1 Revolving Period will recommence following receipt of (1) written confirmation by each Rating Agency that its rating of the Series 2000-1 Notes will not be withdrawn or lowered as a result of such recommencement and (2) the consent of Class A Noteholders holding Class A Notes evidencing more than 50% of the aggregate unpaid principal amount of the Class A Notes to such recommencement, except that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Series 2000-1 Revolving Period has not occurred.

     In addition to the consequences of an Early Amortization Event discussed above, if the Transferor violates its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement, on the day of such violation, the Transferor will (subject to the actions of the Noteholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Indenture Trustee of such violation, as applicable. Under the terms of the Trust Sale and Servicing Agreement, within 15 days the Indenture Trustee will publish a notice

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

of such violation stating that the Indenture Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Notes of each outstanding Series representing more than 50% of the aggregate unpaid principal amount of the Notes of each such Series (or, for any Series with two or more classes (such as the Series 2000-1 Notes), the Notes of each such class) and each person holding a Supplemental Certificate, instruct the Indenture Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Notes and the proceeds of any collections on the Receivables in the Collection Account allocable to the Notes are not sufficient to pay the aggregate unpaid principal balance of the Notes in full plus accrued and unpaid interest thereon, Noteholders will incur a loss.

Stated Maturity Date

     The last payment of principal and interest on the Class A Notes will be due and payable no later than the _______ Payment Date (the "Class A Stated Maturity Date"). The last payment of principal and interest on the Class B Notes will be due and payable no later than the ________ Payment Date (the "Class B Stated Maturity Date"). In the event that the aggregate outstanding principal amount of the Class A Notes or Class B Notes is greater than zero on the Class A Stated Maturity Date or Class B Stated Maturity Date, as applicable (after giving effect to deposits and distributions otherwise to be made on such Class A Stated Maturity Date or such Class B Stated Maturity Date, as applicable), upon receipt of an opinion of counsel to the effect that its action will not result in the trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables, as specified in the Indenture, in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of and accrued and unpaid interest on the Class A Notes on such Class A Stated Maturity Date or Class B Notes on such Class B Maturity Date, as applicable (after giving effect to such deposits and distributions). In no event, however, shall such amount exceed the sum of the Series 2000-1 Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date). The amount of Receivables sold shall first reduce the Class A Invested Amount, but not to below zero, then any remaining amounts shall reduce the Series 2000-1 Available Subordinate Amount, but not to below zero, and then any amounts still remaining shall reduce the Class B Invested Amount, but not below zero. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Class A Noteholders on the Class A Stated Maturity Date as the final payment of the Class A Notes, and the Class A Noteholders shall not receive any additional payments with respect to the Class A Notes. The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Class B Noteholders on the Class B Stated Maturity Date as the final payment of the Class B Notes, and the Class B Noteholders shall receive any additional payments with respect to the Class B Notes.

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

Payment Event of Default

     In the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Series 2000-1 Notes has occurred and the Series 2000-1 Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of the Series 2000-1 Notes, upon receipt of an opinion of counsel to the effect that its action will not result in the trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivable or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2000-1 Notes then outstanding on such date; provided, however, in no event shall such amount exceed the lesser of (a) the sum of the Series 2000-1 Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date); and (b) the Series Allocation Percentage of Receivables on such date. The net proceeds of such sale will be paid pro rata to the Class A Noteholders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Class A Notes and then, to the extent of funds remaining, to the Class B Noteholders, and the Series 2000-1 Noteholders shall not receive any additional payments with respect to the Series 2000-1 Notes.

Optional Repurchase

     The Series 2000-1 Notes will be subject to optional repurchase by VCI on any Payment Date after the aggregate outstanding principal balance of the Series 2000-1 Notes is reduced to an amount less than or equal to $_______ (10% of the initial outstanding principal amount of the Series 2000-1 Notes). The purchase price will equal the sum of (1) the aggregate outstanding principal balance of the Series 2000-1 Notes to be repurchased on the Determination Date preceding the Payment Date on which the purchase is scheduled to be made, (2) accrued and unpaid interest on the Series 2000-1 Notes to be repurchased at the applicable Note Rate (together with interest on overdue interest).

     The purchase price for the Series 2000-1 Notes as described above will be deposited into the Collection Account in immediately available funds on the Payment Date on which VCI exercises such option. Following any such purchase, the Series 2000-1 Noteholders will have no further rights in the Receivables or other property securing the Notes, other than the right to receive the final distribution on the Series 2000-1 Notes. In the event that VCI fails for any reason to deposit such purchase price into the Collection Account, payments will continue to be made to the Series 2000-1 Noteholders as described above.

Reports

     On the second business day preceding each Payment Date (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated in respect of Collections on Receivables received with respect to the related Collection Period to the Series 2000-1

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

Noteholders or to the Transferor in accordance with the Series 2000-1 Supplement and the Transfer and Servicing Agreements.

     With respect to the Series 2000-1 Notes, on each Payment Date (including each Payment Date that corresponds to the Expected Principal Payment Date or any Special Payment Date), commencing with the initial Payment Date, the Indenture Trustee will forward a Payment Date Statement with respect to the Series 2000-1 Notes to each Series 2000-1 Noteholder of record prepared by the Servicer and setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Series 2000-1 Note if the Series 2000-1 Accumulation Period or an Early Amortization Period has commenced):

          (a) the aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, the Required Pool Balance and the Excess Funding Account Balance as of the close of business on the last day of the preceding Collection Period;

          (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for the preceding Collection Period;

          (c) the total amount, if any, distributed on the Class A Notes and the Class B Notes;

          (d) the amount of such distribution allocable to principal on each class of Series 2000-1 Notes;

          (e) the amount of such distribution allocable to interest on each class of Series 2000-1 Notes;

          (f)  the Noteholder Default Amount for such Payment Date;

          (g)  the Required Draw Amount, if any, for such Collection Period;

          (h) the amount of the Class A Noteholder Charge-Offs and Class B Noteholder Charge-Offs and the amounts of the reversals thereof for such Collection Period;

          (i) the amount of the Monthly Servicing Fee and the Noteholder Monthly Servicing Fee for such Collection Period;

          (j) the Class A Controlled Deposit Amount and Class B Controlled Deposit Amount for the following Payment Date, if any;

          (k) the Invested Amount and the outstanding principal balance of each Class of Series 2000-1 Notes for such Payment Date (after giving effect to all distributions which will occur on such Payment Date);

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

          (l) the Series 2000-1 Available Subordinated Amount as of the last day of the preceding Collection Period;

          (m)  the Reserve Account balance for such date; and

          (n) the Principal Funding Account Balance and the Yield Supplement Account Balance with respect to such date.

     Within a reasonable time after the Servicer has provided the Indenture Trustee with information required by the Indenture Trustee to furnish such statement, the Indenture Trustee will furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of a Series 2000-1 Note (initially Cede, as the nominee of DTC), and received any payment thereon from the Trust, a statement containing information required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code for such proceeding calendar year or applicable portion thereof for the purpose of assisting each Series 2000-1 Noteholders in the preparation of its federal income tax returns. As long as the holder of record of the Series 2000-1 Notes is Cede, as nominee of DTC, beneficial owners of Series 2000-1 Notes will receive tax and other information from Participants and Indirect Participants rather than from the Indenture Trustee. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

The Indenture and the Series 2000-1 Supplement

     The Indenture will contain provisions that generally apply to all Series of Notes, including the Series 2000-1 Notes. Each Series Supplement will contain provisions that generally apply only to the Series of Notes issued under that Series Supplement.

     Modification of Indenture or Series 2000-1 Supplement Without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Series 2000-1 Noteholders, enter into one or more supplemental indentures or amendments to the Series 2000-1 Supplement for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the Series 2000-1 Notes and the Indenture obligations by a permitted successor to the Trust;

          (3) to add additional covenants for the benefit of the Series 2000-1 Noteholders;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the Indenture or in the Series 2000-1 Supplement or supplemental indenture which may be inconsistent

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

     with any other provision of the Indenture or of the Series 2000-1 Supplement or supplemental indenture;

          (6) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture or the Series 2000-1 Supplement as may be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the Indenture or any Series 2000-1 Supplement in order to comply with the Trust Indenture Act of 1939; and

          (8) to add any provisions to change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Series 2000-1 Noteholders under the Indenture or the Series 2000-1 Supplement if any action specified in this clause (8) does not adversely affect in any material respect the interests of any Noteholder unless the Noteholder consent is obtained as described below.

     Modification of Indenture or Series 2000-1 Supplement with Series 2000-1 Noteholder Consent. With the consent of the holders of a majority in principal amount of the Series 2000-1 Notes (treated as a single class) and prior written notice to the Rating Agencies, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the Indenture or the Series 2000-1 Supplement, or modify in any manner the rights of the Series 2000-1 Noteholders.

     Without the consent of the holder of each outstanding Series 2000-1 Note affected thereby, however, no supplemental indenture will:

          (1) change the due date of any instalment of principal of or interest on any Series 2000-1 Note or reduce the principal amount thereof, the applicable interest rate, unless specifically permitted under the terms of the Series 2000-1 Note, or the redemption price for a Series 2000-1 Note or change any place of payment where the coin or currency in which any Series 2000-1 Note or any interest thereon is payable or modify any of the provisions of the Indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any Series 2000-1 Note on any Payment Date;

          (2) impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

          (3) reduce the percentage of the aggregate principal amount of the outstanding Series 2000-1 Notes the consent of the holders of which is required for any specified supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the Indenture or of specified defaults under the Indenture and their consequences as provided for in the Indenture;

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

          (4) modify or alter the provisions of the Indenture regarding the voting of any Series 2000-1 Notes held by the Trust, any other obligor on the Series 2000-1 Notes, the Transferor or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding principal amount of any Series 2000-1 Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Series 2000-1 Notes;

          (6) decrease the percentage of the aggregate outstanding principal amount of the Series 2000-1 Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Series 2000-1 Notes necessary to amend the Indenture; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the Trust Estate or deprive the holder of any Series 2000-1 Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights upon Event of Default. "Events of Default" for the Series 2000-1 Notes will consist of:

          (1) any failure to pay interest on the Series 2000-1 Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

          (2) any failure to make any required payment of principal on the Series 2000-1 Notes, which failure continues unremedied for five days after the giving of written notice of the failure (a) to the Servicer by the Indenture Trustee, (b) to the Servicer and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Series 2000-1 Notes;

          (3) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of the Series 2000-1 Noteholders, and which failure in either case continues for 60 days after the giving of written notice of the failure (a) to the Trust and the Transferor (or the Servicer, as applicable) by the Indenture Trustee or (b) to the Trust, the Transferor (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Series 2000-1 Notes;

          (4) failure to pay the unpaid principal balance of the Series 2000-1 Notes or class of Series 2000-1 Notes by the final payment date for such Series 2000-1 Notes or class of Series 2000-1 Notes, if any; [the final payment date for the Series 2000-1 Notes is [_____________]]; and

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

          (5) specified events of bankruptcy, insolvency or receivership relating to the Trust.

     The amount of principal required to be paid to the Series 2000-1 Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Principal Funding Account for the Series 2000-1 Notes. Therefore, the failure to pay principal on the Series 2000-1 Notes generally will not result in the occurrence of an Event of Default until the applicable final payment date for the Series 2000-1 Notes.

     If an Event of Default should occur and be continuing with respect to any Series 2000-1 Notes, the Indenture Trustee or the holders of a majority of all of the outstanding Series 2000-1 Notes may declare the principal of the Series 2000-1 Notes to be immediately due and payable. This declaration will constitute an Early Amortization Event for the Series 2000-1 Notes and may, under specified circumstances, be rescinded by the holders of a majority of all of the outstanding Series 2000-1 Notes. See "--Early Amortization Events".

     If the Series 2000-1 Notes are declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to:

          (1)  collect amounts due or foreclose on Trust property,

          (2)  exercise remedies as a secured party,

          (3) if the Event of Default relates to the failure to make any required payment of interest or principal, and the principal amount of the Series 2000-1 Notes has been declared due and payable, sell the portions of the related Trust Estate allocated to the Series 2000-1 Notes, as described in "--Payment Event of Default" above, or

          (4) elect to have the Trust maintain possession of the portions of the Trust Estate allocated to the Series 2000-1 Notes and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by that declaration will continue unless the declaration is rescinded).

Except to the extent permitted following a payment Event of Default relating to the Series 2000-1 Notes, the Indenture Trustee is prohibited from selling any Receivables held by the Trust following an Event of Default, unless:

          (1)  the holders of all the outstanding Notes consent to the sale,

          (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Series 2000-1 Notes at the date of the sale, or

          (3) in specified cases, the Indenture Trustee determines that the Trust Estate would not provide sufficient funds on an ongoing basis to make all payments on the Notes as those payments would have become due if the Series 2000-1 Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of

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

     a majority of the aggregate outstanding principal amount of the Controlling Class of each Series of the Notes.

     "Controlling Class" means, with respect to a Series of Notes, (1) if there is only one class of Notes in that Series, all the Notes of that Series, and (2) if there is more than one class of Notes in that Series, such as the case with the Series 2000-1 Notes, the class or classes with the highest rating, which in the case of the Series 2000-1 Notes, means the Class A Notes and the Class B Notes, taken together as a single class.

Following a declaration that the Series 2000-1 Notes are immediately due and payable,

          (1) the Series 2000-1 Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

          (2) repayment in full of the accrued interest on and unpaid principal balances of the Series 2000-1 Notes will be made prior to any further distribution on the subordinated portion of the Certificates.

     Subject to the provisions of the Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Series 2000-1 Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Series 2000-1 Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and limitations specified in the Indenture, the holders of a majority in aggregate principal amount of the Series 2000-1 Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Series 2000-1 Notes. The holders of a majority in aggregate principal amount then outstanding Series 2000-1 may, in specified cases, waive any default with respect to the Series 2000-1 Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture or the Series 2000-1 Supplement that cannot be modified without the waiver or consent of all of the holders of the Series 2000-1 Notes.

     No holder of a Series 2000-1 Note will have the right to institute any proceeding under the Indenture, unless:

          (1) the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

          (2) the holders of not less than 25% in aggregate principal amount of the outstanding Series 2000-1 Notes, have made written request of the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee,

          (3) the holder or holders have offered the Indenture Trustee reasonable indemnity,

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

          (4) the Indenture Trustee has for 60 days failed to institute a proceeding, and

          (5) no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in aggregate outstanding principal amount of the outstanding Series 2000-1 Notes.

     If an Event of Default occurs and is continuing with respect to the Series 2000-1 Notes and if it is known to the Indenture Trustee, the Indenture Trustee will mail notice of the Event of Default to each Series 2000-1 Noteholder within 60 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any Series 2000-1 Note, the Indenture Trustee may withhold the notice beyond the 60 day period if and so long as it determines in good faith that withholding the notice is in the interests of the Series 2000-1 Noteholders.

     In addition, the Indenture Trustee and each Series 2000-1 Noteholder and Note Owner of Series 2000-1 Notes, by accepting a Series 2000-1 Note (or interest of a Series 2000-1 Note), will covenant that they will not, for a period of one year and one day after the termination of the Indenture, institute against the Trust or Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate, including the Transferor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Series 2000-1 Notes or for the agreements of the Trust contained in the Indenture or in the Series 2000-1 Supplement.

     Certain Covenants. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless, among other things:

          (1) the entity formed by or surviving the merger or the consolidation is organized under the laws of the United States, any state or the District of Columbia,

          (2) the entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and each Series Supplement,

          (3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

          (4) the Trust has been advised that the ratings of the Notes (including the Series 2000-1 Notes) would not be reduced or withdrawn by any nationally recognized rating agency designated by the Transferor in the related Series Supplement or otherwise then rating the Notes of that Series (each a "Rating Agency" and, together, the "Rating Agencies") as a result of the merger or consolidation, and

          (5) any action necessary to maintain the lien and security interest created by the Indenture has been taken, and

          (6) the Trust has received a Tax Opinion regarding the merger or consolidation.

     The Trust will not, among other things, except as expressly permitted by the Indenture, the Series Supplements, the Transfer and Servicing Agreements or the Trust Sale and Servicing Agreement (collectively, the "Related Documents"),

          (1) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

          (2) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (including the Series 2000-1 Notes) (other than amounts withheld under the U.S. Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust Estate,

          (3)  dissolve or liquidate in whole or in part,

          (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes (including the Series 2000-1 Notes) under the Indenture except as may be expressly permitted thereby,

          (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof, or

          (6) permit the lien of the Indenture not to constitute a valid first priority security interest in the Trust Estate.

     Except as specified in the related Series Supplement, the Trust may not engage in any activity other than as described above under "THE TRUST". The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the Indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Series 2000-1 Noteholders, to the extent required under the Trust Indenture Act of 1939, a brief report relating to:

          (1) its eligibility and qualification to continue as Indenture Trustee under the Indenture,

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

          (2)  any amounts advanced by it under the Indenture,

          (3) the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the Indenture Trustee in its individual capacity,

          (4) the property and funds physically held by the Indenture Trustee as trustee, and

          (5) any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Series 2000-1 Notes upon the delivery of all Series 2000-1 Notes to the Indenture Trustee for cancellation or upon deposit of funds sufficient for the payment in full of all of the Series 2000-1 Notes with the Indenture Trustee.

New Issuances

     The Indenture provides that the Trust may issue additional Series of Notes pursuant to one or more Series Supplements. There is no limit to the number of Series of Notes that may be issued under the Indenture. The Indenture provides that the Transferor may specify principal terms of a new Series of Notes that
differ substantially from any other Series.   Moreover, different Series of
Notes may have the benefits of different forms of Enhancement issued by different entities. Under the Indenture, the Indenture Trustee will hold each form of Enhancement only on behalf of the Series of Notes (or a particular class within a Series) to which it relates. The terms of any new Series of class will not be subject to prior review by or consent of the Noteholders of any previously issued Series of Notes, including the Series 2000-1 Noteholders.

The Indenture Trustee

     _____________, a ________________, will serve as trustee under the
Indenture (the "Indenture Trustee"). The principal executive offices of the Indenture Trustee are located at ____________, and its telephone number is
________________.

     The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In these circumstances, the Trust will be obligated to appoint a successor trustee with the approval of the Transferor. The holders of a majority of the aggregate principal amount of the outstanding Notes, including the Series 2000-1 Notes, will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

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

Book-entry Registration

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Owners of beneficial interest in Series 2000-1 Notes sold under this prospectus ("Note Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of or interests in Series 2000-1 Notes generally may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Note Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede & Co. ("Cede"), as nominee for DTC. DTC will forward such payments to Participants, which thereafter will forward them to Indirect Participants or Note Owners. It is anticipated that the only "Series 2000-1 Noteholder" of record will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Series 2000-1 Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Series 2000-1 Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Series 2000-1 Notes among Participants on whose behalf it acts with respect to the Series 2000-1 Notes and to receive and transmit payments of principal of, and interest on, the Series 2000-1 Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Series 2000-1 Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Series 2000-1 Notes, these rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in Series 2000-1 Notes.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of a holder to pledge Series 2000-1 Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Series 2000-1 Notes, may be limited due to the lack of a physical certificate for such Series 2000-1 Notes.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Series 2000-1 Noteholder under the Indenture or other Related Document only at the direction of

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

one or more Participants to whose accounts with DTC the Series 2000-1 Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     In addition to holding Series 2000-1 Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of Series 2000-1 Notes may hold their Series 2000-1 Notes through Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

     Transfers between the organization participating in the Clearstream Luxembourg system (the "Clearstream Participants") and the Euroclear system (the "Euroclear Participants") will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day.
Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Consequences to Holders of the Series 2000-1 Notes--Foreign Holders".

     Clearstream Banking, societe anonyme ("Clearstream Luxembourg") is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds

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

securities for the Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Series 2000-1 Notes. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for the Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions

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

only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Series 2000-1 Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Consequences to Holders of the Series 2000-1 Notes--Foreign Holders" and "--Backup Withholding". Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Series 2000-1 Noteholder under the Indenture or other Related Document on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Series 2000-1 Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Series 2000-1 Notes held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

     Series 2000-1 Notes generally will be issued in fully registered, certificated form ("Definitive Notes") to Series 2000-1 Noteholders or their nominees, rather than to the Depository or its nominee, only if

          (1) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Series 2000-1 Notes and the Trust is unable to locate a qualified successor,

          (2) the Administrator, at its option, elects to terminate the book-entry system through the Depository, or

          (3) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount [of the Controlling Class] advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Note Owners.

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

     Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee of such occurrence and of the availability of Definitive Notes. Upon surrender by the Depository of the definitive certificates representing the Series 2000-1 Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the related Series 2000-1 Notes as Definitive Notes to holders thereof.

     Payments of principal of, and interest on, the Definitive Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the last day of the preceding month.
Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the holders thereof.

     Definitive Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Luxembourg Paying Agent Agreement

     On the Closing Date, the Trust, the Indenture Trustee and [__________________] (the "Luxembourg Paying Agent"), will enter into an agreement (the "Luxembourg Paying Agent Agreement") under which, so long as the Series 2000-1 Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent will act as a paying agent in Luxembourg for the Series 2000-1 Notes and through which payments and transfers may be made in Luxembourg. The Luxembourg Paying Agent will act solely as an agent of the Trust and will not assume any obligation or relationship of agency or trust to or with the holders of the Series 2000-1 Notes. The Trust, with the prior approval of the Indenture Trustee, may terminate the appointment of the Luxembourg Paying Agent and appoint a new Luxembourg Paying Agent if certain conditions are satisfied in accordance with the Luxembourg Paying Agent Agreement. In the case of a change in the Luxembourg Paying Agent, publication will be made in a leading daily newspaper with general circulation in Luxembourg. The Luxembourg Paying Agent Agreement may be amended by the parties under certain circumstances. The Luxembourg Paying Agent will make interest and principal payments to holders of the Series 2000-1 Notes from funds it receives from the Indenture Trustee.

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

Definitions

     "Additional Noteholder Collections" for any date means the sum of (a) the Additional Noteholder Non-Principal Collections for such date and (b) the Additional Noteholder Principal Collections for such date; provided, however, that the Additional Noteholder Collections will be zero for any day on which the Series 2000-1 Available Subordinated Amount is zero.

     "Additional Noteholder Non-Principal Collections" for any date means an amount equal to the product of (a) the excess of (1) the Certificateholder Percentage for such date over (2) the Excess Certificateholder Percentage for such date by (b) Series Allocable Non-Principal Collections for such date.

     "Additional Noteholder Principal Collections" for any date means an amount equal to the product of (a) the excess of (1) the Certificateholder Percentage for such date over (2) the Excess Certificateholder Percentage for such date and
(b) Series Allocable Principal Collections for such date.

     "Assets Receivables Rate" means for any Interest Period an amount equal to the product of:

     (a) the quotient obtained by dividing (1) 360 by (2) the actual number of days elapsed in such period

     and

     (b)  a fraction,

          (1) the numerator of which is the sum of (A) Noteholder Non-Principal Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less the Monthly Servicing Fee with respect to such immediately preceding Collection Period, to the extent not waived by the Servicer and (B) the Investment Proceeds to be applied on the Payment Date related to such period

          and

          (2) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage, the Series Allocation Percentage and the average Pool Balance (after giving effect to any charge-offs) for such immediately preceding Collection Period, (B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day), and (C) the principal balance on deposit in the Series 2000-1 Principal

               Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day).

     "Available Noteholder Principal Collections" for any Payment Date means the sum of (a) Noteholder Principal Collections for such Payment Date, (b) Excess Principal Collections allocated to the Series 2000-1 Notes to cover any Principal Shortfall for such Payment Date, (c) any funds transferred from the Excess Funding Account to the Series 2000-1 Principal Funding Account on such Payment Date, (d) on the Stated Maturity Date, any funds in the Reserve Account, and (e) the amount, if any, of Non-Principal Collections, Investment Proceeds, funds in the Reserve Account, and Additional Noteholder Collections allocated to cover the Noteholder Default Amount or to reverse Series 2000-1 Noteholder Charge-Offs.

     "Certificateholder Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Receivables at all times and Principal Collections during any Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Accumulation Period and any Early Amortization Period.

     "Class A Controlled Accumulation Amount" means an amount equal to the aggregate outstanding principal balance of the Class A Notes as of the Payment Date immediately preceding the first day of the Series 2000-1 Accumulation Period (after giving effect to any changes therein on such date) divided by the Accumulation Period Length.

     "Class A Controlled Deposit Amount" for a Payment Date means the excess, if any, of (a) the product of the Class A Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Series 2000-1 Accumulation Period through and including such Payment Date (but not in excess of the Accumulation Period Length) over (b) the amount on deposit in the Series 2000-1 Principal Funding Account before giving effect to any withdrawals from or deposits to such account on such Payment Date.

     "Class A Initial Invested Amount" means $ ___________.

     "Class A Invested Amount" means for any date an amount equal to the Class A Initial Invested Amount minus the amount, without duplication, of principal payments made to Class A Noteholders or deposited to the Series 2000-1 Principal Funding Account in respect of the Class A Notes prior to such date since the Closing Date, minus the excess, if any, of the aggregate amount of Class A Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class A Noteholder Charge-Offs for all Payment Dates preceding such date.

     "Class A Monthly Interest" for any Payment Date means the amount of interest accrued in respect of the Class A Notes as described above for such Payment Date.

     "Class A Monthly Principal" with respect to any Payment Date relating to the Series 2000-1 Accumulation Period or any Early Amortization Period will equal Available Noteholder Principal Collections for such Payment Date, except that for each Payment Date with respect to

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the Series 2000-1 Accumulation Period, Class A Monthly Principal may not exceed the Class A Controlled Deposit Amount; and except that Class A Monthly Principal shall not exceed the Class A Invested Amount.

     "Class B Controlled Accumulation Amount" means an amount equal to the aggregate outstanding principal balance of the Class B Notes as of the Payment Date immediately preceding the first day of the Series 2000-1 Accumulation Period (after giving effect to any changes therein on such date) divided by the Accumulation Period Length.

     "Class B Controlled Deposit Amount" for a Payment Date means the excess, if any, of (a) the product of the Class B Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Series 2000-1 Accumulation Period through and including such Payment Date (but not in excess of the Accumulation Period Length) over (b) the amount on deposit in the Series 2000-1 Principal Funding Account before giving effect to any withdrawals from or deposits to such account on such Payment Date.

     "Class B Initial Invested Amount" means $ ___________.

     "Class B Invested Amount" means for any date an amount equal to the Class B Initial Invested Amount, minus the amount, without duplication, of principal payments made to Class B Noteholders or deposited to the Series 2000-1 Principal Funding Account in respect of the Class B Notes prior to such date since the Closing Date minus the excess, if any, of aggregate amount of Class B Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class B Noteholder Charge-Offs for all Payment Dates preceding such date.

     "Class B Monthly Interest" for any Payment Date means the amount of interest accrued in respect of the Class B Notes as described above for such Payment Date.

     "Class B Monthly Principal" with respect to any Payment Date relating to the Series 2000-1 Accumulation Period or any Early Amortization Period will equal Available Noteholder Principal Collections for such Payment Date less the amount of Available Noteholder Principal Collections allocated to Class A Monthly Principal with respect to such Payment Date, except that for each Payment Date with respect to the Series 2000-1 Accumulation Period, Class B Monthly Principal may not exceed the Class B Controlled Deposit Amount, and except that Class B Monthly Principal shall not exceed the Class B Invested Amount.

     "Excess Certificateholder Percentage" for any day means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Receivables at all times and Principal Collections during any Series 2000-1 Revolving Period, the sum of (1) the Floating Allocation Percentage with respect to such day and (2) the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series Allocation Percentage for such day in respect of which the Excess Certificateholder Percentage is being calculated or (b) 100% minus, when used with

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respect to Principal Collections during the Series 2000-1 Accumulation Period and any Early Amortization Period, the sum of (1) the Principal Allocation Percentage with respect to such day and (2) the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated.

     "Floating Allocation Percentage" means, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2000-1 Invested Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of such Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Floating Allocation Percentage is being calculated, except that, prior to the first Reset Date, the Floating Allocation Percentage means the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Initial Invested Amount and the denominator of which is the product of the Pool Balance on the Initial Cut-Off Date and the Series Allocation Percentage with respect to the Initial Cut-Off Date.

     "Incremental Subordinated Amount" means, for the period beginning on a Determination Date and ending on the next Determination Date, the product of (i) a fraction, the numerator of which is the sum of the Series 2000-1 Invested Amount and the Target Available Subordinated Amount and the denominator of which is the Pool Balance and (ii) the Trust Incremental Subordinated Amount, in each case, on the most recent Reset Date.

     "Investment Proceeds" for any Payment Date means an amount equal to the sum of investment earnings deposited into the Collection Account on the related Determination Date with respect to:

     (a)  funds held in the Reserve Account and Yield Supplement Account;

     (b) the Series Allocation Percentage of funds held in the Collection Account; and

     (c)  funds held in the Series 2000-1 Principal Funding Account.

     ["LIBOR" with respect to any Interest Period will be established by the Indenture Trustee and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" means a day on which banking institutions in New York, New York and London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Indenture Trustee will request each of the reference banks (which shall be major banks that are engaged in transactions in the London

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interbank market selected by the Indenture Trustee) to provide the Indenture
Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Indenture Trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Indenture Trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Indenture Trustee are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period.]

     "Monthly Dilution Amount" means an amount equal to the Weighted Average Series Allocation Percentage of any Adjustment Payment required to be deposited into the Collection Account pursuant to the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

     "Monthly Interest" means Class A Monthly Interest plus Class B Monthly Interest.

     "Non-Principal Receivable" with respect to any Account are all amounts billed to the Dealer in respect of interest and all other non-principal charges, including service fees and handling fees.

     "Noteholder Default Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the product of the Series Allocable Defaulted Amount for the related Collection Period and the Weighted Average Floating Allocation Percentage for the related Collection Period over (b) the Incremental Subordinated Amount for that Payment Date.

     "Noteholder Monthly Servicing Fee" means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 2000-1 Invested Amount as of the last day of the Collection Period second preceding such Payment Date.

     "Noteholder Non-Principal Collections" for any Payment Date means the portion of Series Allocable Non-Principal Collections for the related Collection Period allocated to the Series 2000-1 Noteholders as described under "--Allocation Percentages".

     "Noteholder Principal Collections" means, with respect to any Payment Date falling in the Series 2000-1 Accumulation Period or an Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Series Allocable Principal Collections (including any Series Allocable Miscellaneous Payments that are treated as Series Allocable Principal Collections) and (b) the amounts, if any, of Noteholder Non-Principal Collections, Additional Noteholder Principal Collections and Investment Proceeds treated as Available Noteholder Principal Collections.

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     "Pool Balance" means, as of the time of determination thereof, the aggregate amount of Principal Receivables, excluding any Defaulted Receivables after the Payment Date in which it became a Defaulted Receivable in the Trust at such time.

     "Principal Allocation Percentage" means, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2000-1 Invested Amount as of the last day of the Series 2000-1 Revolving Period, if such last day has occurred, or, if such last day has not occurred, as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated, except that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs, the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

     "Principal Receivables" means, with respect to an Account, amounts shown on the Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer plus the amount of any Purchased Participation Receivable or interest therein.

     "Rated Securities" means each class of securities that has been rated by a Rating Agency at the request of the Transferor.

     "Required Participation Percentage" shall mean, with respect to Series 2000-1, 100%.

     "Required Pool Balance" shall mean on any day, an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated as being an Excluded Series until the Invested Amount of the Series relating to the Excluded Series is zero) obtained by multiplying the Required Participation Percentage (as specified in the related Series Supplement) by the Invested Amount for such Series at such time plus (b) the sum of the Available Subordinated Amount (as specified in the related Series Supplement) for each Series.

     "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1 by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

     "Required Subordinated Amount" means, as of any date of determination, the sum of (1) the product of the Subordinated Percentage and the Series 2000-1 Invested Amount as of the opening of business on such date and (2) the Incremental Subordinated Amount. The Required Subordinated Amount will initially be $________.

     "Series 2000-1 Initial Invested Amount" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

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

     "Series 2000-1 Invested Amount" means for any date an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount.

     "Subordinated Percentage" means the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

     "Subordination Factor" shall mean ___%.

     "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentages for each day during that Collection Period, divided by
(b) the number of days in that Collection Period.


                     THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes terms of:

          (1) the Receivables Purchase Agreement under which the Transferor will purchase Receivables from VCI,

          (2) the Trust Sale and Servicing Agreement under which the Trust will acquire those Receivables from the Transferor and the Servicer will agree to service the Receivables,

          (3) the Trust Agreement under which the Trust will be created and Certificates will be issued; and

          (4) the Administration Agreement, dated as of the Closing Date, among the Owner Trustee, the Indenture Trustee and [VCI] as Administrator (the "Administrative Agreement"), under which [VCI], as administrator, will undertake specified administrative duties for the Trust and certain duties of the Trust under the Indenture.

Collectively, these four agreements are referred to as the "Transfer and Servicing Agreements".

     Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a Series 2000-1 Noteholder. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of the summary.

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Receivables Purchase Agreement

     Sale of Receivables. Pursuant to the Receivables Purchase Agreement, VCI sells and transfers to the Transferor all of its right, title and interest in and to all of the Receivables and related Collateral Security. As described herein, pursuant to the Trust Sale and Servicing Agreement, the Transferor transfers to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement. All new Receivables arising under the Accounts during the term of the Trust will be sold to the Transferor and transferred by the Transferor to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

     In connection with its sale of Receivables to the Transferor, VCI indicates in its computer files that the Receivables have been sold to the Transferor and that the Receivables have been transferred by the Transferor to the Trust. In addition, VCI will deliver to the Transferor a list specifying all of the Receivables. The records and agreements relating to the Accounts and Receivables will not be segregated by VCI from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Seller, but the computer records of VCI will be marked to evidence such sale or transfer. VCI will file UCC financing statements with respect to the Receivables meeting the requirements of Michigan state law. See "RISK FACTORS - RECEIVABLES MAY BE UNCOLLECTIBLE DUE TO SUPERIOR INTERESTS" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES - TRANSFER OF RECEIVABLES".

     Representations and Warranties. VCI has represented to the Transferor that as of the Closing Date it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

     VCI also represents to the Transferor regarding the Receivables that:

          (1) each Receivable and all Collateral Security existing on the Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Transfer Date free and clear of any lien (other than the lien held by VCI);

          (2) with respect to each Receivables and all Collateral Security existing on the Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by VCI in connection with the conveyance of such Receivable or Collateral Security to the Transferor have been duly obtained, effected or given and are in full force and effect;

          (3) on the Initial Cut-off Date and the Closing Date, each Initial is an Eligible Account or in the case of an Additional Account, on the applicable Additional Cut-Off Date and Addition Date, each Account or Additional Account is an Eligible Account; and

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

          (4) on the Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Transferor on such date is an Eligible Receivable, subject to certain exceptions provided in the Receivables Purchase Agreement.

     In the event of a breach of representation described in the preceding paragraph results in a Disqualified Receivable and the requirement that the Transferor accept retransfer of that Disqualified Receivable pursuant to the Trust Sale and Servicing Agreement, then VCI will repurchase that Disqualified Receivable from the Transferor on the date of the retransfer. The purchase price for the Disqualified Receivables will be the face amount of the Disqualified Receivable, of which at least the amount of any cash deposit required to be made by the Transferor under the Trust Sale and Servicing Agreement for the retransfer of the Disqualified Receivables will be paid in cash.

     VCI also represents to the Transferor that as of the,

          (1) the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated therein and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which VCI is a party or by which it or its properties are bound,

          (2) the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to VCI, will not conflict with or violate any material requirements of law applicable to VCI,

          (3) there are no proceedings or, to the best knowledge of VCI, investigations, pending or threatened against VCI, before any governmental authority with respect to certain matters, other than those disclosed in the Receivables Purchase Agreement,

          (4) all appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated therein, and the fulfillment of the terms thereof, have been obtained,

          (5) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of VCI,

          (6) the schedule of various Accounts attached to the Receivables Purchase Agreement is an accurate and complete listing in all material respects of all Accounts as of specified dates, and

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

          (7) the Receivables Purchase Agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Transferor of all right, title and interest of VCI in the Receivables and the Collateral Security and the proceeds thereof and, upon the taking of certain actions, the Transferor shall have a first priority perfected ownership interest in such property.

     If the breach of any of the representations and warranties set forth above results in the obligation of the Transferor to redeem the Notes pursuant to the Trust Sale and Servicing Agreement and the Indenture, VCI shall repurchase the Receivables and the Collateral Security and pay to the Transferor an amount of cash equal to the amount the Transferor is required to deposit into the Series 2000-1 Principal Funding Account.

     Covenants of VCI. In the Receivables Purchase Agreement, VCI agrees to perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts (as such policies may be modified from time to time as permitted under the Trust Sale and Servicing Agreement).

     VCI also agrees that, except for the transactions occurring pursuant to the Transfer and Servicing Agreements, VCI will not sell, pledge, assign or transfer any interest in the Receivables to any other person. VCI will also covenant to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by VCI of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

     VCI will agree not to realize upon any security interest in a Vehicle or the Non-Vehicle Collateral Security that it may have in respect of advances or loans to Dealers other than the related Receivable until the Trust has fully realized on its security interest in such Vehicle or Non-Vehicle Collateral Security.

     In addition, VCI will expressly acknowledge and consent to the Transferor's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

     Termination. The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if VCI becomes party to any bankruptcy or similar proceeding (other than as a claimant), VCI will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of that event to the Transferor, the Trust and the Indenture Trustee. VCI may, however, resume sales upon satisfying specified conditions.

Conveyance of Receivables and Collateral Security

     On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Cut-Off Date, all Receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing.

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     The Transferor is required to provide to the Trust and to the Indenture
Trustee a true and complete list showing for each Account, as of the Cut-Off Date or the applicable Additional Cut-Off Date,

     .  its account number, and

     .  the outstanding amount of Principal Receivables in the Account.

     "Addition Date" means, for an Additional Account, the date from and after which such Additional Account is to be included as an Account pursuant to the Trust Sale and Servicing Agreement.

     "Additional Cut-Off Date" means, for an Additional Account, the date specified in the notice of addition delivered in respect of the Addition Date.

     "Representation Date" means:

          (1)  for each Initial Account, the Initial Cut-Off Date and Closing
     Date,

          (2) for each Additional Account, the applicable Additional Cut-Off Date and Addition Date,

          (3) for each Receivable in an Initial Account, the Cut-Off Date and the Transfer Date for the Receivable, and

          (4) for each Receivable in an Additional Account, the applicable Transfer Date.

     "Transfer Date" means, for a Receivable arising after the Cut-Off Date, the date on which the Receivable is originated, unless the Receivable arose in an Additional Account prior to the applicable Addition Date, in which case "Transfer Date" means the Addition Date.

Representations and Warranties by the Transferor

     The Transferor represents to the Trust relating to the Accounts, the Receivables and the Collateral Security that:

          (1) for each Account, including each Additional Account, as of each of the applicable Representation Dates, the Account or Additional Account was an Eligible Account,

          (2) for each Receivable in an Account, including each Receivable in an Additional Account, the Receivable is an Eligible Receivable or, if the Receivable is not an Eligible Receivable, the Receivable is conveyed to the Trust as described below under "--Ineligible Receivables",

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          (3)  each Receivable and all Collateral Security conveyed to the Trust on the Transfer Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and

          (4) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each Receivable or Collateral Security have been duly obtained.

     If the Transferor breaches any representation described in the preceding paragraph and the breach remains uncured for 30 days or such longer period as may be agreed to by the Indenture Trustee, after the earlier to occur of the discovery of the breach by the Transferor or the Servicer or receipt of written notice of the breach by the Transferor or the Servicer, and the breach has a materially adverse effect on the interest of Noteholders in the Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Disqualified Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and the Account shall no longer be included as an Account.

     Each such Disqualified Receivable shall be reassigned to the Transferor on or before the end of the Collection Period in which the reassignment obligation arises. The Transferor will direct the Servicer to deduct the principal balance of such Disqualified Receivable from the Pool Balance. In the event that the deduction would cause the Pool Balance to be less than the Required Pool Balance, on the date on which the reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Pool Balance (the amount of the deposit being referred to herein as a "Transfer Deposit Amount"), except that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Pool Balance and any principal balance not so deducted will not be reassigned and will remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transferor Deposit Amount, if any, the Trust shall automatically transfer, without recourse, representation or warranty, all of the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all monies due or to become due with respect thereto and all proceeds thereof. The reassignment of the Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph with respect to the Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

     The Transferor will also represent to the Trust, among other representations, that as of the Closing Date:

          (a) it is duly organized and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor, and

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

          (b) the Trust Sale and Servicing Agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security and the proceeds thereof and, upon the taking of certain actions, the Transferor will have a first priority perfected ownership interest in such property [(other than certain liens in favor VCI contemplated by the intercreditor provisions of the Receivables Purchase Agreement).]

     In the event that the breach of any representation made by the Transferor has a materially adverse effect on the Noteholders, and the holders of the Notes (including the Series 2000-1 Noteholders) evidencing not less than a majority of the aggregate unpaid principal amount of the Notes, by written notice to the Transferor and the Servicer (and to the Indenture Trustee and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by Noteholders) have exercised their right to have the Notes redeemed pursuant to the Indenture, the Transferor shall deposit in the Principal Funding Account for each Series an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Series Supplement. The obligation of the Transferor to make the deposit into the Principal Funding Accounts for each Series will constitute the sole remedy respecting a breach of the representations and warranties available to Noteholders or the Indenture Trustee on behalf of the Noteholders.

Eligible Accounts and Eligible Receivables

     An "Eligible Account" is defined to mean each wholesale financing revolving line of credit extended by VCI to a Dealer, which line of credit, as of the date of determination thereof:

          (1) is established by VCI in the ordinary course of business pursuant to a Dealer financing agreement,

          (2) is in favor of a Dealer which is an Eligible Dealer (which excludes Dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation),

          (3) is in existence and maintained and serviced by VCI (or a successor Servicer), and

          (4) in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

     An "Eligible Dealer" is a Dealer:

          (1) which is located in the United States of America (including its territories and possessions),

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          (2)  which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation,

          (3) in which VWOA or its affiliates do not have an equity investment, and

          (4) which has not been classified by the Servicer as being under Dealer Default status.

     An "Eligible Receivable" is defined to mean each Receivable:

          (1) which was originated or acquired by VCI in the ordinary course of business,

          (2) which arose under an Account that at the time was an Eligible Account,

          (3) which is owned by VCI at the time of sale by VCI to the Transferor,

          (4) which represents the obligation of a Dealer to repay an advance made to or on behalf of the Dealer to finance Vehicles,

          (5) which, at the time of creation and at the time of transfer to the Trust (except, on the Closing Date, for Receivables relating to Vehicles that have already been sold), is secured by a perfected first priority security interest in the Vehicles relating thereto,

          (6) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a Dealer financing agreement which complies in all respects with all requirements of law applicable to any party thereto,

          (7) for which all material consents and governmental authorizations required to be obtained by VCI or the Transferor in connection with the creation of the Receivable or the transfer thereof to the Trust or the performance by VCI of the Dealer financing agreement pursuant to which the Receivable was created, have been duly obtained,

          (8) as to which at all times following the transfer of the Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Trust Sale and Servicing Agreement,

          (9) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof),

          (10) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

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

          (11) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,

          (12) as to which, at the time of transfer of the Receivable to the Trust, VCI and the Transferor were not in breach of any of their respective obligations relating to that Receivable required to be satisfied at that time,

          (13) as to which, at the time of transfer of the Receivable to the Trust, neither VCI nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Noteholders therein,

          (14) which constitutes an "instrument", "account", "chattel paper" or a "general intangible" as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of Michigan,

          (15) which was transferred to the Trust with all applicable governmental authorization, and.

          (16)  which is payable in U.S. dollars.

     It is not required or anticipated that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Trust Sale and Servicing Agreement or for any other purpose.

Ineligible Receivables

     For the purpose of facilitating the administration and reporting requirements of the Servicer under the Trust Sale and Servicing Agreement, all Receivables that are not Eligible Receivables ("Ineligible Receivables") arising in an Eligible Account shall be transferred to the Trust.

     In addition, the Trust Incremental Subordinated Amount will be adjusted on each Determination Date to reflect the amount of Principal Receivables on that Determination Date that are (a) in excess of the concentration limits (the "Overconcentration Amount") and (b) Ineligible Receivables included in the Trust on the last day of the preceding Collection Period.

Addition of Accounts

     Subject to the conditions described below, the Transferor has the right to designate additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the

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Transferor is required to add the Receivables of Additional Accounts if the Pool
Balance on the last day of any Collection Period is less than the Required Pool Balance as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment
Date). In that case, unless the failure was solely the result of the unavailability of a sufficient amount of Eligible Receivables, the Transferor shall, within ten business days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the Collateral
Security) of Additional Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition, the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Pool Balance.

     Any designation of Additional Accounts is subject to the following conditions, among others:

          (1) the Transferor shall have given timely notice of the addition of such Additional Accounts to the Owner Trustee, the Indenture Trustee, any agent, the Rating Agencies and any Enhancement Providers;

          (2)  each Additional Account must be an Eligible Account;

          (3) the Transferor shall have delivered to the Owner Trustee a duly executed written assignment and to the Owner Trustee and the Indenture Trustee the computer file or microfiche or written list required to be delivered pursuant to the Trust Sale and Servicing Agreement;

          (4) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event or Investment Event for any Series of Notes;

          (5) the Transferor shall not use selection procedures in selecting Additional Accounts that it reasonably believes is adverse to the interests of the Noteholders or any Enhancement Provider; and

          (6) the Transferor shall have, to the extent required, deposited all Collections with respect to Additional Accounts since the Additional Cut-Off Date in the Collection Account.

     Notwithstanding the foregoing, the Transferor may, at its discretion, and subject only to the limitations specified in this paragraph, voluntarily designate Additional Accounts to be included as Accounts and transfer to the Trust the Receivables and the Collateral Security of such Additional Accounts. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "Automatic Additional Accounts".) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated for any calendar quarter shall not exceed 10% of the number of Accounts as of the first day of the calendar quarter, nor shall the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the

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

first day of that calendar year. Within 30 days after the end of any calendar quarter, or such other period as shall be required by the Rating Agencies, in which Accounts are designated as Automatic Additional Accounts, the Transferor will deliver to the Owner Trustee and the Indenture Trustee and each Rating Agency an opinion of counsel with respect to any Automatic Additional Accounts included as Accounts in such quarter, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such opinion is not delivered, the ability of the Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferor is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability will be a breach of the representation and warranty with respect to the Receivables in such Automatic Additional Account.

     Each Additional Account (including each Automatic Additional Account) must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial U.S. Wholesale Portfolio, the Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by VCI at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by VCI from another wholesale lender that had different credit criteria. In addition, the Transferor will be permitted to designate as Additional Accounts which contain receivables that have been sold or pledged to third parties; however, following the applicable Additional Cut-Off Date, no Receivables thereafter arising in any such accounts shall be sold or pledged to any third parties.

Removal of Accounts

     The Transferor shall have the right at any time to remove Eligible Accounts from the Trust. To remove any Eligible Account, the Transferor (or the Servicer on its behalf) shall, among other things:

          (a) not less than five business days prior to the Removal Commencement Date, furnish to the Owner Trustee, Indenture Trustee, any agent, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date on which removal of one or more Accounts will commence (a "Removal Commencement Date") and the Accounts to be removed from the Trust (the "Designated Accounts"),

          (b) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each Designated Account (the "Designated Balance") and deliver to the Trust on the Removal Commencement Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account,

          (c) from and after the Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in the Designated Accounts,

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          (d)  from and after the Removal Commencement Date, allocate all
     Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date"),

          (e) on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

               (1) to the Trust (to be further allocated pursuant to the Trust Sale and Servicing Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust, and

               (2) to the Transferor the remainder of the Non-Principal Collections in the Designated Accounts,

          (f) represent and warrant that the removal of the Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series of Notes,

          (g) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

          (h) represent and warrant that the removal will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency, and

          (i) on or before the related Removal Date, deliver to the Indenture Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (f), (g) and (h) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event or Investment Event.

No Designated Accounts shall be removed if the removal will result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes.

     On the fifth business day after any date on which an Account becomes Account that is no longer an Eligible Account (an "Ineligible Account")(which fifth business day will be deemed the Removal Commencement Date for the Account), the Transferor will commence the removal of the Receivable of such Ineligible Account from the Trust by taking each of the actions specified above for the removal of Eligible Accounts.

     Upon satisfaction of the above conditions, on the Removal Date for the Designated Account, the Transferor will cease the allocation of collections of Receivables from the Designated Account and the Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account").

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

     In addition to the removal rights described above, the Transferor shall have the right at any time to remove Accounts from the Trust and, in connection therewith, repurchase the then existing Receivables in the Accounts. To remove Accounts and repurchase the then existing Receivables in the Accounts, the Transferor (or the Servicer on its behalf) shall, among other things:

          (1) not less than five business days prior to the Removal and Repurchase Date, furnish to the Trust and the Owner Trustee, the Indenture Trustee, any agent, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the Trust and the Determination Date (which may be the Determination Date on which such notice is given) on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (a "Removal and Repurchase Date"),

          (2) deliver to the Trust on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account its account number and the aggregate amount of Receivables outstanding in such Account,

          (3) deposit into the Collection Account on the Removal and Repurchase Date funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on such date (the "Repurchased Receivables Purchase Price") which funds will be treated as collections,

          (4) represent and warrant that the removal of any such Ineligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series of Notes or cause the Pool Balance to be less than the Required Pool Balance,

          (5) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

          (6) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause (2) above, as of the Removal and Repurchase Date, is true and complete in all material respects,

          (7) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by the applicable Rating Agencies, and

          (8) deliver to the Trust, the Indenture Trustee and any Enhancement Providers an officers' certificate confirming the items set forth in clauses (4) through (7) above and confirming that the Transferor reasonably believes that the removal of the Removed

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     Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event or Investment Event for any Series of Notes.

     Upon satisfaction of the above conditions, on the Removal and Repurchase Date for any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes.

     On each Payment Date, any amounts on deposit in the Collection Account on such Payment Date resulting from payment by the Transferor of the Repurchased Receivables Purchase Price will be treated as Collections.

     In addition to the foregoing provisions, the Transferor shall have the right to remove Ineligible Accounts and reassign the then existing Receivables in the Accounts ("Automatic Removed Accounts"), upon satisfaction by the Transferor (or the Servicer on its behalf) of the following conditions:

          (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Transferor shall furnish to the Owner Trustee, the Indenture Trustee, any agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts and reassignment of such Receivables is to occur (the "Automatic Removal Date");

          (b) on or prior to the date that is five business days after the Automatic Removal Date, the Transferor shall have delivered to the Trust and the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account;

          (c) the Transferor shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; and

          (d) if any of the Accounts to be removed is not liquidated and does not have a zero balance:

               (1) the Transferor will deliver to the Indenture Trustee confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Ratings Agency's rating of any outstanding Series or class of Notes (including the Series 2000-1 Notes); and

               (2) the Transferor shall have delivered to the Owner Trustee, Indenture Trustee, any agent and any Enhancement Providers an officers' certificate, dated

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

          the Automatic Removal Date, to the effect that the Transferor reasonably believes that such removal will not cause an Early Amortization Event or Investment Event to occur for any Series of Notes.

     Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

The Certificates

     The Transfer and Servicing Agreements provide that the Transferor may exchange a portion of the certificate evidencing its interest in the Trust (the "Transferor Certificate") for one or more additional certificates (each a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Trust Agreement (which supplement shall be subject to the amendment section of the Trust Agreement to the extent that it amends any of the terms of the Trust Agreement) if:

          (a) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion of such exchange (or transfer and exchange), and

          (b) the Transferor shall have given the Rating Agencies notice five days prior to such exchange (or transfer and exchange) and has delivered to the Owner Trustee and the Indenture Trustee written confirmation from the applicable Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes (including the Series 2000-1 Notes).

Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (a) and (b) in the preceding sentence.

Defaulted Receivables and Recoveries

     "Defaulted Receivables" on any Determination Date are:

          (1) all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and

          (2) all Receivables which were Eligible Receivables when transferred to the Trust on the Initial Closing Date or the related Additional Date or on their respective Transfer Date, which arose in an Account which became an Ineligible Account after the date of transfer of such Receivables to the Trust and which remained outstanding for any six consecutive Determination Dates (including the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

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     The "Defaulted Amount" for any Collection Period will be an amount (which shall not be less than zero) equal to:

          (a) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period over

          (b)  the sum of:

               (1) the full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Servicer for such Collection Period unless specified events of bankruptcy, insolvency or receivership have occurred for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables

               and

               (2) the excess, if any, of the amount determined pursuant to clause (b)(1) over the amount determined pursuant to clause (a).

     If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, then, in any such case, the Pool Balance will automatically be reduced by the amount of the adjustment. Furthermore, if following such a reduction, the Pool Balance would be less than the Required Pool Balance on such day, then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account within five business days after the day on which such adjustment or reduction occurs (each such payment, an "Adjustment Payment").

     If the Servicer adjusts downward the amount of interest otherwise payable on any Receivable with respect to any Collection Period as a result of any interest rebate program, the Servicer shall deposit into the Collection Account on or prior to the Payment Date related to such Collection Period an amount equal to the amount of such rebate (such payment, a "Rebate Payment").

Termination; Fully Funded Date

     Termination.  The Indenture will terminate on the earlier to occur of:

          (a) the day following the Payment Date on which the aggregate Invested Amounts for all Series of Notes is zero, and

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

          (b) the date on which proceeds from the sale, disposal or other liquidation of the Receivables are distributed to the Noteholders following any violation by the Transferor of its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement and as described above under "THE SERIES 2000-1 NOTES--Early Amortization
     Events".

     Upon termination of the Indenture, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account, any Principal Funding Account, Interest Funding Account, Excess Funding Account or other account for the final distribution of principal and interest to Noteholders) will be conveyed and transferred to the Trust.

     Fully Funded Date. Following the occurrence of the Fully Funded Date for any Series of Notes, including the Series 2000-1 Notes, Noteholders of that Series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture and all remedies for breaches thereof, will no longer accrue to the benefit of the Noteholders of that Series, in each case, unless the Revolving Period for such Series recommences as provided in the related Series Supplement. Those representations, covenants and other provisions include the conditions to the exchange of the Transferor Certificate described under "THE TRANSFER AND SERVICING AGREEMENTS--The Certificates", the conditions to the issuance of a new Series of Notes described under "THE SERIES 2000-1 Notes--New Issuances", the representations described under "THE TRANSFER AND SERVICING Agreements-- Representations and Warranties by the Transferor" to the extent they relate to the Receivables and the Collateral Security, the limitations on additions and removals of Accounts described under "THE TRANSFER AND SERVICING Agreements-- Addition of Accounts" and "--Removal of Accounts", respectively, and the obligations of the Servicer to service the Receivables described under "THE TRANSFER AND SERVICING Agreements--Collection and Other Servicing Procedures" and "--Servicer Covenants". In addition, upon the occurrence of the Fully Funded Date for any Series of Notes, including the Series 2000-1 Notes, no Non-Principal Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that Series, unless the Revolving Period with respect thereto recommences as described above.

Indemnification

     The Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of the Certificateholders, the Noteholders, any Enhancement Providers, the Owners Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any taxes that may at any time be asserted against any of them with respect to the transactions contemplated under the Trust Sale and Servicing Agreement. Taxes included in this right to indemnification include, among other taxes, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, and shall also include the right to indemnification for any cost and expenses in defending the same. Such right to indemnification, however, will not apply to any taxes asserted with respect to, or arising out of, (i) the sale of any Eligible Receivables to the Trust, (ii) the issuance and original sale of any

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Notes and Certificates, (iii) ownership or sale of any Eligible Receivables in the Accounts, or of the Notes or Certificates, (iv) distributions or the receipt of payment on the Notes and Certificates, or (v) any fees or other compensation payable to anyone.

     The Trust Sale and Servicing Agreement further provides that the Servicer will indemnify the Trust, for the benefit of the Certificateholders, the Noteholders, any Enhancement Providers, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to the Trust Sale and Servicing Agreement. The Servicer, however, will not be required to indemnify anyone (i) if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Owner Trustee or the Indenture Trustee, and (ii) for any liabilities, cost or expense of the Trust with respect to any action taken by the Owner Trustee at the request of the Certificateholders, or any Noteholders or Enhancement Providers to the extent the Owner Trustee is fully indemnified by such Certificateholders, Noteholders or Enhancement Providers with respect to such action.

     The Trust Sale and Servicing Agreement further provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with (x) in the case of the Indenture Trustee, the Indenture Trustee's performance of its duties under the Indenture, (y) in the case of the Owner Trustee, the Owner Trustee's performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties under the transactions contemplated by the Trust Sale and Servicing Agreement and related documents. The Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, will not, however, be entitled to indemnification to the extent that any such cost, expense, loss, claim, damage or liability: (A) is due to the wilful misfeasance, bad faith or negligence (except for errors in judgment) of the person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee's breach of any of its representations or warranties under the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties under the Trust Agreement or (D) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer under the Trust Sale and Servicing Agreement.

     The Trust Sale and Servicing Agreement provides that, except as described above, and except for other specified exceptions, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Trust Sale and Servicing Agreement. However, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Trust Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such reasonable legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to the Trust Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders thereunder.

Collection and Other Servicing Procedures

     Pursuant to the Trust Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables that the Servicer services for its own account and in accordance with its own servicing guidelines, except where the failure to so act would not materially and adversely affect the rights of the Trust, the Noteholders or any Enhancement Provider.

     The Servicer covenants that it may only change the terms relating to the Accounts if, in the Servicer's reasonable judgment, (i) no Early Amortization Event or Investment Event will occur for any Series of Notes (including the Series 2000-1 Notes) as a result of the change, (ii) the change is made applicable to the comparable segment of the portfolio of dealer wholesale financing revolving line of credit accounts with similar characteristics owned or serviced by the Servicer and not only to the Accounts, and (iii) in the case of a reduction in the rate of any finance charges, the Servicer does not expect any such reduction to result in the weighted average of the reference rates applicable to such finance charges for any Collection Period being less than the weighted average for all Series of the interest rates and Servicing Fee Rates payable on such Series.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records for each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing reasonable assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trust and the Indenture Trustee pursuant to the Trust Sale and Servicing Agreement and Indenture, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Noteholders and on behalf of the Trust and the Indenture Trustee.

Servicer Covenants

     In the Trust Sale and Servicing Agreement the Servicer covenants that:

          (1) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders or Enhancement Providers of any outstanding Series;

          (2) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority;

          (3) it will do nothing to impair the rights of the Noteholders or Enhancement Providers in the Receivables or the Account;

          (4) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its customary practices for servicing dealer wholesale financing revolving line of credit loans; and

          (5) it will not sell, pledge, assign or transfer to any person or grant, create, incur, assume or suffer to exist any lien on any Receivable sold or assigned to the Trust other than as contemplated by the Related Documents.

     Under the terms of the Trust Sale and Servicing Agreement, if the Transferor or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Owner Trustee may agree to) and has a materially adverse effect on the value of any Receivable, the Servicer will purchase such Receivable or all Receivables in such Account, as applicable.
Such purchase will be made on the Determination Date following the expiration of the 30-day cure period and the Servicer will be obligated to deposit into the Collection Account in immediately available funds an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the Noteholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Payment Date on or before the Trust Termination Date equal to the sum of the Monthly Servicing Fees.

     The Monthly Servicing Fee with respect to a Series of Notes (including the Series 2000-1 Notes) for any Payment Date will generally equal one-twelfth of the product of:

          (1) "Servicing Fee Rate" set forth in such Series Supplement, which in the case of Series 2000-1, shall be 1.0% per annum;

          (2) the Pool Balance as of the last day of the preceding Collection Period; and

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

          (3) the Series Allocation Percentage for such Series for the immediately preceding Collection Period.

     The Monthly Servicing Fee with respect to any Series shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Trust Sale and Servicing Agreement. The share of the Monthly Servicing Fee allocable to the Noteholders of a Series (for each Series, the "Noteholder Monthly Servicing Fee") shall equal one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount for such Series (as defined in the related Series Supplement) for such Series as of the last day of the Collection Period preceding such Payment Date. The remainder of the Monthly Servicing Fee shall be paid by the Certificateholders and, in no event, shall the Trust or the Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders.

     The Servicer will pay from its servicing compensation specified expenses incurred in connection with servicing the Accounts and the Receivables including payment of fees and disbursements of the Indenture Trustee, the Owner Trustee, attorneys and independent accountants and all other fees and expenses which are not expressly stated in the Trust Sale and Servicing Agreement to be payable by the Trust, the Certificateholders, the Noteholders or the Enhancement Providers other than federal, state and local income and franchise taxes, if any, of the Trust or the Noteholders.

Certain Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Trust Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law and there is no reasonable action that the Servicer could take to make the performance of its duties under the Trust Sale and Servicing Fee permissible under applicable law. The Servicer may also resign if each Rating Agency shall have stated in writing that such resignation will not result in the reduction or withdrawal of the rating of all Notes rated by such Rating Agency. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Trust Sale and Servicing Agreement. If the Indenture Trustee is unable within 120 days of such date of such determination to appoint a successor to the Servicer, the Indenture Trustee will serve as successor to the Servicer.

     Any person into which, in accordance with the Trust Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Trust Sale and Servicing Agreement.

Servicing Default

     In the event of any Servicing Default the Indenture Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Trust Sale and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Trust Sale and Servicing Agreement in the Certificateholder's Interest will not be affected by any Service Transfer. The Indenture Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Trust Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will review any bids obtained from potential servicers meeting specified eligibility requirements set forth in the Trust Sale and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee, plus specified excess amounts payable to the Transferor.

     A "Servicing Default" refers to any of the following events:

          (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit or as to any action to be taken under any Enhancement Agreement, on the date the Servicer is required to do so under the Trust Sale and Servicing Agreement, which is not cured within a five business day grace period;

          (2) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Trust Sale and Servicing Agreement which failure has a materially adverse effect on the Noteholders of any outstanding Series and which continues unremedied for a period of 30 days after the date written notice of such failure shall have been given to the Servicer by the Indenture Trustee, or the Servicer delegates its duties under the Trust Sale and Servicing Agreement, except as specifically permitted thereunder;

          (3) any representation, warranty or certification made by the Servicer in the Trust Sale and Servicing Agreement or in any certificate delivered pursuant to the Trust Sale and Servicing Agreement proves to have been incorrect when made, has a materially adverse effect on the rights of the Noteholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or

          (4) the occurrence of specified events of bankruptcy, insolvency or receivership for the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicing Default if such delay or failure could not have been prevented by the execution of reasonable diligence by the Servicer and was caused by an act of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining parts or suitable equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of governmental agency, or other similar or dissimilar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Trust Sale and Servicing Agreement, and the Servicer shall provide the Indenture Trustee, the Owner Trustee, any Enhancement Provider, the Transferor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Owner Trustee in writing of any Servicing Default.

Rights upon Servicing Default

     As long as a Servicing Default under the Trust Sale and Servicing Agreement remains unremedied, the Indenture Trustee may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement. Following receipt of a notice from the Indenture Trustee (a "Termination Notice") that the Servicer will be terminated, the Servicer will continue to perform all servicing functions under the Trust Sale and Servicing Agreement until the date specified by the Indenture Trustee or otherwise agreed to by the Indenture Trustee and the Servicer. The Indenture Trustee will, as promptly as possible after the delivery of a Termination Notice, appoint a successor Servicer (the "Successor Servicer") meeting the eligibility requirements for the Servicer set forth in the Trust Sale and Servicing Agreement (which include the consent of any Enhancement Providers). If no Successor Servicer shall have accepted appointment as Successor Servicer by the time the Servicer ceases to act as Servicer, then the Indenture Trustee automatically will be appointed as Successor Servicer. In such event, if the Indenture Trustee is legally unable to act as Successor Servicer, it may petition a court of competent jurisdiction to appoint any established institution having net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as Successor Servicer.

     If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Owner Trustee or the Certificateholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in such Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Trust Sale and Servicing Agreement.

Waiver of Past Defaults

     The holders of Notes evidencing at least a majority in principal amount of the Notes (or, if the Notes have been paid in full, by the Certificateholders whose Certificates evidence not less than a majority interest in the Trust) then outstanding, voting as a single class, may, on behalf of all such Noteholders and any Certificateholders, waive any default by the Servicer in the performance of its obligations under the Trust Sale and Servicing Agreement and the Receivables Purchase Agreement and its consequences, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Noteholders for subsequent defaults.

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

Evidence as to Compliance

     The Trust Sale and Servicing Agreement provides that a firm of independent public accountants will furnish to the Owner Trustee, Indenture Trustee, any Rating Agencies, any agent with respect to any Series of class of Notes, and any Enhancement Provider on or before April 30 of each year, beginning April 30, 2001, a statement to the effect that such firm has examined (a) the financial statements of the Servicer in accordance with specified standards and (b) certain documents and records of the Servicer relating to Servicing. The report shall include a statement that nothing caused such firm to believe that the Servicer did not comply with the Trust Sale and Servicing Agreement during the preceding twelve months ended December 31 (or in the case of the first statement, the period from the Closing Date to December 31 of such year).

     The Trust Sale and Servicing Agreement also provides for delivery to the Owner Trustee and the Indenture Trustee, any Rating Agencies, any agent with respect to any Series or class of Notes, and Enhancement Provider, on or before April 30 of each year, beginning April 30, 2001, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled in all material respects its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended December 31 (or in the case of the first such certificate, the period from the Closing Date to December 31 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer agrees to give the Indenture Trustee and the Owner Trustee notice of Servicing Defaults under the Trust Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Noteholders (including Series 2000-1 Noteholders) by request in writing addressed to the Owner Trustee.

Amendments

     The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or any Enhancement Provider:

          (1)  to cure any ambiguity,

          (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

          (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Noteholders (provided that if any such addition affects any Series or class of Noteholders differently than any other Series or class of Noteholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Series or class of Noteholders),

          (4) to add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, the Owner Trustee or the Indenture Trustee for the benefit of Noteholders, or

          (5) to add, change or eliminate any other provision of such agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders.

     Each such Agreement may also be amended by the parties thereto with either
(a) the consent of the holders of at least a majority in principal amount of the Controlling Class of each Series of Notes adversely affected in any material respect thereby or (b) confirmation from each Rating Agency rating a Series or class of Notes (including the Series 2000-1 Notes) that such amendment will not result in the reduction or withdrawal of any ratings of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of such Noteholders, except that no such amendment may:

          (1) reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Note or the amount available under any Enhancement Agreement without the consent of the holder thereof,

          (2) change the definition of or the manner of calculating the interest of any Note without the consent of the holder thereof,

          (3) adversely affect the rating of any Series or class of Notes by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes of such Series or class, or

          (4) reduce the aforesaid percentage required to consent to any such amendment without the consent of such aforesaid percentage of Noteholders.

Intercreditor Arrangements

     The agreements governing the Accounts provide for a security interest in favor of VCI in the Vehicles related to Receivables thereunder. For the Receivables to be conveyed to the Trust, VCI will represent in the Receivables Purchase Agreement that the security interest in the related Vehicles is a first priority perfected security interest. The security interest in favor of VCI in the Vehicles related to each Account the Receivables of which are transferred to the Trust will be assigned by VCI to the Transferor pursuant to the Receivables Purchase Agreement and assigned to the Trust by the Transferor pursuant to the Trust Sale and Servicing Agreement. [In its other lending activities, VCI may have made capital loans, real estate loans or other loans to Dealers that are also secured by a security interest in such Vehicles. In the Receivables Purchase Agreement, VCI agrees that any security interests in such Vehicles that it may have in respect of advances or loans to Dealers other than the related Receivables shall be junior and subordinate to the security interests therein granted in connection with the related Receivables and that it will not realize on any such collateral in a manner materially adverse to the Transferor or the Trust and the Noteholders until the Transferor and the Trust have been paid in full in respect of their interests in the Receivables related to such Vehicles.]

     [In addition, in connection with any such other loans or advances made by VCI to a Dealer, VCI may also have a security interest in property constituting Collateral Security other than Vehicles. In such cases, VCI, in its sole discretion, may realize on such other Collateral Security for its own benefit in respect of such loans or advances before the Trust or the Indenture Trustee, on behalf of any Noteholders, is permitted to realize upon such other Collateral Security and the security interests of the Trust and Indenture Trustee therein shall be junior and subordinate to the security interests of VCI granted in connection with such other loans and advances. Because of the subordinate position of the Indenture Trustee in respect of such other Collateral Security, there is no assurance that the Trust or the Indenture Trustee will realize any proceeds in respect of any such other Collateral Security.]

Administration Agreement

     [VCI], in its capacity as administrator (the "Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $[1,500], which fee will be paid by the Servicer.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

     On the closing date and each day thereafter, VCI will sell the Receivables to the Transferor, and the Transferor will immediately transfer the Receivables to the Trust, which the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders. The Transferor represents that:

     . The sale or transfer to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables;

     . under applicable Michigan law, there exists a valid, ownership interest in the Receivables; and

     . in the event the sale by the Transferor to the Trust is recharacterized as a grant of a security interest instead of a true sale, the Trust will have an enforceable first priority perfected security interest in the Receivables following their transfer to the Trust.

For a discussion of the Trust's rights arising from a breach of these representations, see "THE TRANSFER AND SERVICING Agreements--Representations and Warranties by the Transferor".

     Each of VCI and the Transferor has represented that the Receivables are "instruments", "accounts", "chattel paper" or "general intangibles" for purposes of Michigan's Uniform Commercial Code. [Any dealer promissory notes evidencing the Receivables which constitute "instruments" under the Uniform Commercial Code have been and will continue to be transferred by the Transferor, to the Trust and to the Indenture Trustee's office located in [__________________________]. However, if the Receivables are deemed to be accounts, chattel paper or general intangibles and the transfer of the Receivables by VCI to the Transferor, by the Transferor to the Trust or by the Trust to the Indenture Trustee is deemed either to be a sale or to create a security interest, the Uniform Commercial Code or other applicable law applies. In the case of chattel paper, the Indenture Trustee, as transferee, would then have to take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interests in the Receivables. As a precautionary measure, financing statements covering the Receivables have been filed under the Michigan Uniform Commercial Code by the Transferor, the Trust and the Indenture Trustee to perfect their respective interests in the Receivables and continuation statements will be filed, as required, to continue the perfection of their interests in the Receivables.]

     There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in the Receivables with priority over the Trust's and the Indenture Trustee's interest. A purchaser of the Receivables who gives new value and takes possession of the documents which evidence the Receivables in the ordinary course of the purchaser's business may have priority over the Trust's and the Indenture Trustee's interest in the Receivables. A tax or other government lien on property of VCI or the Transferor arising before a Receivable is conveyed to the Trust or to the Indenture Trustee may also have priority over the Trust's and the Indenture Trustee's interest in the transferred Receivable. Under the Receivables Purchase Agreement, VCI represents to the Transferor, under the Trust Sale and Servicing Agreement the Transferor represents to the Trust, and under the Indenture the Trust represents to the Indenture Trustee that the Receivables have been transferred free and clear of any third party lien. [In addition, the Transferor agrees under the Trust Sale and Servicing Agreement to deliver to the Trust, and the Trust agrees under the Indenture to deliver to the Indenture Trustee any necessary instruments, such as any promissory notes received from Dealers, which evidence the Receivables.] Each of VCI, the Transferor and the Trust also covenants that it will not transfer or grant any lien on any Receivable or, except as described under "THE TRANSFER AND SERVICING Agreements--The Certificates", the Certificates, or any interest in the Certificateholder's Interest, other than to the Trust or the Indenture Trustee. [In addition, while VCI is the Servicer, cash collections on the Receivables may, under specified circumstances, be commingled with the funds of VCI prior to each Payment Date and, in the event of a VCI bankruptcy, the Trust and the Indenture Trustee may not have a perfected interest in the commingled collections.]

                     CERTAIN MATTERS RELATING TO BANKRUPTCY

     If VCI were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of VCI or VCI may attempt to characterize the transfer of the Receivables from VCI to the Transferor as a pledge of the Receivables to secure a borrowing by VCI rather than a true sale of the Receivables. VCI represents to the Transferor in the Receivables Purchase Agreement that the sales of the Receivables by VCI to the Transferor are valid sales of the Receivables to the Transferor. In addition, VCI and the Transferor agree to treat these transfers as sales of the Receivables to the Transferor, and VCI will take all actions that are required under Michigan law to perfect the Transferor's ownership interest in the Receivables. If these transfers are treated as sales, the Receivables would not be part of VCI's bankruptcy estate and would not be available to VCI's creditors.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a true sale, the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. The Transferor has been advised by counsel that the reasoning of the Octagon court appears to be inconsistent with established precedent and the Uniform Commercial Code. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (P&B Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code to be erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

     In addition, if VCI were to become a debtor in a bankruptcy case, a creditor or the bankruptcy trustee or VCI itself might request that VCI be substantively consolidated with the Transferor. Delays or reductions in payments on the Series 2000-1 Notes could occur while the court decides these issues. In addition, should a court rule that the Receivables are part of VCI's bankruptcy estate, or that VCI should be substantively consolidated with the Transferor, additional reductions or delays in payments on the Series 2000-1 Notes could result. See "RISK FACTORS--A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Series 2000-1 Notes".

     If the Transferor were to become a bankrupt debtor, an Early Amortization Event would occur which may result in a lack of funds available to make full and timely payment on the Series 2000-1 Notes. The Transferor has attempted to reduce the likelihood that it will file for bankruptcy. The Transferor's certificate of incorporation provides that, under specified circumstances, the Transferor is required to have at least one independent director, as such term is defined in its certificate of incorporation. The Transferor's certificate of incorporation also provided that the Transferor will not file a voluntary application for relief under the U.S. Bankruptcy Code without the affirmative vote of its independent director. Under the Trust Sale and Servicing Agreement, the Indenture Trustee, the Trust, the Owner Trustee, all the Noteholders and any Enhancement Provider agree that they will not until one year and one day after termination of the Indenture institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. The Transferor does not intend to file a voluntary application for relief under the Bankruptcy Code or any similar applicable state law regarding the Transferor so long as the Transferor is solvent, and the Transferor does not foresee it becoming insolvent.

     If VCI or the Transferor filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, then VCI or the Transferor may be able to recover payments they made to the Trust to repurchase Receivables. In general, VCI or the Transferor might recover any payments made by them to the Trust during the one-year period before the date VCI or the Transferor filed for bankruptcy. The one-year period may be extended by the court if it determines that the bankrupt entity was insolvent more than one year prior to filing its bankruptcy petition.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following summary describes generally the material United States federal income tax consequences of an investment in the Series 2000-1 Notes.
The following summary has been prepared and reviewed by Mayer, Brown & Platt as special tax counsel to the Transferor and the Trust ("Special Tax Counsel").
The summary is based on the Internal Revenue Code of 1986, as amended (the "U.S. Internal Revenue Code") as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the Series 2000-1 Notes, deals only with Series 2000-1 Notes held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding Series 2000-1 Notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the Series 2000-1 Notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a holder of the Series 2000-1 Notes. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the Series 2000-1 Notes described in this prospectus. Accordingly, if you are considering the purchase of Series 2000-1 Notes you should consult your own tax advisors with regard to the United States federal income tax consequences of an investment in the Series 2000-1 Notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to your particular situations.

Tax Characterization of the Trust and the Series 2000-1 Notes

     Treatment of the Trust as an Entity Not Subject to Tax. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the Trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the Trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the Transferor as collateral for notes issued by the Transferor. On the other hand, the Trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on holders of the Series 2000-1 Notes except as stated below under "- -Possible Alternative Characterizations".

     Treatment of the Series 2000-1 Notes as Debt. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Series 2000-1 Notes will be characterized as debt for United States federal income tax purposes. Additionally, the Trust will agree by entering into the Indenture, and the Series 2000-1 Noteholders agree by their purchase and holding of Series 2000-1 Notes, to treat the Series 2000-1 Notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a class of Series 2000-1 Notes did not represent debt for United States federal income tax purposes, those Series 2000-1 Notes might be treated as equity interests in the Trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a Series 2000-1 Noteholder as a partner could have adverse tax consequences to certain Series 2000-1 Noteholders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual Series 2000-1 Noteholders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If Series 2000-1 Notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Series 2000-1 Notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the Series 2000-1 Notes; further, Series 2000-1 Noteholders might not be entitled to any dividends received deduction in respect of payments of interest on Series 2000-1 Notes treated as dividends. In addition, even if the Series 2000-1 Notes are treated as debt, the Trust is also able to issue other securities which may be treated as debt or as equity interests in the Trust. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the Trust to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the Trust could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the Series 2000-1 Notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the Series 2000-1 Notes as debt is correct.

Consequences to Holders of the Series 2000-1 Notes

     Interest and Original Issue Discount. In general, stated interest on a Series 2000-1 Note will be includible in gross income as it accrues or is received in accordance with a Series 2000-1 Noteholder's usual method of tax accounting; provided that such stated interest is "qualified stated interest." "Qualified stated interest" ("QSI") generally is interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of its instrument at specified rates. If a class of Series 2000-1 Notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the U.S. Internal Revenue Code will apply to those Series 2000-1 Notes. Under those provisions, a holder of such a Series 2000-1 Note (including a cash basis holder) generally would be required to include the OID on a Series 2000-1 Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a Series 2000-1 Note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price", if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the Series 2000-1 Note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). A Note's "stated redemption price" at maturity is the total of all payments required to be made on a Note through maturity except QSI. Under Section 1272(a)(6) of the U.S. Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Series 2000-1 Notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the Series 2000-1 Notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Series 2000-1 Note is "unconditionally payable" because the interest rate on the Notes is capped at the Assets Receivables Rate, such that if the interest rate on the Notes rose above its relevant Assets Receivables Rate, payment of such excess interest could be deferred. Hence the IRS could take the position that none of such interest is QSI and therefore should be included in the Series 2000-1 Note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the Series 2000-1 Notes, but prospective Series 2000-1 Noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The Trust believes that the likelihood that the interest rate on the Notes will be above the relevant Assets Receivables Rate is remote, and therefore, intends to take the position that interest on the Series 2000-1 Notes constitutes QSI and that the above consequences do not apply.

     Market Discount. A holder of a Series 2000-1 Note who purchases an interest in a Series 2000-1 Note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the U.S. Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a Series 2000-1 Note who purchases an interest in a Series 2000-1 Note at a premium may elect to amortize the premium against interest income over the remaining term of the Series 2000-1 Note in accordance with the provisions of Section 171 of the U.S. Internal Revenue Code.

     Disposition of the Series 2000-1 Notes; Defeasance. Upon the sale, exchange or retirement of a Series 2000-1 Note, the holder of the Series 2000-1 Note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the Series 2000-1 Note. A taxable exchange of a Series 2000-1 Note could also occur as a result of the transferor's substitution of money or investments for the Receivables in the trust portfolio. The holder's adjusted tax basis in the Series 2000-1 Note generally will equal the cost of the Series 2000-1 Note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the Series 2000-1 Note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such Series 2000-1 Note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the Series 2000-1 Note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the Trust to a holder of a Series 2000-1 Note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes
(a) actually or constructively a "10 percent shareholder" of the Transferor or the Trust, (b) a "controlled foreign corporation" with respect to which the Transferor or the Trust is a "related person" within the meaning of the U.S. Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the Series 2000-1 Notes with an appropriate statement (on IRS Form W-8 or a successor or substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Series 2000-1 Note is a foreign person and providing the foreign person's name and address. If a Series 2000-1
Note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or successor or substitute form provided by the foreign person that owns the Series 2000-1 Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or because such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Series 2000-1 Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Series 2000-1 Note, may be subject to "backup withholding" tax under Section 3406 of the U.S. Internal Revenue Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the Series 2000-1 Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A SERIES 2000-1 NOTEHOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES 2000-1 NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the Series 2000-1 Notes or the holders of the Series 2000-1 Notes under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes could apply to this transaction. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences to investors by purchasing, holding and disposing of the Series 2000-1 Notes.


                              ERISA CONSIDERATIONS

     Subject to the following discussion the Series 2000-1 Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the U.S. Internal Revenue Code (each a "Benefit Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the U.S. Internal Revenue Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the U.S. Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the U.S. Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the U.S. Internal Revenue Code with respect to a Benefit Plan that purchased Series 2000-1 Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the U.S. Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Series 2000-1 Notes constitute debt for local law purposes, the Transferor believes that, at the time of their issuance, the Series 2000-1 Notes should not be treated an equity interest in the Trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Series 2000-1 Notes, including the reasonable expectation of purchasers of Series 2000-1 Notes that the Series 2000-1 Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Series 2000-1 Notes for ERISA purposes could change if the Trust incurred losses. This risk of recharacterization is enhanced for Series 2000-1 Notes that are subordinated to other classes of securities.

     However, without regard to whether the Series 2000-1 Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Series 2000-1 Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Transferor, the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Series 2000-1 Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Series 2000-1 Notes. Included among these exemptions are:

     . Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers";

     .  PTCE 95-60, regarding investments by insurance company general accounts;

     .  PTCE 91-38, regarding investments by bank collective investment funds;

     . PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

     . PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

By acquiring a Series 2000-1 Note, you will be deemed to represent that either
(i) you are not acquiring the Series 2000-1 Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Series 2000-1 Notes by you will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the U.S. Internal Revenue Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary and are considering the purchase of Series 2000-1 Notes, you should consult your legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among the Transferor, the Trust and Morgan Stanley Dean Witter (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters (the "Underwriters"), for whom Morgan Stanley Dean Witter is acting as representative, the following respective principal amounts of the Series 2000-1
Notes:

                                       Principal        Principal
                                       Balance of       Balance of
                                      Class A Notes    Class B Notes
               Underwriter                 ($)              ($)
     ------------------------------  ---------------  ---------------

                                   [INSERT]

     [The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the Series 2000-1 Notes if any are purchased.]

     The Underwriters propose to offer the Series 2000-1 Notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative principal balance. The Underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the Underwriters.

                                                  Selling      Reallowance
Class                                           Concessions      Discount
-----                                          -------------  -------------
A............................................      [___%]         [___%]
B............................................      [___%]         [___%]

     The Transferor estimates that the out-of-pocket expenses for this offering will be approximately $[__________].

     Morgan Stanley Dean Witter has informed the Transferor and the manager that the Underwriters do not expect discretionary sales by them to exceed [5%] of the principal balance of the Series 2000-1 Notes.

     The Transferor and the Trust have agreed to indemnify the Underwriters against civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

     The representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     . Syndicate covering transactions involve purchases of the Series 2000-1 Notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     . Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 2000-1 Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 2000-1 Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of its business, some of the Underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the Transferor and its affiliates.


                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes will be passed upon for the Trust, the Transferor and VCI by Mayer, Brown & Platt, special counsel to the Trust, the Transferor and VCI. Certain federal income tax matters will be passed upon for the Trust, the Transferor and the Servicer by Mayer, Brown & Platt.


                        LISTING AND GENERAL INFORMATION

Authorization

     The issue of the Series 2000-1 Notes will be duly authorized by an order from the beneficiary of the Trust dated on the Closing Date.

Luxembourg Listing

     The Trust has applied to list the Series 2000-1 Notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.
In connection with the Luxembourg listing application, the constitutional documents of the Trust and a legal notice relating to the issuance of the Series 2000-1 Notes are being deposited with the Register of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondisement de et a Luxembourg), where such documents may be examined and copies obtained.

Clearing Systems

     The Series 2000-1 Notes offered and sold outside the United States have been accepted for clearance through Euroclear and Clearstream Luxembourg with a Common Code of [__________] and an International Securities Identification Number of [__________________].

No Litigation

     The Trust is not and has not been involved in, and does not have knowledge of a threat of, any litigation, administrative proceedings or arbitration which is or may be material to the issuance of the Series 2000-1 Notes.

No Significant or Material Change

     There has been no significant change in the financial position of the Trust and no material adverse change in the financial position or prospects of the Trust since [__] [__________] 2000, the Trust's formation date.

Documents Available

     So long as the Series 2000-1 Notes are outstanding, copies of the following documents will, when published, be available from the registered office of the Trust and from the specified offices of the Luxembourg Paying Agent:

     (1) the Certificate of Formation and the Trust Agreement and Administration Agreement of the Trust;

     (2) the Indenture, the Series 2000-1 Supplement, the Receivables Purchase Agreement and the Trust Sale and Servicing Agreement;

     (3) the Underwriting Agreement, the Luxembourg Paying Agent Agreement and the forms of the Series 2000-1 Notes;

     (4)  a copy of this Prospectus; and

     (5) any future prospectuses, information memoranda, supplements to prospectuses and any other documents incorporated therein be reference.

Governing Law

     The Indenture, the Series 2000-1 Supplement, the Administration Agreement, Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Underwriting Agreement, the Series 2000-1 Notes and the Luxembourg Paying Agent Agreement are (or, if not yet executed, will be) governed by the laws of the State of New York, U.S.A. The Trust Agreement is (or, if not yet executed, will be) governed by the laws of the State of Delaware, U.S.A.

Notices

     All notices to the holders of the Series 2000-1 Notes will be published in a daily newspaper of wide circulation published in Luxembourg (which is expected to be the Luxembourg Wort). Such notices will be deemed to be given on the date of publication or, if published more than once, on the date of first publication. If publication as provided above is not practicable, notice will be given in such other manner and will be deemed to have been given on such date, as the Indenture Trustee may approve.

Publication of Interest Rates for the Class A Note Rates and the Class B Note Rates

     The Indenture Trustee will cause the Class A Note Rate and the Class B Note Rate for the Series 2000-1 Notes to be published in accordance with "--Notices" above and to be notified to the Luxembourg Paying Agent and to the holders of the Series 2000-1 Notes as soon as possible after the determination of such Class A Note Rate and Class B Note Rate but in any event no later than five Business Days thereafter (and, for as so long as the Series 2000-1 Notes are listed on the Luxembourg Stock Exchange, the interest rates for the Series 2000-1 Notes will be notified to the Luxembourg Stock Exchange on the relevant LIBOR Determination Date). The Class A Note Rate and the Class B Note Rate so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Indenture Trustee by way of adjustment) without notice in the event of an extension or shortening of the interest accrual period to which the Class A Note Rate or Class B Note Rate, as applicable, applies. If the Class A Notes or the Class B Notes become due and payable on a date other than a Payment Date, the accrued interest and the Class A Note Rate or Class B Note Rate, as applicable, payable in respect of the Class A Notes or Class B Notes, as applicable, will continue to be calculated as previously by the Indenture Trustee, but publication of the Class A Note Rate or Class B Note Rate, as applicable, will not be required.


                      WHERE YOU CAN FIND MORE INFORMATION

     The Transferor, as originator of the Trust, filed a registration statement relating to the Series 2000-1 Notes with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The Transferor will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


                           INCORPORATION BY REFERENCE

     The SEC allows information filed with it to be "incorporate by reference" into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Transferor files with the SEC after the date of this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

     The Transferor incorporates by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the Trust with the SEC until the offering of the Series 2000-1 Notes is terminated.

     As a recipient of this prospectus, you may request a copy of any document incorporated by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: VW Credit, Inc., 3800 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary, telephone: (248) 340-4581.

                         PRINCIPAL OFFICE OF THE TRUST




     Owner Trustee                                         Indenture Trustee





                                LEGAL ADVISORS


          To the Underwriters            To the Trust as to United States Law






                                    AGENTS


 Luxembourg Paying Agent and     Principal Paying Agent        Listing Agent
       Transfer Agent





                                  ACCOUNTANTS


                       Independent Accounts to the Trust

                                 INDEX OF TERMS

     The following is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found in this prospectus.

Accounts..................................................................19,106
Accumulation Period Commencement Date.........................................46
Accumulation Period Length....................................................35
Accumulation Period...........................................................46
Addition Date.................................................................84
Additional Accounts...........................................................88
Additional Noteholder Collections.............................................74
Additional Noteholder Non-Principal Collections...............................74
Additional Noteholder Principal Collections...................................74
Adjustment Payment............................................................95
Administrative Agreement......................................................80
Administrator................................................................105
Amortization Period...........................................................46
Assets Receivables Rate....................................................9, 74
Auction Vehicles..............................................................23
Automatic Additional Accounts.................................................89
Automatic Removal Date........................................................93
Automatic Removed Accounts....................................................93
automatic stay................................................................12
Available Noteholder Principal Collections....................................75
Available Subordinated Amount.................................................51
backup withholding...........................................................112
Benefit Plan.................................................................113
Carry-over Amount.............................................................34
Cede..........................................................................69
Certain Federal Income Tax Consequences....................................7, 61
Certificateholder Percentage..................................................75
Certificates..................................................................21
chattel paper........................................................11, 88, 106
Class A Carry-over Amount.....................................................34
Class A Controlled Accumulation Amount........................................75
Class A Controlled Deposit Amount.............................................75
Class A Initial Invested Amount...............................................75
Class A Invested Amount.......................................................75
Class A Monthly Interest......................................................75
Class A Monthly Principal.....................................................75
Class A Note Rate.............................................................33
Class A Noteholder Charge-Off.................................................55
Class A Noteholders...........................................................33
Class A Notes.................................................................21
Class A Stated Maturity Date..................................................58

Class B Controlled Accumulation Amount........................................76
Class B Controlled Deposit Amount.............................................76
Class B Initial Invested Amount...............................................76
Class B Invested Amount.......................................................76
Class B Monthly Interest......................................................76
Class B Monthly Principal.....................................................76
Class B Note Rate.............................................................33
Class B Noteholder Charge-Off.................................................55
Class B Noteholders...........................................................33
Class B Notes.................................................................21
Class B Stated Maturity Date..................................................58
Clearstream Luxembourg........................................................71
Clearstream Participants......................................................70
Closing Date..................................................................19
Collateral Security...........................................................20
Collection Account............................................................37
Collection Period.............................................................41
Collections...................................................................20
Controlled Amortization Amount................................................46
Controlled Deposit Amount.....................................................46
Controlling Class.............................................................65
Cooperative...................................................................71
Dealer Default................................................................27
Dealers.......................................................................19
Defaulted Amount..............................................................95
Defaulted Receivables.........................................................94
Deficiency Amount.............................................................49
Definitive Notes..............................................................72
Depository....................................................................33
Designated Accounts...........................................................90
Designated Balance............................................................90
Designated Receivables........................................................92
Determination Date............................................................60
Disqualified Receivables......................................................85
DTC...........................................................................69
Early Amortization Events.....................................................57
Early Amortization Period.....................................................47
Eligible Account..............................................................86
Eligible Deposit Account......................................................37
Eligible Institution..........................................................37
Eligible Investments..........................................................38
Eligible Portfolio............................................................28
Eligible Receivable...........................................................87
Enhancement Provider..........................................................86
Enhancement...................................................................20
equity interest..............................................................113

ERISA........................................................................113
Euroclear Operator............................................................71
Euroclear Participants........................................................70
Events of Default.............................................................63
Excess Certificateholder Percentage...........................................76
Excess Funding Account........................................................42
Excess Principal Collections..................................................44
Expected Principal Payment Date...........................................31, 46
Floating Allocation Percentage................................................77
floorplan.....................................................................22
foreign person...............................................................111
Fully Funded Date.............................................................47
incorporate by reference.....................................................119
Incremental Subordinated Amount...............................................77
Indenture Trustee.............................................................68
Indenture.................................................................21, 32
Indirect Participants.........................................................69
Ineligible Account............................................................91
Ineligible Receivables........................................................88
Initial Cut-off Date..........................................................19
Initial Invested Amount.......................................................43
Insolvency Laws...............................................................19
Interest Period...............................................................33
Investment Event..............................................................47
Investment Period Commencement Date...........................................47
Investment Period.............................................................47
Investment Proceeds...........................................................77
Investor Charge-Offs..........................................................44
in-house asset managers......................................................114
issue price..................................................................110
LIBOR Business Day............................................................77
LIBOR Determination Date......................................................77
LIBOR.........................................................................77
market discount..............................................................111
Miscellaneous Payments........................................................43
Monthly Dilution Amount.......................................................78
Monthly Interest..............................................................78
Moody's.......................................................................37
New Vehicles..................................................................23
Non-Vehicle Collateral Security...............................................22
Note Owners...................................................................69
Note Rate.....................................................................33
Noteholder Charge-off Reversal Amount.........................................48
Noteholder Default Amount.....................................................78
Noteholder Monthly Servicing Fee.........................................78, 100
Noteholder Non-Principal Collections..........................................78

Noteholder Principal Collections..............................................78
Notes.........................................................................21
OID..........................................................................110
Owner Trustee.................................................................19
Participants..................................................................69
Pool Balance..................................................................79
portfolio interest...........................................................111
Prime Rate....................................................................25
Principal Allocation Percentage...............................................79
Principal Collections.........................................................20
Principal Commencement Date...................................................46
Principal Funding Account Balance.............................................53
Principal Funding Account.....................................................46
Principal Receivables.........................................................79
Principal Shortfalls......................................................44, 53
prior approval............................................................23, 26
PTCE.........................................................................114
qualified professional asset managers........................................114 qualified stated interest....................................................110
Rated Securities..............................................................79
Rating Agencies...............................................................67
Rating Agency.................................................................67
Rebate Payment................................................................95
Receivables Purchase Agreement................................................20
Receivables...................................................................19
Record Date...................................................................55
Related Documents.............................................................67
related person...............................................................111
Removal and Repurchase Date...................................................92
Removal Commencement Date.....................................................90
Removal Date..................................................................91
Removal Notice................................................................90
Removed Accounts..............................................................29
Removed Account...............................................................91
Representation Date...........................................................84
Repurchased Receivables Purchase Price........................................92
Repurchased Receivables.......................................................93
Required Draw Amount..........................................................49
Required Participation Percentage.............................................79
Required Pool Balance.........................................................79
Required Rating...............................................................79
Required Subordinated Amount..................................................79
Reset Date....................................................................43
Revolving Period..............................................................46
SEC..........................................................................118
Series 2000-1 Noteholders.....................................................33

Series 2000-1 Supplement......................................................32
Series 2000-1 Accumulation Period Commencement Date...........................35
Series 2000-1 Accumulation Period.............................................35
Series 2000-1 Available Subordinated Amount...................................51
Series 2000-1 Initial Invested Amount.........................................80
Series 2000-1 Invested Amount.................................................80
Series 2000-1 Revolving Period................................................35
Series Adjusted Invested Amount...............................................43
Series Allocable Defaulted Amount.............................................43
Series Allocable Miscellaneous Payments.......................................43
Series Allocable Non-Principal Collections....................................43
Series Allocable Principal Collections........................................43
Series Allocation Percentage..................................................44
Series Supplement.............................................................21
Series Termination Date.......................................................96
Service Transfer.............................................................101
Servicing Default............................................................101
Servicing Fee Rate...........................................................100
Servicing Fee.................................................................99
Special Tax Counsel..........................................................108
Standard & Poor's.............................................................37
stated redemption price......................................................110
Subordinated Percentage.......................................................80
Subordination Factor..........................................................80
Successor Servicer...........................................................102
Supplemental Certificate......................................................94
sweep accounts................................................................39
Target Available Subordinated Amount..........................................44
Telerate Page 3750............................................................77
Termination Notice...........................................................102
Transfer and Servicing Agreements.............................................80
Transfer Date.................................................................84
Transfer Deposit Amount.......................................................85
Transferor Certificate........................................................94
Transferor....................................................................19
Trust Adjusted Invested Amount................................................44
Trust Agreement...............................................................19
Trust Sale and Servicing Agreement............................................20
Trust.........................................................................19
U.S. Internal Revenue Code...................................................108
U.S. Wholesale Portfolio......................................................22
unconditionally payable......................................................110
underwriters.................................................................114
Underwriting Agreement.......................................................114
Used Vehicles.................................................................23
Vehicles......................................................................20

Weighted Average Floating Allocation Percentage...............................80
wholesale.....................................................................22

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.


     Securities and Exchange Commission registration fee..... $264
     Accounting fees and expenses............................    *
     Legal fees and expenses.................................    *
     Trustee's fees and expenses.............................    *
     Printing and engraving..................................    *
     Blue sky fees and expenses (including counsel)..........    *
     Rating Agency Fees......................................    *
     Miscellaneous........................................... $  *
                                                              ----

     Total................................................... $  *
                                                              ----

_____________________
*    To be filed by amendment.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     VWOA is incorporated under New Jersey law. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a New Jersey corporation may indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of a corporation, if such a corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. A New Jersey corporation may indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation under the same conditions except that no indemnification shall be provided without judicial approval if the corporate agent shall have been adjudged to be liable to the corporation.

     Article V, Section 6 of the Certificate of Incorporation of VWOA provides that VWOA shall indemnify any officer or director of VWOA, or any other officer or director of another corporation in which VWOA owns shares of capital stock or of which VWOA is a creditor ("Other Director"), when such Other Director may have served at VWOA's request; provided that the officer or director has not been adjudged, either by a final determination on the merits in an action, suit or proceeding or by a majority of a committee composed of directors not involved in the matter, to have been derelict in the performance of his duties as officer or director as charged in the action, suit or proceeding. Article IX, Section 1 of the By-Laws of VWOA provides that VWOA shall indemnify any officer or director of VWOA, or any Other Director, when such Other Director may have served at VWOA's request, whose actions were taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such officer or director shall have had no reasonable cause to believe his conduct was unlawful.

     VCI is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was servicing at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
Section 20(a) of the Limited Liability Company Agreement of VDF provides that, subject to certain exceptions, a director shall not be personally liable to the company or any other person who has an interest in or claim against the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such director in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such director by the Limited Liability Company Agreement. Section 20(b) of the Limited Liability Company Agreement of VDF provides that VDF shall indemnify any officer or director to the fullest extent permitted by applicable law.

     In addition to the foregoing, VCI has entered into an agreement with each officer and director of VDF providing that VCI will indemnify such officer or director to the fullest extent permitted by applicable law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any action, suit or proceeding to which such person becomes or is threatened to become a party by reason of serving as such an officer or director.

ITEM 16. EXHIBITS.

     (a)  Exhibits:

     The exhibits to this Registration Statement are listed in the Exhibit Index below.

     (b) Financial Statements Schedules: Not applicable with respect to the Registrant.


ITEM 17. UNDERTAKINGS.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time that it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and reasonably believes that by the time of sale of the securities registered hereunder, said securities will be rated "investment grade" as required for asset-backed securities offered on Form S-3. The Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan, on April 7, 2000.

                              VOLKSWAGEN DEALER FINANCE, LLC

                              As originator of the Trust described
                              herein and registrant


                              By:  /s/ Allen Strang
                                   -----------------------------------
                                     Name: Allen Strang
                                     Title: President and Secretary


                              By:  /s/ Frank Witter
                                   -----------------------------------
                                     Name: Frank Witter
                                     Title: Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Strang, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director, manager and/or officer of VOLKSWAGEN DEALER FINANCE, LLC, to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed on April 7, 2000 by the following persons in the capacities indicated.

SIGNATURES                         CAPACITY
----------                         --------
/s/ Allen Strang                   President and Secretary and Director
-----------------------            (Principal Executive Officer)
Allen Strang

/s/ Wolfgang Rasper                Vice President and Director
-----------------------
Wolfgang Rasper

/s/ Frank Witter                   Treasurer and Director
-----------------------            (Principal Financial Officer)
Frank Witter

/s/ Thomas A. Smith                Assistant Treasurer
-----------------------
Thomas A. Smith

/s/ Timothy Flaherty               Assistant Treasurer
-----------------------
Timothy Flaherty

/s/ Dennis Tack                    Assistant Treasurer
-----------------------            (Principal Accounting Officer)
Dennis Tack

                                 EXHIBIT INDEX



     EXHIBIT NO.         DESCRIPTION
     ----------          -----------


        *1.1        Form of Underwriting Agreement for Series 2000-1 notes.
        *3.1        Certificate of Formation and Limited Liability Company
                    Agreement of Volkswagen Dealer Finance, LLC.
        *4.1        Form of Indenture between the Trust and the Indenture
                    Trustee.
        *4.2        Form of Series Supplement (included in Exhibit 4.1 hereto).
        *5.1        Opinion of Mayer, Brown & Platt with respect to legality.
        *8.1        Opinion of Mayer, Brown & Platt with respect to tax matters.
        24.1        Power of Attorney (included on page II-4).
      **25.1        Form T-1 Statement of Eligibility under the Trust
                    Indenture Act of 1939 of the Indenture Trustee.
       *99.1        Form of Trust Sale and Servicing Agreement among VW Credit,
                    Inc., Volkswagen Dealer Finance, LLC and Volkswagen Credit
                    Auto Master Owner Trust.
       *99.2        Form of Receivables Purchase Agreement between VW Credit,
                    Inc. and Volkswagen Dealer Finance, LLC.
       *99.3        Form of Administration Agreement among Volkswagen Credit
                    Auto Master Owner Trust, VW Credit, Inc. and the Indenture
                    Trustee.
       *99.4        Form of Trust Agreement between Volkswagen Dealer Finance,
                    LLC and the Owner Trustee.



*    To be filed by amendment.

**   To be filed in accordance with Section 305 of the Trust Indenture Act.